EXECUTION VERSION FIRST AMENDMENT TO CREDIT AGREEMENT This First Amendment to Credit Agreement (this “First Amendment”) is entered into as of June 30, 2016, and effective in accordance with Section 2 below, by and among COBANK, ACB (“CoBank”) for its own benefit as a Syndication Party, and as the Administrative Agent for the benefit of the present and future Syndication Parties (in that capacity, “Administrative Agent”), the Syndication Parties party hereto, and CHS INC., a cooperative corporation formed under the laws of the State of Minnesota, whose address is 5500 Cenex Drive, Inver Grove Heights, Minnesota 55077 (“Borrower”). Recitals: A. CoBank, in its capacity as Administrative Agent (“Administrative Agent”) and as a Syndication Party, the Syndication Parties signatory thereto (collectively with any Persons who have become or who become Syndication Parties, “Syndication Parties”), and Borrower have entered into that certain 2015 Credit Agreement (10-Year Term Loan) dated as of September 4, 2015 (as amended, modified, or supplemented from time to time, the “Credit Agreement”), pursuant to which the Syndication Parties have extended certain credit facilities to Borrower under the terms and conditions set forth in the Credit Agreement. B. Borrower has requested that the Administrative Agent and the Syndication Parties amend certain terms of the Credit Agreement, which the Administrative Agent and the Syndication Parties are willing to do under the terms and conditions as set forth in this First Amendment. Agreement: Now, therefore, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows: 1. Amendment to Credit Agreement. Subject to the terms and conditions set forth herein and the effectiveness of this First Amendment in accordance with its terms, the parties hereto agree that the Credit Agreement (including certain exhibits and schedules attached thereto) is amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Credit Agreement attached as Exhibit A. For the avoidance of doubt, exhibits and schedules to the Credit Agreement not included in Exhibit A shall not be modified and remain in full force and effect. 2. Condition to Effectiveness of this First Amendment. The effectiveness of this First Amendment is subject to satisfaction, in the Administrative Agent’s sole discretion, of each of the following conditions precedent (the date on which all such conditions precedent are so satisfied (except those that may be satisfied at a later date) shall be the “Effective Date”): 2.1 Delivery of Executed Loan Documents. (a) Borrower and Syndication Parties (including any Replacement Lender) shall have delivered to the Administrative Agent this First Amendment (or their approval thereof, in the case of Voting Participants), duly executed; and (b) 56595209v6

2 if applicable, Borrower shall have delivered to the Administrative Agent duly executed replacement copies of the Notes. 2.2 Representations and Warranties. The representations and warranties of Borrower in the Credit Agreement shall be true and correct in all material respects on and as of the Effective Date as though made on and as of such date. 2.3 No Potential Default or Event of Default. No Potential Default or Event of Default shall have occurred and be continuing under the Credit Agreement as of the Effective Date of this Fifth Amendment. 2.4 Payment of Fees and Expenses. Borrower shall have paid the Administrative Agent, by wire transfer of immediately available funds (a) an amendment fee in an aggregate amount equal to the sum of the product of (i) each Syndication Party’s Revolving Commitment multiplied by (ii) 0.05%, for the benefit of such Syndication Party and (b) all fees and expenses presently due under the Credit Agreement (as amended by this First Amendment). 2.5 Organizational Documents. The Administrative Agent shall have received: (a) a good standing certificate, dated no more than thirty (30) days prior to the Effective Date, for Borrower for its state of incorporation; (b) a copy of the articles of incorporation of Borrower (and any amendments thereto) certified by the Secretary of State of its state of organization; and (c) a copy of the bylaws of Borrower, certified as true and complete by the Secretary or Assistant Secretary of Borrower; provided that, to the extent the documents referenced in the foregoing clauses (b) or (c) have not been amended or otherwise modified since the Closing Date, a certificate executed by the Secretary or Assistant Secretary of Borrower certifying as to that effect shall be sufficient. 2.6 Evidence of Corporate Action. The Administrative Agent shall have received in form and substance satisfactory to the Administrative Agent: (a) documents evidencing all corporate action taken by Borrower to authorize (including the specific names and titles of the persons authorized to so act (each an “Authorized Officer”)) the execution, delivery and performance of this First Amendment and the Notes, certified to be true and correct by the Secretary or Assistant Secretary of Borrower; and (b) a certificate of the Secretary or Assistant Secretary of Borrower, dated the Effective Date, certifying the names and true signatures of the Authorized Officers. 3. General Provisions. 3.1 No Other Modifications. The Credit Agreement, as expressly modified herein, shall continue in full force and effect and be binding upon the parties thereto. 3.2 Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of Borrower, Administrative Agent, and the Syndication Parties, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all the Syndication Parties. 3.3 Definitions. Capitalized terms used, but not defined, in this First Amendment shall have the meaning set forth in the Credit Agreement.

3 3.4 Severability. Should any provision of this First Amendment be deemed unlawful or unenforceable, said provision shall be deemed several and apart from all other provisions of this First Amendment and all remaining provision of this First Amendment shall be fully enforceable. 3.5 Governing Law. To the extent not governed by federal law, this First Amendment and the rights and obligations of the parties hereto shall be governed by, interpreted and enforced in accordance with the laws of the State of New York. 3.6 Loan Document. This First Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. 3.7 Headings. The captions or headings in this First Amendment are for convenience only and in no way define, limit or describe the scope or intent of any provision of this First Amendment. 3.8 Counterparts. This First Amendment may be executed by the parties hereto in separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto. Copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by a party by telefax, facsimile, or e-mail transmission of a PDF document shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable. Any party delivering an executed counterpart of this First Amendment by telefax, facsimile, or e-mail transmission of an Adobe ® file format document also shall deliver an original executed counterpart of this First Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this First Amendment. IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the Effective Date. [Signature Pages Follow]

BORROWER: CHS INC., a cooperative corporation formed under the laws of the State of Minnesota il Name: Title: Timothy N. Skidnore ExecutLve Vlce President and CFO ADMINISTRATIVE AGENT: COBANK, ACB By: Name: Title: [Fírst Amendment to 201 5 Credit Agreement (l1-Year Term Loan) - Sígnature PageJ

SYNDICATION PARTY: Farm Credit Services of America, PCA BY: tv V%// Name: Steven L. Moore Title: Vice President [First Amendment to 2015 Credit Agreement (10-Year Term Loan) -Signature Page]

VOTING PARTICIPANT: AgFirst Farm Credit Bank Name: Neda K Beal Title: Vice President [First Amendment to 2015 Credit Agreement (10-Year Term Loan) — Signature Page]

Exhibit A Amended Credit Agreement [See Attached]

EXECUTION VERSION Execution Version 2015 Credit Agreement (10-Year Term Loan) by and between CoBank, ACB, as Lead Arranger, Bookrunner and Administrative Agent, the Syndication Parties party hereto from time to time, and CHS INC. dated as of September 4, 2015 (as amended by the First Amendment to Credit Agreement dated as of June 30, 2016) 56530685v10

TABLE OF CONTENTS ARTICLE 1. DEFINED TERMS 1 ARTICLE 2. TERM FACILITY 17AND REVO 2.1 Facilities 19 2.1.1 Term Facility Loans 1719 2.1.1 Individual Syndication Party Commitment 17 2.1.2 Individual Syndication Party Pro Rata Share 17Revolving Fa 2.1.3 No Amounts Reborrowed, etc. 17Converted E 2.1.4 Expiration of Revolving Commitments; Term-Out 20 2.2 Commitment 1720 2.3 Borrowing Notice 1720 2.4 Promise to Pay; Promissory Notes 1821 2.5 Syndication Party Records 1821 2.6 Use of Proceeds 1821 2.7 Syndication Party Funding Failure 1922 2.8 Termination of Unfunded Commitment 19; Prepayment 22 2.9 Increase in Commitments 1922 2.9.1 Borrower Request 1922 2.9.2 Conditions 1922 2.9.3 Terms. The terms and provisions of each Incremental Commitment shall be as follows: 2023 2.9.4 Making of Incremental Loans 2024 2.9.5 Amendments 2124 ARTICLE 3. INTEREST; FEES; AND MARGINS 2124 3.1 Interest 2124 3.1.1 Base Rate Option 2124 3.1.2 LIBO Rate Option 2124 3.1.3 Quoted Rate Option 2125 3.2 Additional Provisions for LIBO Rate Loans 2225 3.2.1 Limitation on LIBO Rate Loans 2225 3.2.2 LIBO Rate Loan Unlawful 2225 3.2.3 Treatment of Affected Loans 2326 3.3 Default Interest Rate 2326 3.4 Interest Calculation 2326 3.5 Term Facility Commitment Fees 2326 3.6 Revolving Facility Commitment Fees 27 ARTICLE 4. PAYMENTS; FUNDING LOSSES 2427 i

4.1 Principal Payments 2427 4.2 Interest Payments 2427 4.3 Application of Principal Payments 2427 4.4 Manner of Payment 2428 4.4.1 Payments to Be Free and Clear 2428 4.4.2 Grossing-up of Payments 2428 4.5 Voluntary Prepayments 2529 4.6 Distribution of Principal and Interest Payments 2529 4.7 Funding Losses 2629 ARTICLE 5. BANK EQUITY INTERESTS 2630 ARTICLE 6. SECURITY 2730 ARTICLE 7. REPRESENTATIONS AND WARRANTIES 2731 7.1 Organization, Good Standing, etc. 2731 7.2 Corporate Authority, Due Authorization; Consents 2731 7.3 Litigation 2731 7.4 No Violations 2831 7.5 Binding Agreement 2832 7.6 Compliance with Laws 2832 7.7 Principal Place of Business; Place of Organization 2832 7.8 Payment of Taxes 2832 7.9 Licenses and Approvals 2832 7.10 Employee Benefit Plans 2932 7.11 Equity Investments 2933 7.12 Title to Real and Personal Property 2933 7.13 Financial Statements 2933 7.14 Environmental Compliance 3034 7.15 Fiscal Year 3034 7.16 Material Agreements 3034 7.17 Regulations U and X 3034 7.18 Trademarks, Tradenames, etc 3034 7.19 No Default on Outstanding Judgments or Orders 3134 7.20 No Default in Other Agreements 3134 7.21 Acts of God 3135 7.22 Governmental Regulation 3135 7.23 Labor Matters and Labor Agreements 3135 7.24 Sanctions Laws and Regulations 3235 7.25 Compliance with FCPA 3236 7.26 Disclosure 3236 ii

ARTICLE 8. CONDITIONS TO CLOSING AND FUNDING OF LOANS 3336 8.1 Conditions to Closing 3336 8.1.1 Loan Documents 3336 8.1.2 Approvals 3336 8.1.3 Organizational Documents 3336 8.1.4 Evidence of Corporate Action 3337 8.1.5 Evidence of Insurance 3337 8.1.6 Appointment of Agent for Service 3337 8.1.7 No Material Change 3337 8.1.8 Fees and Expenses 3437 8.1.9 Bank Equity Interest Purchase Obligation 3437 8.1.10 Opinion of Counsel 3437 8.1.11 Further Assurances 3437 8.1.12 Amendment to Existing Term Loan Credit Agreement 3438 8.1.13 Revolving Loan Credit Agreement 3438 8.1.14 Amendment to Existing Private Placement Debt Offerings. 3438 8.1.15 No Default 3438 8.1.16 Accuracy of Representations and Warranties 3438 8.1.17 Documentation Required by Regulatory Authorities 3438 8.2 Conditions to Loans and Incremental Commitments 3438 8.2.1 Default 3538 8.2.2 Representations and Warranties 3538 ARTICLE 9. AFFIRMATIVE COVENANTS 3539 9.1 Books and Records 3539 9.2 Reports and Notices 3539 9.2.1 Annual Financial Statements 3539 9.2.2 Quarterly Financial Statements 3639 9.2.3 Notice of Default 3640 9.2.4 ERISA Reports 3640 9.2.5 Notice of Litigation 3740 9.2.6 Notice of Material Adverse Effect 3740 9.2.7 Notice of Environmental Proceedings 3740 9.2.8 Regulatory and Other Notices 3741 9.2.9 Adverse Action Regarding Required Licenses 3741 9.2.10 Budget 3741 9.2.11 Additional Information 3741 9.3 Maintenance of Existence and Qualification 3841 9.4 Compliance with Legal Requirements and Agreements 3841 iii

9.5 Compliance with Environmental Laws 3842 9.6 Taxes 3842 9.7 Insurance 3842 9.8 Maintenance of Properties 3942 9.9 Payment of Liabilities 3942 9.10 Inspection 3943 9.11 Required Licenses; Permits; Intellectual Property; etc. 3943 9.12 ERISA 3943 9.13 Maintenance of Commodity Position 4043 9.14 Financial Covenants 4043 9.14.1 Minimum Consolidated Net Worth 4043 9.14.2 Consolidated Funded Debt to Consolidated Cash Flow 4043 9.14.3 Adjusted Consolidated Funded Debt to Consolidated Net Worth 4043 ARTICLE 10. NEGATIVE COVENANTS 4044 10.1 Borrowing 4044 10.2 No Other Businesses 4044 10.3 Liens 4144 10.4 Sale of Assets 4346 10.5 Liabilities of Others 4347 10.6 Loans 4447 10.7 Merger; Acquisitions; Business Form; etc. 4447 10.8 Investments 4548 10.9 Transactions With Related Parties 4650 10.10 Patronage Refunds, etc. 4650 10.11 Change in Fiscal Year 4650 10.12 ERISA 4750 10.13 Sanctions Laws and Regulations 4750 ARTICLE 11. INDEMNIFICATION 4751 11.1 General; Stamp Taxes; Intangibles Tax 4751 11.2 Indemnification Relating to Hazardous Substances 4852 ARTICLE 12. EVENTS OF DEFAULT; RIGHTS AND REMEDIES 4953 12.1 Events of Default 4953 12.2 No Loan 5154 12.3 Rights and Remedies 5154 12.4 Allocation of Proceeds 5154 ARTICLE 13. AGENCY AGREEMENT 5255 13.1 Funding of Syndication Interest 5255 iv

13.2 Syndication Parties’ Obligations to Remit Funds 5255 13.3 [Reserved] 5256 13.4 [Reserved] 53Syndication 13.5 Agency Appointment 5357 13.6 Power and Authority of the Administrative Agent 5357 13.6.1 Advice 5357 13.6.2 Documents 5357 13.6.3 Proceedings 5357 13.6.4 Retain Professionals 5358 13.6.5 Incidental Powers 5458 13.7 Duties of the Administrative Agent 5458 13.7.1 Possession of Documents 5458 13.7.2 Distribute Payments 5458 13.7.3 Loan Administration 5458 13.7.4 Determination of Individual Lending Capacity and Applicable Percentage 5458 13.7.5 Forwarding of Information 5459 13.8 Action Upon Default 5559 13.8.1 Indemnification as Condition to Action 5559 13.9 [Reserved] 5559 13.10 Consent Required for Certain Actions 5559 13.10.1 Unanimous 5559 13.10.2 Required Lenders 5660 13.10.3 Action Without Vote 5660 13.10.4 Voting Participants 5660 13.11 Distribution of Principal and Interest 5761 13.12 Distribution of Certain Amounts 5761 13.12.1 Funding Losses 5761 13.12.2 Fees 5761 13.13 Sharing; Collateral Application 5761 13.14 Amounts Required to be Returned 5862 13.15 Information to Syndication Parties; Confidentiality 5862 13.16 Reliance; No Other Duties 5862 13.17 No Trust or Fiduciary Relationship 5963 13.18 Sharing of Costs and Expenses 5963 13.19 Syndication Parties’ Indemnification of the Administrative Agent 5963 13.20 Books and Records 6064 13.21 Administrative Agent Fee 6064 v

13.22 The Administrative Agent’s Resignation or Removal 6064 13.23 [Reserved] 6165 13.24 Representations and Warranties of CoBank 6165 13.25 Syndication Parties’ Independent Credit Analysis 6165 13.26 No Joint Venture or Partnership 6266 13.27 Restrictions on Transfer; Participations 6266 13.28 Certain Participants’ Voting Rights 6468 13.29 Method of Making Payments 6468 13.30 Defaulting Syndication Parties 6468 13.30.1 Syndication Party Default 6468 13.30.2 Defaulting Syndication Party Cure 6570 13.31 Status of Syndication Parties 6670 13.32 Replacement of Holdout Lender or Defaulting Syndication Party 6872 13.33 Amendments Concerning Agency Function 6973 13.34 Agent Duties and Liabilities 6973 13.35 The Administrative Agent May File Proofs of Claim 6973 13.36 Setoff 7074 13.37 Further Assurances 7074 ARTICLE 14. MISCELLANEOUS 7075 14.1 Costs and Expenses 7075 14.2 Service of Process and Consent to Jurisdiction 7175 14.3 Jury Waiver 7176 14.4 Notices 7176 14.4.1 Borrower 7276 14.4.2 Administrative Agent 7276 14.4.3 Syndication Parties 7277 14.5 Liability of Administrative Agent 7277 14.6 Successors and Assigns 7377 14.7 Severability 7377 14.8 Entire Agreement 7377 14.9 Applicable Law 7377 14.10 Captions 7378 14.11 Complete Agreement; Amendments 7378 14.12 Additional Costs of Maintaining Loan 7478 14.13 Capital Requirements 7479 14.14 Replacement Notes 7579 14.15 Patronage Payments 7579 vi

14.16 Direct Website Communications; Electronic Transmission Communications 7580 14.16.1 Delivery 7580 14.16.2 Posting 7681 14.16.3 Additional Communications 7681 14.16.4 Disclaimer 7681 14.16.5 Termination 7781 14.17 Accounting Terms 7781 14.18 [Reserved] 7782 14.19 Mutual Release 7882 14.20 Liberal Construction 7882 14.21 Counterparts 7882 14.22 Confidentiality 7882 14.23 USA PATRIOT Act Notice 7983 14.24 Waiver of Borrower’s Rights Under Farm Credit Act 7983 14.25 More Restrictive Covenants 7984 14.26 Conditional Modifications 8085 14.27 No Advisory or Fiduciary Relationship. 8185 14.28 Acknowledgement and Consent to Bail-In of EEA Financial Institutions 85 14.29 Terms Generally. 8186 EXHIBITS Exhibit 1B Compliance Certificate Exhibit 1C List of Subsidiaries Exhibit 2.3 Borrowing Notice Exhibit 2.4 Note Form Exhibit 2.9 Form of Adoption Agreement Exhibit 3.1 Conversion or Continuation Notice Exhibit 7.3 Litigation Exhibit 7.8 Payment of Taxes Exhibit 7.10 Employee Benefit Plans Exhibit 7.11 Equity Investments Exhibit 7.14 Environmental Compliance Exhibit 7.23 Labor Matters and Agreements Exhibit 10.8(f) Existing Investments Exhibit 13.27 Assignment Agreement Exhibit 13.28 Closing Date Voting Participants Exhibit 13.29 Wire Instructions Exhibit 13.31A U.S. Tax Compliance Certificate (for Non-US Lenders that are Not Partnerships for U.S. Federal Income Tax Purposes) vii

Exhibit 13.31B U.S. Tax Compliance Certificate (for Non-US Participants that are Not Partnerships for U.S. Federal Income Tax Purposes) Exhibit 13.31C U.S. Tax Compliance Certificate (for Non-US Participants that are Partnerships for U.S. Federal Income Tax Purposes) Exhibit 13.31D U.S. Tax Compliance Certificate (for Non-US Lenders that are Partnerships for U.S. Federal Income Tax Purposes) Schedule 1 Syndication Parties and Individual Commitments and Outstanding Loans Schedule 2 Applicable Margins Schedule 3 Conditional Amendments viii

2015 CREDIT AGREEMENT (10-Year Term Loan) THIS 2015 CREDIT AGREEMENT (10-Year Term Loan) (“Credit Agreement”) is entered into as of the 4th day of September, 2015, by and between COBANK, ACB (“CoBank”) for its own benefit as a Syndication Party, and as the Administrative Agent for the benefit of the present and future Syndication Parties (in that capacity, “Administrative Agent”), the Syndication Parties identified on Schedule 1 hereto, and CHS INC., a cooperative corporation formed under the laws of the State of Minnesota, whose address is 5500 Cenex Drive, Inver Grove Heights, Minnesota 55077 (“Borrower”). In consideration of the mutual covenants and agreements herein, the parties hereto agree as follows. DEFINED TERMSARTICLE 1. As used in this Credit Agreement, the following terms shall have the meanings set forth below (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require): Additional Costs: shall have the meaning set forth in Section 14.12. Additional Provision: shall have the meaning set forth in Section 14.25. Adjusted Consolidated Funded Debt: means Consolidated Funded Debt, plus the net present value of all rentals payable under Operating Leases of Borrower and its Consolidated Subsidiaries as discounted by a rate of 8.0% per annum. Administrative Agent: shall have the meaning set forth in the preamble. Administrative Agent Office: means the address set forth at Subsection 14.4.2, as it may change from time to time by notice to all parties to this Credit Agreement. Adoption Agreement: shall have the meaning set forth in Section 2.9. Affected Loans: shall have the meaning set forth in Subsection 3.2.3. Affiliate: with respect to any Person, means (a) a Subsidiary of such Person, (b) any Person in which such Person, directly or indirectly, owns more than five percent (5.0%) of the outstanding equity thereof, and (c) any Person which, directly or indirectly, (i) owns more than five percent (5.0%) of the outstanding equity of such Person, or (ii) has the power under ordinary circumstances to control the management of such Person. Amortization: means the total amortization of Borrower and its Consolidated Subsidiaries as measured in accordance with GAAP. Annual Operating Budget: means the annual operating budget for Borrower and its Subsidiaries in substantially the form of, and containing substantially the same or similar information as set forth in, the Annual Operating Budget (Business Plan) for Borrower and its Subsidiaries included in the lender presentation delivered to prospective Syndication Parties at the May 28, 2015 bank group meeting. Anti-Corruption Laws: means all laws, rules and regulations of any jurisdiction applicable to Borrower or its Subsidiaries from time to time concerning or relating to bribery, corruption or money laundering. Anti-Terrorism Laws: shall have the meaning set forth in the definition of Sanctions Laws and Regulations. Applicable Lending Office: means, for each Syndication Party and for each Loan, the lending office of such Syndication Party designated as such for such Loan on its signature page hereof or in the applicable Assignment Agreement or such other office of such Syndication Party as such Syndication Party may from time to time specify to the Administrative Agent and Borrower as the office by which its Loans are to be made and maintained. Applicable Margin: means the Applicable Margin determined for Base Rate Loans or LIBO Rate Loans, as applicable, in each case as set forth in Schedule 2 hereto. Applicable Percentage: means with respect to any Syndication Party and with respect to the Revolving Facility or Term Facility, as applicable, the percentage of the total Commitment represented by such Syndication Party’s Individual Commitment. If the Individual Commitments shall have terminated or expired, the Applicable Percentage shall be determined based upon the unfunded Individual Commitments most recently in effect and the outstanding Loans, giving effect to any assignments. Approved Fund: means any Fund that is administered or managed by (a) a Syndication Party, (b) an Affiliate of a Syndication Party or (c) an entity or an Affiliate of an entity that administers or manages a Syndication Party. Assignment Agreement: shall have the meaning set forth in Section 13.27. Authorized Officer: shall have the meaning set forth in Subsection 8.1.4. Availability Period: means the period from the Closing Date until the earlier of (a) the first anniversary of the Closing Date and (b) the date on which the Term Commitments have been reduced to zero. Bail-In Action: means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution. Bail-In Legislation: means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule. 2

Bank Debt: means all amounts owing hereunder, including fees, Borrower’s obligations to purchase Bank Equity Interests, Funding Losses and all principal, interest, expenses, charges and other amounts payable by Borrower pursuant to the Loan Documents (including interest, expenses, charges and other amounts accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding). Bank Equity Interests: shall have the meaning set forth in Article 5 hereof. Banking Day: means any day (a) other than a Saturday or Sunday and other than a day on which banks in New York, New York are authorized or required by law to close, and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation of or conversion into, or a LIBO Rate Period for, a LIBO Rate Loan, or a notice by Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or LIBO Rate Period, on which dealings in U.S. Dollar deposits are carried out in the London interbank market. Base Rate: means a rate per annum announced by the Administrative Agent on the first Banking Day of each week, which shall be (a) the greatest of (i) 150 basis points greater than the one month LIBO Rate, (ii) the Prime Rate and (iii) the Federal Funds Effective Rate in effect on such day plus ½ of 1% plus (b) the Applicable Margin for Base Rate Loans. At no time shall the rate in clause (a) be deemed to be less than 150 basis points. Base Rate Loans: shall have the meaning set forth in Subsection 3.1.1. Borrower Benefit Plan: means (a) any “employee benefit plan”, as such term is defined in Section 3(3) of ERISA (including any “multiemployer plan” as defined in Section 3(37) of ERISA); (b) any “multiple employer plan” within the meaning of Section 413 of the Code; (c) any “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA; (d) a “voluntary employees’ beneficiary association” within the meaning of Section 501(a)(9) of the Code; (e) a “welfare benefit fund” within the meaning of Section 419 of the Code; or (f) any employee welfare benefit plan within the meaning of Section 3(1) of ERISA for the benefit of retired or former employees, which is maintained by Borrower or in which Borrower participates or to which Borrower is obligated to contribute. Borrower Pension Plan: means each Borrower Benefit Plan that is an “employee pension benefit plan” as defined in Section 3(2) of ERISA that is intended to satisfy the requirements of Section 401(a) of the Code. Borrower’s Account: means Borrower’s account as set forth on Exhibit 13.29 hereto, or as otherwise specified to the Administrative Agent in writing. Borrowing Notice: shall have the meaning set forth in Section 2.3. Capital Leases: means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of any asset and the incurrence of a liability in accordance with GAAP; provided that, notwithstanding any change in GAAP after the date hereof relating to leases, any lease that was accounted for by the lessee as an operating lease as 3 of the date hereof and any similar lease entered into after the date hereof by Borrower and the Consolidated Subsidiaries shall be treated as an Operating Lease for the purposes of this definition. Capitalized Lease Obligation: means with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease (net of interest expenses) which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person. CFC: means a Person that is a controlled foreign corporation under Section 957 of the Code. Change in Law: means the occurrence, after the date of this Credit Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. Change of Control: means any Person or Persons acting in concert, together with the Affiliates thereof, directly or indirectly controlling or owning (beneficially or otherwise) in the aggregate more than 50% of the aggregate voting power of the issued and outstanding Voting Interests of Borrower. CHS Capital: means CHS Capital, LLC (formerly known as Cofina Financial, LLC) or any other Subsidiary of Borrower that makes seasonal and term loans to member cooperatives, businesses and individual producers of agricultural products included in Borrower’s cash flows from investing activities, and each of any such entity’s Subsidiaries. CHS Capital Debt: means, on any date of determination, Debt owing by CHS Capital in connection with the sale or financing of CHS Capital Loan Assets, and in respect of which neither Borrower nor any of its other Subsidiaries has any obligation (including, without limitation, any indemnification obligation) or liability. CHS Capital Loan Assets: means loan assets owned and loan commitments made by CHS Capital in the ordinary course of business. Closing Date: means September 4, 2015, provided that on or before such date (a) the Administrative Agent, the Syndication Parties party hereto on such date, and Borrower have executed all Loan Documents to which they are parties; and (b) the conditions set forth in Section 8.1 of this Credit Agreement have been met. 4

Code: means the Internal Revenue Code of 1986. Committed Loans: means the principal amount of all Loans which any Syndication Party is obligated to make as a result of such Syndication Party having received a Funding Notice pursuant to Section 2.3 hereof, but which has not been funded. Committed Revolving Loans: means the principal amount of all Revolving Loans which any Syndication Party is obligated to make as a result of such Syndication Party having received a Funding Notice pursuant to Section 2.3 hereof, but which has not been funded. Commitment: means $600,000,000, subject to (a) reduction as provided in Section 2.1.3 or 2.8 hereof and (b) increase as provided in Section 2.9 hereof (including all Incremental Commitments thereunder).the Term Commitment and/or the Revolving Commitment, as applicable. Communications: shall have the meaning set forth in Subsection 14.16.1. Compliance Certificate: means a certificate of the chief financial officer of Borrower acceptable to the Administrative Agent and in the form attached hereto as Exhibit 1B. Conditional Amendments: means the modifications to the provisions hereof as specifically set forth on Schedule 3 hereto. Consolidated Cash Flow: means, for any period, the sum of (a) earnings before income taxes of Borrower and its Consolidated Subsidiaries for such period determined on a consolidated basis in accordance with GAAP (excluding, in the case of any non-Wholly Owned Consolidated Subsidiary, the portion of earnings attributable to holders of equity interests of such Consolidated Subsidiary, other than Borrower or a Consolidated Subsidiary), plus (b) amounts that have been deducted in the determination of such earnings before income taxes for such period for (i) Consolidated Interest Expense for such period, (ii) Depreciation for such period, (iii) Amortization for such period, and (iv) extraordinary non-cash losses for such period, minus (c) the amounts that have been included in the determination of such earnings before income taxes for such period for (i) one-time gains, (ii) extraordinary income, (iii) non-cash patronage income, and (iv) non-cash equity earnings in joint ventures. Consolidated Funded Debt: means as of any date of determination, the total of all Funded Debt of Borrower and its Consolidated Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between Borrower and its Consolidated Subsidiaries and all other items required to be eliminated in the course of preparation of consolidated financial statements of Borrower and its Consolidated Subsidiaries in accordance with GAAP. Consolidated Interest Expense: means, for any period, all interest expense of Borrower and its Consolidated Subsidiaries, as determined in accordance with GAAP. Consolidated Net Worth: means, for any period, the amount of equity accounts plus (or minus in the case of a deficit) the amount of surplus and retained earnings accounts of Borrower and its Consolidated Subsidiaries, excluding (i) accumulated other comprehensive income (or loss) and (ii) non-controlling interests, all as determined in accordance with GAAP. 5

Consolidated Subsidiary: means any Subsidiary whose accounts are consolidated with those of Borrower in accordance with GAAP. Conversion or Continuation Notice: shall have the meaning set forth in Subsection 3.1.2. Converted Existing Loans: shall have the meaning set forth in Section 2.1.3(a). Debt: means as to any Person: (a) indebtedness or liabilities of such Person for borrowed money, or for the deferred purchase price of property or services (including trade obligations); (b) all Capitalized Lease Obligations of such Person; (c) obligations of such Person arising under bankers’ or trade acceptance facilities, or reimbursement obligations for drawings made under letters of credit; (d) the aggregate amount of CHS Capital Loan Assets subject to a sale or refinancing, (e) all Guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations of such Person (i) to purchase any of the items included in this definition, (ii) to provide funds for payment, (iii) to supply funds to invest in any other Person, (iv) otherwise to assure a creditor of another Person against loss or (v) with respect to letters of credit (in each case, without duplication); (f) all obligations secured by a lien on property owned by such Person, whether or not the obligations have been assumed; and (g) all obligations of such Person under any agreement providing for an interest rate swap, cap, cap and floor, contingent participation or other hedging mechanisms with respect to interest payable on any of the items described in this definition; provided that (i) Debt of a Consolidated Subsidiary of Borrower shall exclude such obligations and Guarantees, endorsements and other contingent obligations and Guarantees of such Consolidated Subsidiary if owed or guaranteed by such Consolidated Subsidiary to Borrower or a Wholly Owned Consolidated Subsidiary of Borrower, (ii) Debt of Borrower shall exclude such obligations and Guarantees, endorsements and other contingent obligations if owed or guaranteed by Borrower to a Wholly Owned Consolidated Subsidiary of Borrower and (iii) Debt of Borrower shall exclude any unfunded obligations which may exist now and in the future in Borrower’s pension plans. Debtor Relief Laws: means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect. Defaulting Syndication Party: means, subject to Section 13.30, any Syndication Party that (a) has failed to (i) fund all or any portion of its Loans within two Banking Days of the date such Loans were required to be funded hereunder unless such Syndication Party notifies the Administrative Agent and Borrower in writing that such failure is the result of such Syndication Party’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Syndication Party any other amount required to be paid by it hereunder within two Banking Days of the date when due, (b) has notified Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Syndication Party’s obligation to fund a Loan hereunder and states that such position is based on such Syndication Party’s determination that a condition precedent to funding (which condition precedent, together with 6 any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Banking Days after reasonable written request by the Administrative Agent or Borrower, to confirm in writing to the Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Syndication Party shall cease to be a Defaulting Syndication Party pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other State or Federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Syndication Party shall not be a Defaulting Syndication Party solely by virtue of the ownership or acquisition of any equity interest in that Syndication Party or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Syndication Party with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Syndication Party (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Syndication Party. Any determination by the Administrative Agent that a Syndication Party is a Defaulting Syndication Party under clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Syndication Party shall be deemed to be a Defaulting Syndication Party upon delivery of written notice of such determination to Borrower, and each other Syndication Party. Default Interest Rate: means a rate of interest equal to (i) in the case of the principal amount of any Loan, 200 basis points in excess of the rate or rates of interest otherwise being charged on such Loan and (ii) in the case of all other obligations, 200 basis points in excess of the Base Rate which would otherwise be applicable at the time. Delinquency Interest: shall have the meaning set forth in Section 13.4. Delinquent Amount: shall have the meaning set forth in Section 13.4. Delinquent Syndication Party: shall have the meaning set forth in Section 13.4. Depreciation: means the total depreciation of Borrower and its Consolidated Subsidiaries as measured in accordance with GAAP. Designated Persons: means a person or entity (a) listed in the annex to any Executive Order, (b) named as a “Specifically Designed National and Blocked Person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list or (c) that is otherwise the subject of any Sanctions Laws and Regulations. Dollars: means dollars in lawful currency of the United States. EEA Financial Institution: means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution 7

Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. EEA Member Country: means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. EEA Resolution Authority: means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. Environmental Laws: means any federal, state, or local law, statute, ordinance, rule, regulation, administration order, or permit now in effect or hereinafter enacted, including any such law, statute, ordinance, rule, regulation, order or permit enacted in any foreign country where Borrower or any of its Subsidiaries has operations or owns property, pertaining to the public health, safety, industrial hygiene, or the environmental conditions on, under or about any of the real property interests of a Person, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Clean Air Act, the Federal Water Pollution Control Act, the Superfund Amendments and Reauthorization Act of 1986, the Federal Toxic Substances Control Act and the Occupational Safety and Health Act, as any of the same may be amended, modified or supplemented from time to time. Environmental Regulations: shall have the meaning set forth in the definition of Hazardous Substances. ERISA: shall have the meaning set forth in Section 7.10. ERISA Affiliate: means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Borrower or is under common control (within the meaning of Section 414(c) of the Code) with Borrower, provided, however, that for purposes of provisions herein concerning minimum funding obligations (imposed under Section 412 of the Code or Section 302 of ERISA), the term “ERISA Affiliate” shall also include any entity required to be aggregated with Borrower under Section 414(m) or 414(o) of the Code. EU Bail-In Legislation Schedule: means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. Event of Default: shall have the meaning set forth in Section 12.1. Executive Order: shall have the meaning set forth in the definition of Sanctions Laws and Regulations. Existing Loans: means Loans outstanding immediately prior to the effectiveness of the First Amendment. 8

Existing Term Loan Credit Agreement: means that certain Credit Agreement (10 Year Term Loan) dated as of December 12, 2007 by and between Borrower and CoBank, as administrative agent for all syndication parties thereunder, and as a syndication party thereunder, and the other syndication parties set forth on the signature pages thereto, as amended, supplemented or otherwise modified from time to time. Fair Market Value: shall have the meaning set forth in Section 10.3. Farm Credit System Institution: means any Farm Credit Bank, any Federal land bank association, any production credit association, the banks for cooperatives, and such other institutions as may be a part of the Farm Credit System and chartered by and subject to regulation by the Farm Credit Administration. FATCA: means Sections 1471 through 1474 of the Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code. Federal Funds Effective Rate: means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers (or, if such day is not a Banking Day, for the next preceding Banking Day), as published on the next succeeding Banking Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Banking Day, the average of the quotations for the day of such transactions received by CoBank, from three federal funds brokers of recognized standing selected by it. First Amendment: means that certain First Amendment to Credit Agreement dated as of the First Amendment Effective Date, by and among Borrower, the Syndication Parties party thereto and the Administrative Agent. First Amendment Effective Date: means June 30, 2016. Fiscal Quarter: means each three (3) month period beginning on the first day of each of the following months: September, December, March and June. Fiscal Year: means a year commencing on September 1 and ending on August 31. Fund: means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities. Funded Debt: means with respect to any Person, all Debt which would, in accordance with GAAP, be required to be classified as a long term liability on the books of such Person, and shall include, without limitation (a) any Debt which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from the date of creation thereof, (b) any Debt outstanding under a revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof) which 9 would, in accordance with GAAP, be required to be classified as a long term liability of such Person, (c) any Capitalized Lease Obligation of such Person and all obligations to reimburse any letter of credit issuer or other credit provider (or related risk-participating lender) with respect to all letters of credit which support long-term debt, with expiration dates in excess of one-year from the date of issuance thereof, and (d) any Guarantee of such Person with respect to Funded Debt of another Person. For the avoidance of doubt, (w) any borrowings under a revolving credit or similar agreement where such borrowings are not used for working capital purposes would be classified as Funded Debt, (x) borrowings under a revolving credit or similar agreement where such borrowings are outstanding for less than one year and which are used for working capital purposes would not be classified as Funded Debt, (y) borrowings used for working capital purposes outstanding for one year or longer would be classified as Funded Debt and (z) current maturities of long-term debt would be classified as Funded Debt. Funding Date: means a day (which shall be a Banking Day) on which a Loan is made. Funding Losses: shall have the meaning set forth in Section 4.7. Funding Loss Notice: shall have the meaning set forth in Section 4.7. Funding Notice: shall have the meaning set forth in Section 2.3. Funding Share: means the amount of any Loan which each Syndication Party is required to fund, which shall be, subject to the limitations set forth in Section 2.1.1,2.1.1(a) or 2.1.2(a), the amount of such Loan multiplied by such Syndication Party’s Applicable Percentage as of the date of the Funding Notice for, but without giving effect to, such Loan. Funding Source: shall have the meaning set forth in Section 2.9. GAAP: means generally accepted accounting principles in the United States of America, as in effect from time to time. Good Faith Contest: means the contest of an item if (a) the item is diligently contested in good faith by appropriate proceedings timely instituted, (b) either the item is (i) bonded or (ii) adequate reserves are established with respect to the contested item if and to the extent required in accordance with GAAP, (c) during the period of such contest, the enforcement of any contested item is effectively stayed, and (d) the failure to pay or comply with the contested item could not reasonably be expected to result in a Material Adverse Effect. Governmental Authority: means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Guarantee: means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations 10 incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Debt or obligation or any property constituting security therefor; (b) to advance or supply funds (i) for the purchase or payment of such Debt or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation; (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or (d) otherwise to assure the owner of such Debt or obligation against loss in respect thereof. In any computation of the Debt or other liabilities of the obligor under any Guarantee, the Debt or other obligations that are the subject of such Guarantee shall be assumed to be direct obligations of such obligor. Hazardous Substances: means any dangerous, toxic or hazardous pollutants, contaminants, chemicals, wastes, materials or substances, as defined in or governed by the provisions of any Environmental Laws or any other federal, state or local law, statute, code, ordinance, regulation, requirement or rule, including any such law, statute, code, ordinance, rule, regulation enacted in any foreign country where Borrower has operations or owns property, relating thereto (“Environmental Regulations”), and also including urea formaldehyde, polychlorinated biphenyls, asbestos, asbestos-containing materials, nuclear fuel or waste, and petroleum products, or any other waste, material, substances, pollutant or contaminant which would subject an owner of property to any damages, penalties or liabilities under any applicable Environmental Regulations. Holdout Lender: shall have the meaning set forth in Section 13.32. Incremental Commitment: shall have the meaning set forth in Section 2.9.1. Incremental Effective Date: shall have the meaning set forth in Section 2.9.1. Incremental Loan Amendment: shall have the meaning set forth in Section 2.9.5. Incremental Loans: shall have the meaning set forth in Section 2.9.1. Indemnified Agency Parties: shall have the meaning set forth in Section 13.19. Indemnified Parties: shall have the meaning set forth in Section 11.1. Individual Commitment: means with respect to any Syndication Party the amount shown as its Individual Commitment on Schedule 1 hereto with respect to the Term Facility and/or the Revolving Facility, as applicable, subject to adjustment in the event of the sale of all or a portion of a Syndication Interest in accordance with Section 13.27 hereof, or a reduction in the Commitment in accordance with Section 2.1.32.1.1(c), 2.1.4 or 2.8 hereof, or, if applicable to such Syndication Party, an increase in its Individual Commitment in accordance with Section 2.9 hereof. Individual Lending Capacity: means with respect to any Syndication Party the amount at any time of its Individual Commitment, less its Individual Outstanding Obligations. 11

Individual Outstanding Obligations: means with respect to any Syndication Party the total at any time, without duplication, of (a) the aggregate outstanding principal amount of all Loans made by such Syndication Party and (b) all of such Syndication Party’s Committed Loans. Individual Outstanding Revolving Obligations: means with respect to any Syndication Party the total at any time, without duplication, and subject to Section 13.4, of (a) the aggregate outstanding principal amount of all Revolving Loans made by such Syndication Party and (b) all of such Syndication Party’s Committed Revolving Loans. Individual Revolving Lending Capacity: means with respect to any Syndication Party the amount at any time of its Individual Commitment with respect to the Revolving Facility, less its Individual Outstanding Revolving Obligations. Initial Revolving Loans: shall have the meaning set forth in Section 2.1.3. Intellectual Property: shall have the meaning set forth in Section 7.18. Investment: means, with respect to any Person, (a) any loan or advance by such Person to any other Person, (b) the purchase or other acquisition by such Person of any capital stock, obligations or securities of, or any capital contribution to, or investment in, or the acquisition by such Person of all or substantially all of the assets of, or any interest in, any other Person, (c) any performance or standby letter of credit where (i) that Person has the reimbursement obligation to the issuer, and (ii) the proceeds of such letter of credit are to be used for the benefit of any other Person, (d) the agreement by such Person to make funds available for the benefit of another Person to either cover cost overruns incurred in connection with the construction of a project or facility, or to fund a debt service reserve account, (e) the agreement by such Person to assume, guarantee, endorse or otherwise be or become directly or contingently responsible or liable for the obligations or debts of any other Person (other than by endorsement for collection in the ordinary course of business), (f) an agreement to purchase any obligations, stocks, assets, goods or services but excluding an agreement to purchase any assets, goods or services entered into in the ordinary course of business, (g) an agreement to supply or advance any assets, goods or services not in the ordinary course of business, or (h) an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any Person against loss. LIBO Rate: means (a) with respect to each day during each LIBO Rate Period applicable to a LIBO Rate Loan, (i) the per annum rate for the LIBO Rate Period selected by Borrower equal to the rate determined by the Administrative Agent to be the London interbank offered rate for deposits (for delivery on the first day of such period) as reported by Bloomberg Information Services (or on any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by the Administrative Agent from time to time, for the purpose of providing quotations of interest rates applicable to Dollar deposits in the London interbank market), determined as of approximately 11:00 A.M. (London time), two (2) Banking Days prior to the commencement of such LIBO Rate Period, rounded up to the next 1/100th of 1% per annum, plus (ii) the Applicable Margin for LIBO Rate Loans or (b) with respect to the determination of the Base Rate, the per annum rate for a LIBO Rate Period of one (1) month equal to the rate determined by the Administrative Agent to be the London interbank 12 offered rate for deposits (for delivery on the first day of such period) as reported by Bloomberg Information Services (or on any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by the Administrative Agent from time to time, for the purpose of providing quotations of interest rates applicable to Dollar deposits in the London interbank market), determined as of approximately 11:00 A.M. (London time), two (2) Banking Days prior to the commencement of such LIBO Rate Period, in each case, with the LIBO Rate (not including the 5-YearApplicable Margin for LIBO Rate Loans) divided by a percentage equal to 100% minus the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such date to any member bank of the Federal Reserve System in respect of “Eurocurrency liabilities” as defined in Regulation D (or any successor category of liabilities under Regulation D); provided, that in in the event the Administrative Agent is not able to determine the LIBO Rate using the methodology as set forth in each of clause (a) and (b) above, the Administrative Agent shall notify Borrower and the Administrative Agent and Borrower will agree upon a substitute basis for obtaining such quotations. At no time shall the LIBO Rate as set forth in clauses (a)(i) and (b) above be deemed to be below 0%. LIBO Rate Loan: shall have the meaning set forth in Subsection 3.1.2. LIBO Rate Period: shall have the meaning set forth in Subsection 3.1.2. Licensing Laws: shall have the meaning set forth in Section 7.4. Lien: means with respect to any asset any mortgage, deed of trust, pledge, security interest, hypothecation, assignment for security purposes, encumbrance, lien (statutory or other), or other security agreement or charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale, Capital Lease or other title retention agreement related to such asset, and including, in the case of capital stock, any stockholder agreements, voting trust agreements and all similar arrangements). Loan Documents: means this Credit Agreement and the Notes. Loan Payment: shall have the meaning set forth in Section 13.1. Loans: means, collectively, the term loans made pursuant to Section 2.12.1.1, the revolving loans made pursuant to Section 2.1.2 and the Incremental Loans made pursuant to Section 2.9, including all Base Rate Loans, all LIBO Rate Loans and all Quoted Rate Loans. Material Adverse Effect: means a material adverse effect on (a) the financial condition, results of operation, business or property of Borrower, or of Borrower and its Subsidiaries taken as a whole; or (b) the ability of Borrower to perform its obligations under this Credit Agreement and the other Loan Documents; or (c) the ability of the Administrative Agent or the Syndication Parties to enforce their rights and remedies against Borrower under the Loan Documents. Material Agreements: means all agreements of Borrower or any of its Subsidiaries, the termination or breach of which, based upon Borrower’s knowledge as of the date of making any representation with respect thereto, would have a Material Adverse Effect. 13

Material Debt Agreements: means as to Borrower and any of its Subsidiaries, (a) its private placement debt offerings, the Existing Term Loan Credit Agreement, the Revolving Loan Credit Agreement, the Pre-Export Credit Agreement, including any agreement entered into in connection therewith including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof in each case to the extent such financings create or evidence indebtedness for borrowed money in a principal amount outstanding or available for borrowing (whether or not committed) equal to or greater than $100,000,000 (or the equivalent of such amount in the relevant currency of payment) and (b) any other agreement or series of agreements creating or evidencing Debt the termination or breach of which could reasonably be expected to have a Material Adverse Effect (which, in the case of agreements relating to Funded Debt means any indebtedness with a principal amount outstanding or available for borrowing (whether or not committed) equal to or exceeding $100,000,000 (or the equivalent of such amount in the relevant currency of payment, determined, as of the date of the closing of such facility based on the exchange rate of such other currency)); provided, however that to the extent all Debt incurred by a Subsidiary which is a CFC under a related credit agreement does not constitute Funded Debt and is used by such CFC solely to finance inventory and receivables (or both) relating to agricultural commodities or crude products, then for so long as such Subsidiary is a CFC, for the purposes of only Section 14.25(c), such credit agreement shall not constitute a Material Debt Agreement. Maturity Date: means September 4, 2025. Multiemployer Plan: means a Plan meeting the definition of a “multiemployer plan” in Section 3(37) of ERISA. Non-Defaulting Syndication Party: means any Syndication Party that is not a Defaulting Syndication Party. Non-US Lender: means (a) if Borrower is a U.S. Person, a Syndication Party that is not a U.S. Person, and (b) if Borrower is not a U.S. Person, a Syndication Party that is resident or organized under the laws of a jurisdiction other than that in which Borrower is resident for tax purposes. Note or Notes: shall have the meaning set forth in Section 2.4. OFAC: shall have the meaning set forth in the definition of Sanctions Laws and Regulations. Operating Lease: means any lease of property (whether real, personal or mixed) by a Person under which such Person is lessee, other than a Capital Lease. Payment Account: shall have the meaning set forth in Section 13.11. Payment Distribution: shall have the meaning set forth in Section 13.11. PBGC: shall have the meaning set forth in Section 7.10. 14

Permitted Encumbrance: shall have the meaning set forth in Section 10.3. Person(s): means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, cooperative association, institution, government or governmental agency (whether national, federal, state, provincial, country, city, municipal or otherwise, including without limitation, any instrumentality, division, agency, body or department thereof), or other entity. Plan: means any plan, agreement, arrangement or commitment which is an employee benefit plan, as defined in Section 3(3) of ERISA, maintained by Borrower or any Subsidiary or any ERISA Affiliate or with respect to which Borrower or any Subsidiary or any ERISA Affiliate at any relevant time has any liability or obligation to contribute. Platform: shall have the meaning set forth in Subsection 14.16.2. Potential Default: means any event, other than an event described in Section 12.1(a) hereof, which with the giving of notice or lapse of time, or both, would become an Event of Default. Pre-Export Credit Agreement: means the Pre-Export Credit Agreement dated as of September 24, 2013 (as amended, restated, supplemented or otherwise modified) by and among CHS Agronegocio Industria e Comercio Ltda., as borrower, CHS Inc., as guarantor, Crédit Agricole Corporate and Investment Bank, as administrative agent and the syndication parties party thereto from time to time. Prime Rate: means a rate of interest per annum equal to the “prime lending rate” as published from time to time in the “Money Rates” section of The Wall Street Journal, or if more than one rate is published as the prime lending rate, then the highest of such rates (each change in the Prime Rate to be effective as of the date of publication in The Wall Street Journal of a “prime lending rate” that is different from that published on the preceding Banking Day), or if The Wall Street Journal shall cease publication or cease publishing the “prime lending rate” on a regular basis, such other reasonably comparable index or source to use as the basis for the Prime Rate as is acceptable to the Administrative Agent in its reasonable discretion. Priority Debt: means, at any time, without duplication, the sum of (a) all then outstanding Debt of Borrower or any Consolidated Subsidiary secured by any Lien on any property of Borrower or any Consolidated Subsidiary (other than Debt secured only by Liens permitted under Section 10.3(a) through (k)), plus (b) all Funded Debt of the Consolidated Subsidiaries of Borrower, plus (c) all Debt (other than Funded Debt) of the Consolidated Subsidiaries of Borrower in the aggregate in excess of (i) for the period commencing August 31, 2015 through and including August 31, 2016, an amount equal to eleven percent (11%) of Consolidated Net Worth in the aggregate and (ii) at any time on and after September 1, 2016, an amount equal to eight percent (8%) of Consolidated Net Worth in the aggregate, in each case under clauses (i) and (ii) determined as of the last day of Borrower’s most recently ended fiscal year for which financial statements have been provided pursuant to Section 9.2.1; provided that any CHS Capital Debt in an aggregate amount not to exceed $1,000,000,000 secured only by any Lien on any CHS Capital Loan Asset will not be deemed to constitute Priority Debt. This 15 definition is subject to the Conditional Amendments as set forth in Section 14.26 and Schedule 3 hereto. Prohibited Transaction: means any transaction prohibited under Section 406 of ERISA or Section 4975 of the Code. Quoted Rate: means a fixed rate of interest determined and quoted by the Administrative Agent in its sole and absolute discretion from time to time at the request of Borrower, which may not necessarily be the lowest rate at which the Administrative Agent or any of the Syndication Parties loans funds at that time. Quoted Rate Loan: shall have the meaning set forth in Section 3.1.3. Quoted Rate Period: shall have the meaning set forth in Section 3.1.3. Related Parties: means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates. Replacement Lender: shall have the meaning set forth in Section 13.32. Reportable Event: means any of the events set forth in Section 4043(b) of ERISA or in the regulations thereunder. Requested Loan: means the amount of the Loan requested by Borrower in any Borrowing Notice. Required Lenders: means Syndication Parties (including Voting Participants) having more than 50% of the sum of (a) the aggregate unfunded Individual Commitments plus (b) the aggregate outstanding principal amount of the Loans. Pursuant to Section 13.28 hereof, Voting Participants shall, under the circumstances set forth therein, be entitled to voting rights and to be included in determining whether certain action is being taken by the Required Lenders. The determination of Required Lenders shall be adjusted pursuant to Section 13.30 in the case of a Defaulting Syndication Party. Required License: shall have the meaning set forth in Section 7.9. Revolving Availability Period: means the period from the First Amendment Effective Date until September 1, 2017. Revolving Commitment: means $300,000,000, subject to reduction as provided in Section 2.8 or 2.1.4 hereof. For the avoidance of doubt, the Revolving Commitment shall be fully drawn and funded on the First Amendment Effective Date pursuant to Section 2.1.3. Revolving Facility: means the revolving loan facility made available to Borrower under Section 2.1.2 of this Credit Agreement. Revolving Facility Commitment Fee: shall have the meaning set forth in Section 3.6. 16

Revolving Facility Commitment Fee Amount: means the Revolving Facility Commitment Fee Amount determined as set forth in Schedule 2 hereto and Section 3.6. Revolving Loan: shall have the meaning set forth in Section 2.1.2. Revolving Loan Credit Agreement: means the 2015 Amended and Restated Credit Agreement (105-Year Revolving Loan) entered into on September 4, 2015 (as amended, restated, supplemented or otherwise modified) by and among CoBank, as joint lead arranger, administrative agent and bid agent, Wells Fargo Bank, N.A., as syndication agent, the other joint lead arrangers party thereto and CHS Inc., as borrower. Sanctioned Country: shall have the meaning set forth in Section 7.24. Sanctioned Person: shall have the meaning set forth in Section 7.24. Sanctions Laws and Regulations: means (a) any laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including the USA PATRIOT Act, (b) any economic or trade sanctions, or restrictive measures enacted, administered, imposed or enforced by any executive order (an “Executive Order”) or by the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State and (c) any economic or trade sanctions or restrictive measures enacted, administered, imposed or enforced by the United Nations Security Council, European Union or the United Kingdom. Significant Subsidiary: means any Subsidiary that would be a “significant subsidiary” of Borrower within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act of 1933, or any group of Subsidiaries that together would constitute a Significant Subsidiary. Subsidiary: means with respect to any Person: (a) any corporation in which such Person, directly or indirectly, (i) owns more than fifty percent (50%) of the outstanding stock thereof, or (ii) has the power under ordinary circumstances to elect at least a majority of the directors thereof, or (b) any partnership, association, joint venture, limited liability company, or other unincorporated organization or entity, with respect to which such Person, (i) directly or indirectly owns more than fifty percent (50%) of the equity interest thereof, or (ii) directly or indirectly owns an equity interest in an amount sufficient to control the management thereof. All of Borrower’s Subsidiaries owned as of the Closing Date are set forth on Exhibit 1C hereto. Successor Agent: means such Person as may be appointed as successor to the rights and duties of the Administrative Agent as provided in Section 13.22 of this Credit Agreement. Syndication Interest: shall have the meaning set forth in Section 13.1. Syndication Parties: means those entities listed on Schedule 1 hereto as having an Individual Commitment and such Persons as shall from time to time execute (a) an Assignment Agreement substantially in the form of Exhibit 13.27 hereto signifying their election to purchase all or a portion of the Syndication Interest of any Syndication Party, in accordance with Section 13.27 hereof, and to become a Syndication Party hereunder; or (b) an Adoption Agreement substantially in the form of Exhibit 2.9 hereto in connection with any Incremental Commitment and/or Incremental Loans as provided in Section 2.9 hereof. 17

Syndication Party Funding Date: shall have the meaning set forth in Section 13.2. Taxes: means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. Term Commitment: means, as of the Closing Date, $600,000,000, subject to (a) reduction as provided in Section 2.1.1(c) or 2.8 hereof and (b) increase as provided in Section 2.9 hereof (including all Incremental Commitments thereunder). For the avoidance of doubt, as of the First Amendment Effective Date, the Term Commitment has been fully funded and reduced to zero. Term Facility: means the term loan facility made available to Borrower under Article 2Section 2.1.1 or 2.9 of this Credit Agreement. Term Facility Commitment Fee: shall have the meaning set forth in Subsection 3.5. Term Facility Commitment Fee Amount: means the Term Facility Commitment Fee Amount determined as set forth in Schedule 2 hereto and Section 3.5 hereof. Transfer: shall have the meaning set forth in Section 13.27. USA PATRIOT Act: means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56. U.S. Person: means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code. Voting Interest: shall mean membership or other ownership interests in Borrower whose holders are entitled under ordinary circumstances to vote for the election of the directors of Borrower or persons performing similar functions (irrespective of whether at the time membership or other ownership interests of any other class or classes shall have or might have voting power by reasoning of the happening of any contingency). Voting Participant: shall have the meaning set forth in Section 13.28. Wholly Owned: means, at any time with respect to any Subsidiary, that one hundred percent (100%) of all of the equity interests (except directors’ qualifying shares) and voting interests of such Subsidiary are owned by any one or more of Borrower and Borrower’s other Wholly Owned Subsidiaries at such time. Wire Instructions: shall have the meaning set forth in Section 13.29. Write-Down and Conversion Powers: means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule. 18

TERM FACILITYAND REVOLVING FACILITIESARTICLE 2. Facilities. 2.1 2.1 Term Facility Loans. On the terms and conditions set forth in this2.1.1 Credit Agreement, and so long as no Event of Default or Potential Default has occurred (or if a Potential Default or an Event of Default has occurred, it has been waived in writing by the Administrative Agent pursuant to the provisions of Section 13.10 hereof), each of the Syndication Parties severally agrees to advance funds under the Term Facility upon receipt of a Funding Notice from time to time, but in no event on more than ten (10) occasions, during the Availability Period, subject to the following limits: 2.1.1 Individual Syndication Party Commitment. No Syndication(a) Party shall be required or permitted to make a Loan which would exceed its Individual Lending Capacity as in effect at the time of the Administrative Agent’s receipt of the Borrowing Notice requesting such Loan. 2.1.2 Individual Syndication Party Pro Rata Share. No(b) Syndication Party shall be required or permitted to fund a Loan in excess of an amount equal to its Applicable Percentage multiplied by the amount of the requested Loan. Each Syndication Party agrees to fund its Applicable Percentage of each Loan. 2.1.3 No Amounts Reborrowed, etc.. Upon a Syndication Party’s(c) funding of all or any portion of its Term Commitment, the Term Commitment of such Syndication Party shall terminate by the amount so funded. Loans which are repaid or prepaid may not be reborrowed. Any undrawn portion of the Term Commitments shall be reduced to zero at the termination of the Availability Period. For the avoidance of doubt, as of the First Amendment Effective Date, the Term Commitment has been fully funded and the Term Commitment has been reduced to zero. Revolving Facility Loans. On the terms and conditions set forth in this 2.1.2 Credit Agreement, and so long as no Event of Default or Potential Default has occurred (or if a Potential Default or an Event of Default has occurred, it has been waived in writing by the Administrative Agent pursuant to the provisions of Section 13.10 hereof), each of the Syndication Parties severally agrees to advance funds under the Revolving Facility (each a “Revolving Loan”) upon receipt of a Borrowing Notice from time to time during the Revolving Availability Period, subject to the following limits: Individual Syndication Party Revolving Commitment. No (a) Syndication Party shall be required or permitted to make a Revolving Loan which would exceed its Individual Revolving Lending Capacity as in effect at the time of the Administrative Agent’s receipt of the Borrowing Notice requesting such Revolving Loan. Individual Syndication Party Revolving Pro Rata Share. No (b) Syndication Party shall be required or permitted to fund a Revolving Loan in excess of an amount equal to its Applicable Percentage multiplied by the amount of the requested Revolving Loan. Each Syndication Party agrees to fund its Applicable Percentage of each Revolving Loan. 19

Converted Existing Loans. On the First Amendment Effective Date:2.1.3 a portion of the Existing Loans in the aggregate outstanding (a) principal amount of $300,000,000 (the “Converted Existing Loans”) shall be converted into a separate tranche of Revolving Loans hereunder (the “Initial Revolving Loans”) to be held by each Syndication Party pro rata based on such Syndication Party’s Applicable Percentage on the First Amendment Effective Date; the Initial Revolving Loans shall be deemed to continue as LIBO (b) Rate Loans with the same interest rate and LIBO Rate Period as the then current interest rate and LIBO Rate Period with respect to the Converted Existing Loans; the remaining Existing Loans (other than the Converted Existing (c) Loans) shall remain outstanding as term loans under this Credit Agreement held by each Syndication Party pro rata based on such Syndication Party’s Applicable Percentage on the First Amendment Effective Date; the Administrative Agent shall, in consultation with Borrower, (d) make such reallocations, sales, assignments or other relevant actions in respect of each Syndication Party’s credit and loan exposure under the Original Credit Agreement as are necessary in the judgment of the Administrative Agent in order that each such Syndication Party’s outstanding Loans hereunder reflect such Syndication Party’s ratable share of the Loans on the First Amendment Effective Date; and Borrower hereby agrees to compensate each Syndication Party for (e) any and all losses, costs and expenses incurred by such Syndication Party in connection with the conversion of the Converted Existing Loans or the sale and assignment of any LIBO Rate Loans and such reallocation described above, in each case on the terms and in the manner set forth in Section 4.7. Expiration of Revolving Commitments; Term-Out. On the last day of the 2.1.4 Revolving Availability Period, (a) the Revolving Commitments will terminate, (b) any Revolving Loans outstanding on such date shall be automatically consolidated and converted into a separate tranche of term loan hereunder in like principal amount to be held by each Syndication Party pro rata based on such Syndication Party’s Applicable Percentage on such date and (c) the Borrower may not borrow or reborrow any additional Revolving Loans on or after such date. The Administrative Agent shall revise Schedule 1 to reflect such termination and conversion. Commitment. Borrower shall not be entitled to request a Loan in an amount2.2 which, would exceed the then remaining unfunded Commitment. Borrowing Notice. Borrower shall give the Administrative Agent prior written2.3 notice by telecopier or other electronic transmission (effective upon receipt) of each request for a Loan (a) in the case of a Base Rate Loan, on or before 11:00 A.M. (Central time) on the requested Banking Day of making such Base Rate Loan, and (b) in the case of a LIBO Rate Loan or a Quoted Rate Loan, on or before 11:00 A.M. (Central time) at least three (3) Banking Days 20 prior to the date of making such LIBO Rate Loan. Each notice must be in substantially the form of Exhibit 2.3 hereto (“Borrowing Notice”) and must specify (v) the amount of such Loan (which must be a minimum of $50,000,000.00 and in incremental multiples of $10,000,000.00), (w) the proposed date of making such Loan, (x) whether Borrower requests that the Loan will bear interest at (i) the Base Rate, (ii) the LIBO Rate or (iii) solely with respect to the Term Facility, the Quoted Rate, (y) in the case of a LIBO Rate Loan, the initial LIBO Rate Period applicable thereto and (z) in the case of a Quoted Rate Loan, Borrower shall confirm that the Quoted Rate Period shall be from the Funding Date until the Maturity Date. The Administrative Agent shall, on or before 12:00 noon (Central time) of the same Banking Day, notify each Syndication Party (“Funding Notice”) of its receipt of each such Borrowing Notice and the amount of such Syndication Party’s Funding Share thereunder. Not later than 2:00 P.M. (Central time) on the Funding Date, each Syndication Party will make available to the Administrative Agent at the Administrative Agent’s Office, in immediately available funds, such Syndication Party’s Funding Share of such Loan. After the Administrative Agent’s receipt of such funds, but (if so received) not later than 3:00 P.M. (Central time) on such Banking Day (or if not so received by such time, promptly following receipt thereof), and upon fulfillment of the applicable conditions set forth in Article 8 hereof, the Administrative Agent will make such Loan available to Borrower, in immediately available funds, and will transmit such funds by wire transfer to Borrower’s Account. Promise to Pay; Promissory Notes. Borrower promises to pay to each2.4 Syndication Party, at the office of the Administrative Agent specified pursuant to Subsection 14.4.2, or such other place as the Administrative Agent shall direct in writing, an amount equal to (a) the outstanding amount of Loans; plus (b) any Bank Debt owing hereunder to such Syndication Party; plus (c) interest as set forth herein, payable to such Syndication Party for the account of its Applicable Lending Office. All such amounts are to be payable in the manner and at the time set forth in this Credit Agreement. At the request of any Syndication Party, made to the Administrative Agent which shall then provide notice to Borrower, Borrower, in order to further evidence its obligations to such Syndication Party as set forth above in this Section 2.4, agrees to execute its promissory note in substantially the form of Exhibit 2.4 hereto duly completed, in the stated maximum principal amount equal to such Syndication Party’s Individual Commitment, dated the date of this Credit Agreement, payable to such Syndication Party for the account of its Applicable Lending Office, and maturing as to principal on the Maturity Date (including all amendments, renewals, substitutions and extensions thereof, each a “Note” and collectively, the “Notes”). Syndication Party Records. Each Syndication Party shall record on its books and2.5 records the amount of each Loan, the rate and interest period applicable thereto, all payments of principal and interest, and the principal balance from time to time outstanding. The Syndication Party’s record thereof shall be prima facie evidence as to all such amounts and shall be binding on Borrower absent manifest error. Notwithstanding the foregoing, Borrower will never be required to pay as principal more than the principal amount of the Loans funded by such Syndication Party. Use of Proceeds. The proceeds of the Loans will be used by Borrower (a) to fund2.6 working capital requirements and (b) for general corporate purposes, including funding capital expenditures, and Borrower agrees not to request or use such proceeds for any other purpose. 21

Borrower will not, directly or indirectly, use any part of such proceeds for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors or to extend credit to any Person for the purpose of purchasing or carrying any such margin stock. Syndication Party Funding Failure. The failure of any Syndication Party to fund2.7 its Funding Share of any requested Loan to be made by it on the date specified for such Loan shall not relieve any other Syndication Party of its obligation (if any) to fund its Funding Share of any Loan on such date, but no Syndication Party shall be responsible for the failure of any other Syndication Party to make any Loan to be made by such other Syndication Party. Termination of Unfunded Commitment; Prepayment.2.8 Borrower may, by written telecopier or electronic transmission notice to2.8.1 the Administrative Agent on or before 10:00 A.M. (Central time) on any Banking Day, irrevocably terminate the entire unfunded portion of the Commitment. In the event the unfunded Commitment is terminated as provided in the preceding sentence, then the unfunded Individual Commitment of each Syndication Party shall also be terminated. If at any time the aggregate principal amount of all the Revolving Loans 2.8.2 outstanding exceeds the Revolving Commitment at such time, then Borrower shall immediately pay to the Administrative Agent for the accounts of the applicable Syndication Parties the amount of such excess. Increase in Commitments.2.9 Borrower Request. Borrower may at any time after the end of the2.9.1 Revolving Availability Period by written notice to the Administrative Agent elect to request the establishment of one or more new Term Commitments (each, an “Incremental Commitment” and the Loans thereunder, the “Incremental Loans”) in a minimum amount of at least $25,000,000 and in integral multiples of $5,000,000 in excess thereof, and up to $100,000,000 in the aggregate. Each such notice shall specify (a) the date (each, an “Incremental Effective Date”) on which Borrower proposes that such Incremental Commitment shall be effective, which shall be a date not less than ten (10) Banking Days after the date on which such notice is delivered to the Administrative Agent and (b) the name of one or more financial institutions or Farm Credit System Institutions (which in any case, may be an existing Syndication Party hereunder, it being understood that any such existing Syndication Party, if requested to participate, shall be entitled to agree or decline to participate) that has committed to provide funding of the Incremental Commitment pursuant to the terms of, and as a Syndication Party under, this Credit Agreement (each a “Funding Source”) and (c) the amount of the Incremental Commitment which each such Funding Source has committed to provide, which must be a minimum of $10,000,000.00 and in increments of $1,000,000. Conditions. Each Incremental Commitment shall become effective as of2.9.2 such Incremental Effective Date; provided that: each of the conditions set forth in Section 8.2 shall be satisfied;(a) 22 each Funding Source has, unless it is at such time a Syndication(b) Party hereunder, executed an agreement in the form of Exhibit 2.9 hereto (“Adoption Agreement”); the Administrative Agent has approved each Funding Source as a(c) Syndication Party hereunder (unless such Funding Source is already a Syndication Party), which approval shall not be unreasonably withheld; and Borrower shall deliver or cause to be delivered any legal opinions(d) or other documents reasonably requested by the Administrative Agent or any Funding Sources. Upon the satisfaction of each of the foregoing conditions, (i) the Incremental Commitment shall become effective, (ii) the Applicable Percentage of each of the Syndication Parties, including the Funding Source(s) and, if such Funding Source is an existing Syndication Party, the Individual Commitment of such existing Syndication Party, shall be recalculated by the Administrative Agent to reflect such Incremental Commitment which each such Funding Source has committed to provide, and the amount of such Incremental Commitment and (iii) the Administrative Agent shall revise Schedule 1 to reflect such Incremental Commitment. Terms. The terms and provisions of each Incremental Commitment shall2.9.3 be as follows: the Incremental Loans shall rank pari passu in right of payment(a) with the Loans outstanding immediately prior to the funding of such Incremental Loans; the maturity date of the Incremental Loans shall not be earlier than(b) the Maturity Date ; the weighted average life to maturity of all Incremental Loans shall(c) be no shorter than the remaining weighted average life to maturity of the Loans outstanding immediately prior to the funding of such Incremental Loans; except with respect to amortization (subject to clause (c) above),(d) pricing and final maturity as set forth in this Section 2.9.3 (and except for covenants or other provisions applicable only to periods after the Maturity Date), any Incremental Loan shall be on terms consistent with the Loans; and the Applicable Margins shall be determined by Borrower and the(e) applicable new Syndication Parties; provided, that the initial yield (including interest rate margins, any interest rate floors, upfront fees, original issue discount or similar yield-related discounts (based on the lesser of a four-year average life to maturity or the remaining life to maturity), deductions or payments, but excluding any customary arrangement or similar fees in connection therewith that are not paid to all of the Syndication Parties providing the Incremental Loans) of any Incremental Loans shall be no greater than 0.50% per annum higher than the yield applicable to the Loans outstanding immediately prior to the funding of such Incremental Loans (including any previously funded Incremental Loans) (or, if such initial yield on the Incremental Loans exceeds the yield on such Loans by more than 0.50%, then the interest rate margin for 23 such Loans shall automatically be increased to equal such initial yield on the Incremental Loans, less 0.50%). Making of Incremental Loans. On any Incremental Effective Date on2.9.4 which Incremental Commitments become effective, subject to the satisfaction of the foregoing terms and conditions, each Syndication Party of such Incremental Commitment shall make an Incremental Loan to Borrower in an amount equal to its Incremental Commitment. Amendments. Incremental Loans may be made hereunder pursuant to an2.9.5 amendment or an amendment and restatement (an “Incremental Loan Amendment”) of this Credit Agreement and, as appropriate, the other Loan Documents, executed by Borrower, each Syndication Party participating in such tranche and the Administrative Agent. The Incremental Loan Amendment may, without the consent of any other Syndication Parties, effect such amendments to this Credit Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section 2.9. From and after each Incremental Effective Date, the Incremental Loans and Incremental Commitments established pursuant to this Section 2.9 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Credit Agreement and the other Loan Documents. INTEREST; FEES; AND MARGINSARTICLE 3. Interest. Except as provided in Article 3 hereof, interest on all Loans shall be3.1 calculated as follows: Base Rate Option. Unless Borrower requests and receives a LIBO Rate3.1.1 Loan pursuant to Subsection 3.1.2 hereof or a Quoted Rate Loan pursuant to Subsection 3.2.3 hereof, the outstanding principal balance owing hereunder for Loans shall bear interest at the Base Rate (each a “Base Rate Loan”). LIBO Rate Option. From time to time, and so long as no Event of Default3.1.2 has occurred and is continuing, at the request of Borrower included in a Borrowing Notice, all or any part of the outstanding principal balance owing hereunder for Loans may bear interest at the LIBO Rate (each a “LIBO Rate Loan”); provided that Borrower may have no more than ten (10) LIBO Rate Loans outstanding at any time. To effect this option, the Borrowing Notice must specify (a) the principal amount that is to bear interest at the LIBO Rate, which must be a minimum of $10,000,000.00 and in incremental multiples of $1,000,000.00 and (b) the period selected by Borrower during which the LIBO Rate is to be applied (“LIBO Rate Period”), which may be any period of one, two, three, or six months, but must expire no later than the Maturity Date. In addition, Borrower may convert any Base Rate Loan to a LIBO Rate Loan, or continue a LIBO Rate Loan, by making a written request therefor, substantially in the form of Exhibit 3.1 hereto (“Conversion or Continuation Notice”), to the Administrative Agent by telecopier or electronic transmission at least three (3) Banking Days prior to the first date of the LIBO Rate Period therefor, specifying (y) the principal amount that is to bear interest at the LIBO Rate, which must be a minimum of $10,000,000.00 and in incremental multiples of $1,000,000.00 and (z) the LIBO Rate Period selected by Borrower during which the LIBO Rate 24 is to be applied. The Administrative Agent shall incur no liability in acting upon a request which it believed in good faith had been made by a properly authorized employee of Borrower. Following the expiration of the LIBO Rate Period for any LIBO Rate Loan, interest shall automatically accrue at the Base Rate unless Borrower requests and receives another LIBO Rate Loan as provided in this Subsection 3.1.2. Quoted Rate Option. At the request of Borrower in a Borrowing Notice,3.1.3 the Loans under the Term Facility to be made under such Borrowing Notice shall bear interest at the initial Quoted Rate (a “Quoted Rate Loan”). The Borrowing notice must confirm that the entire principal amount of the Term Loan under the Term Facility to be borrowed under such Borrowing Notice is to bear interest at the Quoted Rate for a period beginning on the Funding Date of such Loan until the Maturity Date (“Quoted Rate Period”). Additional Provisions for LIBO Rate Loans.3.2 Limitation on LIBO Rate Loans. Anything herein to the contrary3.2.1 notwithstanding, if, on or prior to the determination of the LIBO Rate for any LIBO Rate Period: the Administrative Agent determines (which determination shall be(a) conclusive) that quotations of interest rates in accordance with the definition of LIBO Rate are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBO Rate Loans as provided in this Credit Agreement; or any Syndication Party determines (which determination shall be(b) conclusive) that the relevant rates of interest referred to in the definition of LIBO Rate upon the basis of which the rate of interest for LIBO Rate Loans for such LIBO Rate Period is to be determined do not adequately cover the cost to the Syndication Parties of making or maintaining such LIBO Rate Loans for such LIBO Rate Period; then Administrative Agent shall give Borrower prompt notice thereof, and so long as such condition remains in effect, in the case of clause (a) above, the Syndication Parties, and in the case of clause (b) above, the Syndication Party that makes the determination, shall be under no obligation to make LIBO Rate Loans, convert Base Rate Loans into LIBO Rate Loans, or continue LIBO Rate Loans, and Borrower shall, on the last days of the then current applicable LIBO Rate Periods for the outstanding LIBO Rate Loans, either prepay such LIBO Rate Loans or such LIBO Rate Loans shall automatically be converted into a Base Rate Loan in accordance with Section 3.1 hereof. LIBO Rate Loan Unlawful. If any Change in Law shall make it unlawful3.2.2 for any of the Syndication Parties to (a) advance its Funding Share of any LIBO Rate Loan or (b) maintain its share of all or any portion of the LIBO Rate Loans, each such Syndication Party shall promptly, by telephone (in which case it must be promptly followed by a writing) or telecopier or electronic transmission, notify the Administrative Agent thereof, and of the reasons therefor and the Administrative Agent shall promptly notify Borrower thereof and shall provide a copy of such written notice to Borrower. In the former event, any obligation of any such Syndication Party to make available its Funding Share of any future LIBO Rate Loan shall immediately be canceled (and, in lieu thereof shall be made as a Base Rate Loan), and in the 25 latter event, any such unlawful LIBO Rate Loans or portions thereof then outstanding shall be converted, at the option of such Syndication Party, to a Base Rate Loan; provided, however, that if any such Change in Law shall permit the LIBO Rate to remain in effect until the expiration of the LIBO Rate Period applicable to any such unlawful LIBO Rate Loan, then such LIBO Rate Loan shall continue in effect until the expiration of such LIBO Rate Period. Upon the occurrence of any of the foregoing events on account of any Change in Law, Borrower shall pay to the Administrative Agent immediately upon demand such amounts as may be necessary to compensate any such Syndication Party for any fees, charges, or other costs (including Funding Losses) incurred or payable by such Syndication Party as a result thereof and which are attributable to any LIBO Rate Loan made available to Borrower hereunder, and any reasonable allocation made by any such Syndication Party among its operations shall be conclusive and binding upon Borrower absent manifest error. Treatment of Affected Loans. If the obligations of any Syndication Party3.2.3 to make or continue LIBO Rate Loans, or to convert Base Rate Loans into LIBO Rate Loans, are suspended pursuant to Subsection 3.2.1 or 3.2.2 hereof (all LIBO Rate Loans so affected being herein called “Affected Loans”), such Syndication Party’s Affected Loans shall, on the last day(s) of the then current LIBO Rate Period(s) for the Affected Loans (or, in the case of a conversion required by Subsection 3.2.1 or 3.2.2, on such earlier date as such Syndication Party may specify to Borrower), be automatically converted into Base Rate Loans for the account of such Syndication Party. To the extent that such Syndication Party’s Affected Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Syndication Party’s Affected Loans shall be applied instead to its Base Rate Loans. All Loans which would otherwise be made or continued by such Syndication Party as LIBO Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Syndication Party which would otherwise be converted into LIBO Rate Loans shall remain as Base Rate Loans. Default Interest Rate. All past due payments on Loans or of any other Bank Debt3.3 (whether as a result of nonpayment by Borrower when due, at maturity, or upon acceleration) shall bear interest at the Default Interest Rate from and after the due date for the payment, or on the date of maturity or acceleration, as the case may be. Interest Calculation. Interest on all Loans shall be calculated on the actual3.4 number of days the principal owing thereunder is outstanding with the daily rate calculated on the basis of a year consisting of 360 days. In calculating interest, the Funding Date shall be included and the date each payment is received shall be excluded. Term Facility Commitment Fees. If any Term Commitments (other than3.5 Incremental Commitments) remain outstanding on the date that is three months after the Closing Date, subject to Section 13.30, Borrower shall pay or cause to be paid a non-refundable fee (“Term Facility Commitment Fee”) calculated in arrears and which shall accrue beginning on the first day of the fourth month after the Closing Date and each month thereafter, until the earlier of (a) the Term Commitments (other than any Incremental Commitments) have been terminated and the Syndication Parties have no further obligation to make a Loan (other than an Incremental Loan or a Revolving Loan) and (b) the termination of the Availability Period. The Term Facility Commitment Fee for each such period shall be equal to (a) the average daily Term 26

Commitment in effect during such period, (b) multiplied by the average daily Term Facility Commitment Fee Amount in effect during such period, as converted to a daily rate using a year of 360 days, (c) with the product thereof being further multiplied by the number of days in such period. The Term Facility Commitment Fee shall be payable to the Administrative Agent in arrears on the Banking Day coinciding with, or immediately preceding the fifth (5th) day after the close of each such month, for distribution to each Syndication Party in the ratio that its Individual Commitment with respect to the Term Facility bears to the Term Commitment as calculated by the Administrative Agent on the last day of each such month.

3.6 Revolving Facility Commitment Fees. Subject to Section 13.30, Borrower shall pay or cause to be paid a non-refundable fee (“**Revolving Facility Commitment Fee**”) calculated in arrears and which shall accrue beginning on the First Amendment Effective Date and each month thereafter, until the earlier of (a) the Revolving Commitments have been terminated and the Syndication Parties have no further obligation to make a Revolving Loan and (b) the termination of the Revolving Availability Period. The Revolving Facility Commitment Fee for each such period shall be equal to (a) the average daily Revolving Commitment in effect during such period, (b) multiplied by the average daily Revolving Facility Commitment Fee Amount in effect during such period, as converted to a daily rate using a year of 360 days, (c) with the product thereof being further multiplied by the number of days in such period. The Revolving Facility Commitment Fee shall be payable to the Administrative Agent in arrears on the Banking Day coinciding with, or immediately preceding the fifth (5th) day after the close of each such month, for distribution to each Syndication Party in the ratio that its Individual Commitment with respect to the Revolving Facility bears to the Revolving Commitment as calculated by the Administrative Agent on the last day of each such month.

ARTICLE 4. PAYMENTS; FUNDING LOSSES

4.1 Principal Payments. Principal shall be payable in full on the Maturity Date; provided that prepayments may be made only as provided in Section 4.5 hereof.

4.2 Interest Payments. Interest shall be payable as follows: (a) interest on Base Rate Loans shall be payable monthly in arrears on the fifth day of the next succeeding month, (b) interest on LIBO Rate Loans shall be payable on the last day of the LIBO Rate Period therefor unless the LIBO Rate Period is longer than three (3) months, in which case interest shall also be payable on each three month anniversary of the first day of the applicable LIBO Rate Period, (c) interest on Quoted Rate Loans shall be payable semiannually in arrears on December 15 and June 15 of each year or the next succeeding Banking Day and (d) any interest then accrued and unpaid shall be payable on the Maturity Date.

4.3 Application of Principal Payments. ~~Payments~~Subject to Section 12.4, principal payments and prepayments shall be applied, if Borrower provides no specific direction, to the principal amounts owing (i) under the Revolving Facility and then (ii) under the Term Facility. Subject to the provisions of the foregoing sentence, payments shall be applied first to Base Rate Loans, second to LIBO Rate Loans and then to Quoted Rate Loans unless Borrower directs otherwise in writing; provided, subject to Section 12.4, upon the occurrence and during the continuance of an Event of Default or Potential Default, such payments shall be applied, first to

27

fees, second to interest, third to principal pro-rata to the applicable Loans, and last to any other Bank Debt. Manner of Payment. All payments, including prepayments, that Borrower is4.4 required or permitted to make under the terms of this Credit Agreement and the other Loan Documents shall be made to the Administrative Agent in immediately available federal funds, to be received no later than 1:00 P.M. (Central time) of the date on which such payment is due (or the following Banking Day if such date is not a Banking Day) by wire transfer through Federal Reserve Bank, Kansas City, as provided in the Wire Instructions (or to such other account as the Administrative Agent may designate by notice). Payments to Be Free and Clear. All sums payable by Borrower under this4.4.1 Credit Agreement and the other Loan Documents shall be paid without setoff or counterclaim and free and clear of, and without any deduction or withholding on account of, any tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Borrower or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment (excluding (i) taxes imposed on or measured by the net income or net profits of the recipient of such payment, and franchise taxes imposed in lieu thereof or (ii) any taxes imposed pursuant to FATCA). Grossing-up of Payments. If Borrower or any other Person is required by4.4.2 law to make any deduction or withholding on account of any such tax from any sum paid or payable by Borrower to the Administrative Agent or any Syndication Party under any of the Loan Documents: Borrower shall notify the Administrative Agent of any such(a) requirement or any change in any such requirement as soon as Borrower becomes aware of it; Borrower shall pay any such tax when such tax is due, such(b) payment to be made (if the liability to pay is imposed on Borrower) for its own account or (if that liability is imposed on the Administrative Agent or such Syndication Party, as the case may be) on behalf of and in the name of the Administrative Agent or such Syndication Party; the sum payable by Borrower in respect of which the relevant(c) deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, the Administrative Agent or such Syndication Party, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and within thirty (30) days after paying any sum from which it is(d) required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any tax which it is required by clause (b) above to pay, Borrower shall deliver to the Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other 28 authority; provided that no such additional amount shall be required to be paid to any Syndication Party under clause (c) above except to the extent that any change after the date on which such Syndication Party became a Syndication Party in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date on which such Syndication Party became a Syndication Party, in respect of payments to such Syndication Party. The obligations of Borrower under this Section 4.4 shall survive the termination of this Credit Agreement and other covenants. Voluntary Prepayments. Borrower shall have the right to prepay all or any part of4.5 the outstanding principal balance under the Loans at any time in integral multiples of $1,000,000.00 (or the entire outstanding balance, if less) and subject to a $5,000,000.00 minimum prepayment on LIBO Rate Loans, Base Rate Loans and Quoted Rate Loans (or the entire outstanding balance, if less), on any Banking Day; provided that (a) in the event of prepayment of any LIBO Rate Loan or Quoted Rate Loan, whether voluntary (including payments pursuant to Section 2.9 hereof) or on account of acceleration (i) Borrower must provide three (3) Banking Day’s notice to the Administrative Agent prior to making such voluntary prepayment, and (ii) Borrower must, at the time of making such prepayment, pay all accrued but unpaid interest and all Funding Losses applicable to such prepayment and (b) in the event of prepayment of any Base Rate Loan, whether voluntary (including payments pursuant to Section 2.9 hereof) or on account of acceleration (i) Borrower must provide one (1) Banking Day’s notice to the Administrative Agent prior to making such voluntary prepayment, and (ii) Borrower must, at the time of making such prepayment, pay all accrued but unpaid interest applicable to such prepayment. During the Revolving Availability Period, principal amounts of any Revolving Loan prepaid may be reborrowed under the terms and conditions of this Credit Agreement. Distribution of Principal and Interest Payments. The Administrative Agent shall4.6 distribute payments of principal and interest on Loans among the Syndication Parties in the ratio in which they funded the Loan to which such payments are applied. Funding Losses. Borrower will indemnify each Syndication Party against any4.7 Funding Losses that such Syndication Party may sustain or incur as a consequence of any event (other than a default by such Syndication Party in the performance of its obligations hereunder) which results in (a) such Syndication Party receiving any amount on account of the principal of any LIBO Rate Loan prior to the last day of the LIBO Rate Period in effect therefor (in the case of LIBO Rate Loans), (b) the conversion of a LIBO Rate Loan to a Base Rate Loan, or any conversion of the LIBO Rate Period with respect to any LIBO Rate Loan, in each case other than on the last day of the LIBO Rate Period in effect therefor, (c) any LIBO Rate Loan to be made, converted or continued by such Syndication Party not being made, converted or continued after notice thereof shall have been given by Borrower or (d) any payment of any Quoted Rate Loans before the expiration of the applicable Quoted Rate Period and including on account of acceleration. “Funding Losses” shall be determined on an individual Syndication Party basis as the amount which would result in such Syndication Party being made whole (on a present value basis) for the actual or imputed funding losses (including, without limitation, any loss, cost or expense incurred by reason of obtaining, liquidating or employing deposits or other funds acquired by such Syndication Party to fund or maintain a LIBO Rate Loan or Quoted Rate Loan) 29 incurred by such Syndication Party as a result of such payment (regardless of whether the Syndication Party actually funded with such deposits). In the event of any such payment, each Syndication Party which had funded the LIBO Rate Loan or Quoted Rate Loan being paid shall, promptly after being notified of such payment, send written notice (“Funding Loss Notice”) to the Administrative Agent by telecopier or electronic transmission setting forth the amount of attributable Funding Losses. The Administrative Agent shall notify Borrower orally or in writing of the amount of such Funding Losses. A determination by a Syndication Party as to the amounts payable pursuant to this Section 4.7 shall be conclusive absent manifest error. The obligations of Borrower under this Section 4.7 shall survive the termination of this Credit Agreement and other covenants. BANK EQUITY INTERESTSARTICLE 5. Borrower agrees to purchase such equity interests in CoBank (“Bank Equity Interests”) as CoBank may from time to time require in accordance with its bylaws and capital plans as applicable to cooperative borrowers generally. In connection with the foregoing, Borrower hereby acknowledges receipt, prior to the execution of this Credit Agreement, of the following with respect to CoBank: (a) the bylaws, (b) a written description of the terms and conditions under which the Bank Equity Interests are issued and (c) the most recent annual report, and if more recent than the latest annual report, the latest quarterly report. Borrower agrees to be bound by the terms of CoBank’s bylaws and capitalization plan, including without limitation, provisions applicable to patronage distributions. CoBank shall have no obligation to retire the Bank Equity Interests upon any Event of Default or Potential Default or at any other time, either for application to the Bank Debt or otherwise. Neither the Bank Equity Interests nor any accrued patronage shall be taken into consideration for purposes of determining the Syndication Parties’ pro rata shares hereunder. Neither the Bank Equity Interests nor any accrued patronage shall be offset against the Bank Debt owing to CoBank, except that in the event of an Event of Default, CoBank may elect, solely at its discretion, to apply the cash portion of any patronage distribution or retirement of equity to amounts due under this Credit Agreement. Borrower acknowledges that any corresponding tax liability associated with such application is the sole responsibility of Borrower. CoBank reserves the right to sell participations under the provisions of Section 13.27 on a non-patronage basis. In addition, Borrower agrees to purchase such equity interests in any Farm Credit System Institution which is a Syndication Party hereunder as such Farm Credit System Institution may from time to time require in accordance with its bylaws and capital plans as applicable to cooperative borrowers generally and as is required by any written agreement Borrower may execute with any such Farm Credit System Institution. SECURITYARTICLE 6. The obligations of Borrower under this Credit Agreement shall be unsecured, except (a) the statutory lien in favor of CoBank (but not any other Syndication Parties) in the Bank Equity Interests (and each party hereto acknowledges that CoBank has a statutory first lien on all of the Bank Equity Interests pursuant to 12 U.S.C. 2131, and that such statutory lien shall be for CoBank’s sole and exclusive benefit and shall not be subject to this Credit Agreement or any other Loan Document) and (b) the statutory lien, if any, in favor of any Farm Credit System Institution (but not any other Syndication Parties), which may require Borrower to purchase equity interests as provided in Article 5 hereof, in such equity interests. 30

REPRESENTATIONS AND WARRANTIESARTICLE 7. To induce the Syndication Parties to make the Loans, and recognizing that the Syndication Parties and the Administrative Agent are relying thereon, Borrower represents and warrants as follows: Organization, Good Standing, etc. Borrower: (a) is duly organized, validly7.1 existing, and in good standing under the laws of its state of incorporation; (b) qualifies as a cooperative association under the laws of its state of incorporation; (c) is duly qualified to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary, except to the extent that the failure to so qualify has not resulted in, and could not reasonably be expected to cause, a Material Adverse Effect; and (d) has all authority and all requisite corporate and legal power to own and operate its assets and to carry on its business, and to enter into and perform the Loan Documents to which it is a party. Each Subsidiary: (a) is duly organized, validly existing, and in good standing under the laws of its state of incorporation; (b) is duly qualified to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary, except to the extent that the failure to so qualify has not resulted in, and could not reasonably be expected to cause, a Material Adverse Effect; and (c) has all authority and all requisite corporate and legal power to own and operate its assets and to carry on its business. Corporate Authority, Due Authorization; Consents. Borrower has taken all7.2 corporate action necessary to execute, deliver and perform its obligations under the Loan Documents to which it is a party. All consents or approvals of any Person which are necessary for, or are required as a condition of Borrower’s execution, delivery and performance of and under the Loan Documents, have been obtained. Litigation. Except as described on Exhibit 7.3 hereto, there are no pending legal7.3 or governmental actions, proceedings or investigations to which Borrower or any Subsidiary is a party or to which any property of Borrower or any Subsidiary is subject which (a) might reasonably be expected to result in any Material Adverse Effect or (b) involve this Credit Agreement or any of the other Loan Documents and, to Borrower’s knowledge, no such actions or proceedings are threatened or contemplated by any federal, state, county, or city (or similar unit) governmental agency or any other Person. No Violations. The execution, delivery and performance of its obligations under7.4 the Loan Documents will not: (a) violate any provision of Borrower’s articles of incorporation or bylaws, or any law, rule, regulation (including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System), or any judgment, order or ruling of any court or governmental agency; (b) violate, require consent under (except such consent as has been obtained), conflict with, result in a breach of, constitute a default under, or with the giving of notice or the expiration of time or both, constitute a default under, any existing real estate mortgage, indenture, lease, security agreement, contract, note, instrument or any other agreements or documents binding on Borrower or affecting its property; or (c) violate, conflict with, result in a breach of, constitute a default under, or result in the loss of, or restriction of rights under, any Required License or any order, law, rule, or regulation under or pursuant to which any Required License was issued or is maintained (“Licensing Laws”). 31

Binding Agreement. Each of the Loan Documents to which Borrower is a party7.5 is, or when executed and delivered, will be, the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, subject only to limitations on enforceability imposed by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general principles of equity. Compliance with Laws. Borrower and each Subsidiary are in compliance with all7.6 federal, state, and local laws, rules, regulations, ordinances, codes and orders, including without limitation all Environmental Laws and all Licensing Laws, with respect to which noncompliance could reasonably be expected to result in a Material Adverse Effect. Principal Place of Business; Place of Organization. Borrower’s place of business,7.7 or chief executive office if it has more than one place of business, and the place where the records required by Section 9.1 hereof are kept, is located at the address specified pursuant to Section 14.4. Borrower is a cooperative corporation formed under the laws of the State of Minnesota. Payment of Taxes. Except as shown on Exhibit 7.8 hereto, Borrower and each7.8 Subsidiary have filed all required federal, state and local tax returns and have paid all taxes as shown on such returns as they have become due, and have paid when due all other taxes, assessments or impositions levied or assessed against Borrower or any Subsidiary, or their business or properties, except where the failure to make such filing or payment could not reasonably be expected to result in a Material Adverse Effect. Exhibit 7.8 specifically indicates all such taxes, if any, which are subject to a Good Faith Contest. Licenses and Approvals. Borrower and each Subsidiary have ownership of, or7.9 license to use, or have been issued, all trademarks, patents, copyrights, franchises, certificates, approvals, permits, authorities, agreements, and licenses which are used or necessary to permit it to own its properties and to conduct the business as presently being conducted as to which the termination or revocation thereof could reasonably be expected to have a Material Adverse Effect (“Required Licenses”). Each Required License is in full force and effect, and there is no outstanding notice of cancellation or termination or, to Borrower’s knowledge, any threatened cancellation or termination in connection therewith, nor has an event occurred with respect to any Required License which, with the giving of notice or passage of time or both, could result in the revocation or termination thereof or otherwise in any impairment of Borrower’s rights with respect thereto, which impairment could reasonably be expected to have a Material Adverse Effect. No consent, permission, authorization, order, or license of any Governmental Authority, is necessary in connection with the execution, delivery, performance, or enforcement of and under the Loan Documents to which Borrower is a party except such as have been obtained and are in full force and effect. Employee Benefit Plans. Exhibit 7.10 sets forth as of the Closing Date a true and7.10 complete list of each Borrower Benefit Plan that is maintained by Borrower or any of its Subsidiaries or in which Borrower or any of its Subsidiaries participates or to which Borrower or any of its Subsidiaries is obligated to contribute, in each case as of the Closing Date. Borrower and its Subsidiaries are in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder (“ERISA”), to the 32 extent applicable to them, and have not received any notice to the contrary from the Pension Benefit Guaranty Corporation (“PBGC”). Equity Investments. Borrower does not now own any stock or other voting or7.11 equity interest, directly or indirectly, in any Person valued at the greater of book value or market value at $5,000,000 or more, other than: (a) the Bank Equity Interests, and (b) as set forth on Exhibit 7.11. Title to Real and Personal Property. Borrower and each Subsidiary have good7.12 and marketable title to, or valid leasehold interests in, all of their material properties and assets, real and personal, including the properties and assets and leasehold interests reflected in the financial statements of Borrower and its Subsidiaries referred to in Section 7.13 hereof, except (a) any properties or assets disposed of in the ordinary course of business, and (b) for defects in title and encumbrances which could not reasonably be expected to result in a Material Adverse Effect; and none of the properties of Borrower or any Consolidated Subsidiary are subject to any Lien, except as permitted by Section 10.3 hereof. All such property is in good operating condition and repair, reasonable wear and tear excepted, and suitable in all material respects for the purposes for which it is being utilized except where their failure to be in good operating condition could not reasonably be expected to result in a Material Adverse Effect. All of the leases of Borrower and each Subsidiary which constitute Material Agreements are in full force and effect and afford Borrower or such Subsidiary peaceful and undisturbed possession of the subject matter thereof. Financial Statements. The (a) consolidated balance sheets of Borrower and its7.13 Subsidiaries as of August 31, 2014 and (b) consolidated balance sheets of Borrower and its Subsidiaries as of May 31, 2015, and in each case, and the related consolidated statements of operations, cash flows and consolidated statements of capital shares and equities for the Fiscal Year then ended, and with respect to clause (a) above, the accompanying footnotes, together with the unqualified opinion thereon, dated August 31, 2014 of PricewaterhouseCoopers LLP, independent certified public accountants, copies of which have been furnished to the Administrative Agent and the Syndication Parties, fairly present in all material respects the consolidated financial condition of Borrower and its Subsidiaries as at such dates and the results of the consolidated operations of Borrower and its Subsidiaries for the periods covered by such statements, all in accordance with GAAP consistently applied. Since August 31, 2014, there has been no material adverse change in the financial condition, results of operations, business or prospects of Borrower or any of its Subsidiaries. As of the Closing Date, there are no liabilities of Borrower or any of its Subsidiaries, fixed or contingent, which are material but are not reflected in the financial statements of Borrower and its Subsidiaries referred to above or referred to in the notes thereto, other than liabilities arising in the ordinary course of business since August 31, 2014. No information, exhibit, or report furnished by Borrower or any of its Subsidiaries to the Administrative Agent or the Syndication Parties in connection with the negotiation of this Credit Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which they were made and taken together with the other information, exhibits and reports furnished to the Administrative Agent and/or the Syndication Parties. 33

Environmental Compliance. Except as set forth on Exhibit 7.14 hereto, Borrower7.14 and each Subsidiary have obtained all permits, licenses and other authorizations which are required under all applicable Environmental Laws, except to the extent failure to have any such permit, license or authorization could not reasonably be expected to result in a Material Adverse Effect. Except as set forth on Exhibit 7.14 hereto, Borrower and each Subsidiary are in compliance with all Environmental Laws and the terms and conditions of the required permits, licenses and authorizations, and are also in compliance with all other limitations, restrictions, obligations, schedules and timetables contained in those Laws or contained in any plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, except to the extent, in each case, failure to comply has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect. Fiscal Year. Each fiscal year of Borrower begins on September 1 of each7.15 calendar year and ends on August 31 of the following calendar year. Material Agreements. Neither Borrower nor, to Borrower’s knowledge, any other7.16 party to any Material Agreement, is in default thereunder, and no facts exist which with the giving of notice or the passage of time, or both, would constitute such a default. Regulations U and X. No portion of any Loan will be used for the purpose of7.17 purchasing, carrying, or making loans to finance the purchase of, any “margin security” or “margin stock” as such terms are used in Regulations U or X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224. Trademarks, Tradenames, etc. Borrower owns or licenses all patents, trademarks,7.18 trade names, service marks and copyrights (collectively, “Intellectual Property”) that it utilizes in its business as presently being conducted and as anticipated to be conducted, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The Intellectual Property is in full force and effect, and Borrower has taken or caused to be taken all action, necessary to maintain the Intellectual Property in full force and effect and has not taken or failed to take or cause to be taken any action which, with the giving of notice, or the expiration of time, or both, could result in any such Intellectual Property being revoked, invalidated, modified, or limited. No Default on Outstanding Judgments or Orders. Borrower and each Subsidiary7.19 have satisfied all judgments and Borrower and each Subsidiary are not in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign, except to the extent such failure to satisfy any or all such judgments or to be in such a default has not resulted in, and could not reasonably be expected to result in, a Material Adverse Effect. No Default in Other Agreements. Neither Borrower nor any Subsidiary is a party7.20 to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any certificate of incorporation or corporate restriction which has resulted in, or could reasonably be expected to result in, a Material Adverse Effect. Neither Borrower nor any Subsidiary is in default in any respect in the performance, observance or fulfillment of any of the 34 obligations, covenants or conditions contained in any agreement or instrument where such failure to perform, observe or fulfill has resulted in, or could reasonably be expected to result in, a Material Adverse Effect. Acts of God. Neither the business nor the properties of Borrower or any7.21 Subsidiary are currently affected by any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) which has resulted in, or could reasonably be expected to result in, a Material Adverse Effect. Governmental Regulation. Neither Borrower nor any Subsidiary is subject to7.22 regulation under the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Power Act or any statute or regulation, in each case, limiting its ability to incur indebtedness for money borrowed as contemplated hereby. Labor Matters and Labor Agreements. Except as set forth in Exhibit 7.23 hereto:7.23 (a) as of the Closing Date, there are no collective bargaining agreements or other labor agreements covering any employees of Borrower or any Subsidiary the termination, cessation, or breach of which could reasonably be expected to result in a Material Adverse Effect, and a true and correct copy of each such agreement will be furnished to the Administrative Agent upon its written request from time to time, (b) there is no organizing activity involving Borrower pending or, to Borrower’s knowledge, threatened by any labor union or group of employees, (c) there are, to Borrower’s knowledge, no representation proceedings pending or threatened with the National Labor Relations Board, and no labor organization or group of employees of Borrower has made a pending demand for recognition, (d) there are no complaints or charges against Borrower pending or, to Borrower’s knowledge threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Borrower of any individual, (e) there are no strikes or other labor disputes against Borrower that are pending or, to Borrower’s knowledge, threatened, and (f) hours worked by and payment made to employees of Borrower or any Subsidiary have not been in violation of the Fair Labor Standards Act (29 U.S.C. § 201 et seq.) or any other applicable law dealing with such matters. The representations made in clauses (b) through (f) of this Section 7.23 are made with respect to those occurrences described which could, considered in the aggregate, reasonably be expected to have a Material Adverse Effect. Sanctions Laws and Regulations. None of Borrower, any of its Subsidiaries or7.24 any of their respective directors, officers or employees or, to the knowledge of Borrower, any Affiliates of Borrower or its Subsidiaries or any broker or agent of Borrower or any of its Subsidiaries, (a) is a Designated Person, (b) is an individual or entity, that is, or is owned or controlled by persons that are: (i) the subject/target of any Sanctions Laws and Regulations (a “Sanctioned Person”) or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions Laws and regulations broadly prohibiting dealings with such government, country, or territory (a “Sanctioned Country”), (c) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person, (d) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to an Executive Order, (e) has 35 engaged, engages in or conspires to engage in any activity, conduct or transaction which would violate any applicable Anti-Corruption Laws and the Borrower has instituted and maintains policies and procedures designated to prevent violation of such Anti-Corruption Laws or (f) has engaged, engages in or conspires to engage in any activity, conduct or transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Laws. Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of Borrower, its directors and agents, are in compliance with Sanctions Laws and Regulations. No borrowing hereunder or use of proceeds will violate any Sanctions Laws and Regulations. Compliance with FCPA. Each of Borrower and its Subsidiaries and their7.25 respective directors, officers and employees is in compliance with the Anti-Corruption Laws. None of Borrower or its Subsidiaries has made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to Borrower or such Subsidiary or to any other Person, in violation of any Anti-Corruption Laws. Disclosure. The representations and warranties contained in this Article 7 and in7.26 the other Loan Documents or in any financial statements provided to the Administrative Agent do not contain any untrue statement of a material fact or omit to state a material fact necessary to make such representations or warranties not misleading; and all projections provided to the Administrative Agent were prepared in good faith based on reasonable assumptions. CONDITIONS TO CLOSING AND FUNDING OF LOANSARTICLE 8. Conditions to Closing. The obligation of the Syndication Parties to make any8.1 Loans is subject to satisfaction, in the sole discretion of the Administrative Agent and the Syndication Parties (except that satisfaction of Subsection 8.1.7 shall be determined in the reasonable discretion of the Administrative Agent and the Syndication Parties), of each of the following conditions precedent: Loan Documents. The Administrative Agent shall have received duly8.1.1 executed copies of the Loan Documents. Approvals. The Administrative Agent shall have received evidence8.1.2 satisfactory to it of all consents and approvals of governmental authorities and third parties which are with respect to Borrower, necessary for, or required as a condition of the validity and enforceability of the Loan Documents to which it is a party. Organizational Documents. The Administrative Agent shall have8.1.3 received: (a) a good standing certificate, dated no more than thirty (30) days prior to the Closing Date, for Borrower for its state of incorporation; (b) a copy of the articles of incorporation of Borrower (and any amendments thereto) certified by the Secretary of State of its state of 36 organization; and (c) a copy of the bylaws of Borrower, certified as true and complete by the Secretary or Assistant Secretary of Borrower. Evidence of Corporate Action. The Administrative Agent shall have8.1.4 received in form and substance satisfactory to the Administrative Agent: (a) documents evidencing all corporate action taken by Borrower to authorize (including the specific names and titles of the persons authorized to so act (each an “Authorized Officer”)) the execution, delivery and performance of the Loan Documents to which it is a party, certified to be true and correct by the Secretary or Assistant Secretary of Borrower; and (b) a certificate of the Secretary or Assistant Secretary of Borrower, dated the Closing Date, certifying the names and true signatures of the Authorized Officers. Evidence of Insurance. Borrower shall have provided the Administrative8.1.5 Agent with insurance certificates and such other evidence, in form and substance satisfactory to the Administrative Agent, of all insurance required to be maintained by it under the Loan Documents. Appointment of Agent for Service. The Administrative Agent shall have8.1.6 received evidence satisfactory to the Administrative Agent that Borrower has appointed CT Corporation System to serve as its agent for service of process at their New York, New York office (presently at 111 Eighth Avenue, New York, NY 10011), and that CT Corporation System has accepted such appointment by Borrower. No Material Change. (a) No material adverse change shall have occurred8.1.7 since August 31, 2014 (i) in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of Borrower and its Subsidiaries, taken as a whole, or (ii) in facts and information regarding such entities as represented to the Administrative Agent or any Syndication Party on or prior to the Closing Date; and (b) no change shall have occurred in the condition or operations of Borrower since August 31, 2014 which could reasonably be expected to result in a Material Adverse Effect. Fees and Expenses. Borrower shall have paid the Administrative Agent,8.1.8 by wire transfer of immediately available federal funds all fees set forth in Section 3.5 hereof and any other fees owing to the Administrative Agent or the Syndication Parties which are due on the Closing Date, and all expenses owing pursuant to Section 14.1 hereof. Bank Equity Interest Purchase Obligation. Borrower shall have purchased8.1.9 such Bank Equity Interests as CoBank may require pursuant to Article 5 hereof. Opinion of Counsel. Borrower shall have provided a favorable opinion8.1.10 of its counsel addressed to the Administrative Agent and each of the present and future Syndication Parties, covering such matters as the Administrative Agent may reasonably require. Further Assurances. Borrower shall have provided and/or executed and8.1.11 delivered to the Administrative Agent such further assignments, documents or financing statements, in form and substance satisfactory to the Administrative Agent, which Borrower is to 37 execute and/or deliver pursuant to the terms of the Loan Documents or as the Administrative Agent may reasonably request. Amendment to Existing Term Loan Credit Agreement. Borrower shall8.1.12 have entered into an amendment to the Existing Term Loan Credit Agreement which shall be in form and substance satisfactory to the Administrative Agent. Revolving Loan Credit Agreement. Borrower shall have entered into8.1.13 the Revolving Loan Credit Agreement which shall be in form and substance satisfactory to the Administrative Agent. Amendment to Existing Private Placement Debt Offerings. Borrower8.1.14 shall have entered into amendments with respect to its existing private placement debt offerings which shall be in form and substance satisfactory to the Administrative Agent. No Default. As of the Closing Date, no Event of Default or Potential8.1.15 Default shall have occurred and be continuing. Accuracy of Representations and Warranties. The representations and8.1.16 warranties of Borrower herein shall be true and correct in all material respects on and as of the Closing Date. Documentation Required by Regulatory Authorities. The Syndication8.1.17 Parties shall have received, to the extent requested on or prior to five Banking Days before the Closing Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act. Conditions to Loans and Incremental Commitments . The Syndication Parties’8.2 obligation to fund each Loan or to establish an Incremental Commitment is subject to the satisfaction, in the sole discretion of the Administrative Agent and the Syndication Parties, of each of the following conditions precedent, as well as those set forth in Section 8.1 hereof (other than the condition set forth in Section 8.1.7, in the case of fundings occurring after the Closing Date), and each request by Borrower for a Loan or to establish an Incremental Commitment shall constitute a representation by Borrower, upon which the Administrative Agent may rely, that the conditions set forth in Subsections 8.2.1 and 8.2.2 hereof have been satisfied: Default. As of the Funding Date or the date of establishment of an8.2.1 Incremental Commitment no Event of Default or Potential Default shall have occurred and be continuing, and the disbursing of the amount of the Loan requested shall not result in an Event of Default or Potential Default. Representations and Warranties. The representations and warranties of8.2.2 Borrower herein (other than the representation and warranty set forth in the second sentence of Section 7.13, in the case of fundings occurring after the Closing Date) shall be true and correct in all material respects on and as of the date on which the Loan is to be made as though made on such date. Borrower shall have paid the Administrative Agent, by wire transfer of immediately 38 available U.S. funds all fees set forth in Section 3.5 hereof which are then due and payable, including all expenses owing pursuant to Section 14.1 hereof. AFFIRMATIVE COVENANTSARTICLE 9. From and after the date of this Credit Agreement and until the Bank Debt is indefeasibly paid in full and the Syndication Parties have no obligation to make any Loan, Borrower agrees that it will observe and comply with the following covenants for the benefit of the Administrative Agent and the Syndication Parties: Books and Records. Borrower shall at all times keep, and cause each Subsidiary9.1 to keep, proper books of record and account, in which correct and complete entries shall be made of all its dealings, in accordance with GAAP. Reports and Notices. Borrower shall provide to the Administrative Agent the9.2 following reports, information and notices: Annual Financial Statements . As soon as available, but in no event later9.2.1 than one hundred and thirty (130) days after the end of any Fiscal Year of Borrower occurring during the term hereof one copy of the audit report for such year and accompanying consolidated financial statements (including all footnotes thereto), including a consolidated balance sheet, a consolidated statement of earnings, a consolidated statement of capital, and a consolidated statement of cash flow for Borrower and its Subsidiaries, showing in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in conformance with GAAP consistently applied and certified without qualification by PricewaterhouseCoopers, or other independent public accountants of nationally recognized standing selected by Borrower and satisfactory to the Administrative Agent. Delivery to the Administrative Agent within the time period specified above of copies of Borrower’s Annual Report on Form 10-K as prepared and filed in accordance with the requirements of the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Subsection 9.2.1 if accompanied by the required unqualified accountant’s certification. Such annual financial statements or Form 10-Ks required pursuant to this Subsection 9.2.1 shall be accompanied by a Compliance Certificate signed by Borrower’s Chief Financial Officer or other officer of Borrower acceptable to the Administrative Agent. Borrower shall be deemed to have complied with this Section 9.2 if such financial statements are delivered to the Administrative Agent by electronic transmission, or in the case of the Form 10-K, such Form 10-K is available on the EDGAR system, and an electronic copy of the signed Compliance Certificate is delivered to the Administrative Agent. Quarterly Financial Statements. As soon as available but in no event more9.2.2 than fifty-five (55) days after the end of each Fiscal Quarter (except the last Fiscal Quarter of Borrower’s Fiscal Year) the following financial statements or other information concerning the operations of Borrower and its Subsidiaries for such Fiscal Quarter, the Fiscal Year to date, and for the corresponding periods of the preceding Fiscal Year, all prepared in accordance with GAAP consistently applied: (a) a consolidated balance sheet, (b) a consolidated summary of earnings, (c) a consolidated statement of cash flows, and (d) such other statements as the Administrative Agent may reasonably request. Delivery to the Administrative Agent within the time period specified above of copies of Borrower’s Quarterly Report on Form 10-Q as prepared 39 and filed in accordance with the requirements of the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Subsection 9.2.2 other than clause (d) hereof. Such quarterly financial statements or Form 10-Qs required pursuant to this Subsection 9.2.2 shall be accompanied by a Compliance Certificate signed by Borrower’s Chief Financial Officer or other officer of Borrower acceptable to the Administrative Agent (subject to normal year end adjustments). Borrower shall be deemed to have complied with this Section 9.2 if such financial statements are delivered to the Administrative Agent by electronic transmission, or in the case of the Form 10-Q, such Form 10-Q is available on the EDGAR system, and an electronic copy of the signed Compliance Certificate is delivered to the Administrative Agent. Notice of Default. As soon as the existence of any Event of Default or9.2.3 Potential Default becomes known to any officer of Borrower, prompt written notice of such Event of Default or Potential Default, the nature and status thereof, and the action being taken or proposed to be taken with respect thereto. ERISA Reports. As soon as possible and in any event within twenty (20)9.2.4 days after Borrower knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or Borrower or any Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, or that Borrower, any Subsidiary or any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan, or that a Plan which is a Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA) or is terminating, a certificate of Borrower’s Chief Financial Officer setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination or withdrawal or reorganization or insolvency and the action Borrower or such Subsidiary proposes to take with respect thereto, provided, however, that notwithstanding the foregoing, no reporting is required under this Subsection 9.2.4 unless the matter(s), individually or in the aggregate, result, or could be reasonably expected to result, in aggregate obligations or liabilities of Borrower and/or the Subsidiaries in excess of twenty-five million dollars ($25,000,000). Notice of Litigation. Promptly after the commencement thereof, notice of9.2.5 all actions, suits, arbitration and any other proceedings before any Governmental Authority, affecting Borrower or any Subsidiary which, if determined adversely to Borrower or any Subsidiary, could reasonably be expected to require Borrower or any Subsidiary to have to pay or deliver assets having a value of twenty-five million dollars ($25,000,000) or more (whether or not the claim is covered by insurance) or could reasonably be expected to result in a Material Adverse Effect. Notice of Material Adverse Effect. Promptly after Borrower obtains9.2.6 knowledge thereof, notice of any matter which, alone or when considered together with other matters, has resulted or could reasonably be expected to result in a Material Adverse Effect. Notice of Environmental Proceedings. Without limiting the provisions of9.2.7 Subsection 9.2.5 hereof, promptly after Borrower’s receipt thereof, notice of the receipt of all pleadings, orders, complaints, indictments, or other communication alleging a condition that may require Borrower or any Subsidiary to undertake or to contribute to a cleanup or other response under Environmental Regulations, or which seeks penalties, damages, injunctive relief, or 40 criminal sanctions related to alleged violations of such laws, or which claims personal injury or property damage to any person as a result of environmental factors or conditions or which, if adversely determined, could reasonably be expected to have a Material Adverse Effect. Regulatory and Other Notices. Promptly after Borrower’s receipt thereof,9.2.8 copies of any notices or other communications received from any Governmental Authority with respect to any matter or proceeding the effect of which could reasonably be expected to have a Material Adverse Effect. Adverse Action Regarding Required Licenses. As soon as Borrower9.2.9 learns that any petition, action, investigation, notice of violation or apparent liability, notice of forfeiture, order to show cause, complaint or proceeding is pending, or, to the best of Borrower’s knowledge, threatened, to seek to revoke, cancel, suspend, modify, or limit any of the Required Licenses, prompt written notice thereof and Borrower shall contest any such action in a Good Faith Contest. Budget. Promptly upon becoming available and in any event within9.2.10 thirty (30) days after the beginning of each Fiscal Year, a copy of the Annual Operating Budget for the next succeeding Fiscal Year and for each Fiscal Year through the Maturity Date approved by Borrower’s board of directors, together with the assumptions and projections on which such budget is based and a copy of forecasts of operations and capital expenditures (including investments) for each Fiscal Year. In addition, if any material changes are made to such budget or projections or forecasts during the year, then Borrower will furnish copies to the Administrative Agent of any such changes promptly after such changes have been approved. Additional Information. With reasonable promptness, such other9.2.11 information respecting the condition or operations, financial or otherwise, of Borrower or any Subsidiary as the Administrative Agent or any Syndication Party may from time to time reasonably request. Maintenance of Existence and Qualification. Borrower shall, and shall cause9.3 each Subsidiary to, maintain its corporate existence in good standing under the laws of its state of organization; provided any Subsidiary of Borrower shall be permitted to dissolve, merge, consolidate with any entity, convey, transfer, or lease all or substantially all of its assets to the extent otherwise permitted under this Credit Agreement, so long as such event could not reasonably be expected to result in a Material Adverse Effect. Borrower shall, and shall cause each Subsidiary to, qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary in view of its business, operations and properties except where the failure to so qualify has not and could not reasonably be expected to result in a Material Adverse Effect; provided, this Section 9.3 is subject to the Conditional Amendments as set forth in Section 14.26 and Schedule 3 hereto. Compliance with Legal Requirements and Agreements. Borrower shall, and shall9.4 cause each Subsidiary to: (a) comply with all laws, rules, regulations and orders applicable to Borrower (or such Subsidiary, as applicable) or its business unless such failure to comply is the subject of a Good Faith Contest; and (b) comply with all agreements, indentures, mortgages, and other instruments to which it (or any Subsidiary, as applicable) is a party or by which it or any of 41 its (or any Subsidiary, or any of such Subsidiary’s, as applicable) property is bound; provided, however, that the failure of Borrower to comply with this sentence in any instance not directly involving the Administrative Agent or a Syndication Party shall not constitute an Event of Default unless such failure could reasonably be expected to have a Material Adverse Effect. Compliance with Environmental Laws. Without limiting the provisions of9.5 Section 9.4 of this Credit Agreement, Borrower shall, and shall cause Subsidiary to, comply in all material respects with, and take all reasonable steps necessary to cause all persons occupying or present on any properties owned or leased by Borrower (or any Subsidiary, as applicable) to comply with, all Environmental Regulations, the failure to comply with which would have a Material Adverse Effect or unless such failure to comply is the subject of a Good Faith Contest. Taxes. Borrower shall pay or cause to be paid, and shall cause each Subsidiary to9.6 pay, when due all taxes, assessments, and other governmental charges upon it, its income, its sales, its properties (or upon such Subsidiary and its income, sales, and properties, as applicable), and federal and state taxes withheld from its (or such Subsidiary’s, as applicable) employees’ earnings, unless (a) the failure to pay such taxes, assessments, or other governmental charges could not reasonably be expected to result in a Material Adverse Effect, or (b) such taxes, assessments, or other governmental charges are the subject of a Good Faith Contest and Borrower has established adequate reserves therefor in accordance with GAAP. Insurance. Borrower shall maintain, and cause each Subsidiary to maintain,9.7 insurance with one or more financially sound and reputable insurance carrier or carriers reasonably acceptable to the Administrative Agent, in such amounts (including deductibles and self insurance retention levels) and covering such risks (including fidelity coverage) as are usually carried by companies engaged in the same or a similar business and similarly situated, provided, however, that Borrower may, to the extent permitted by applicable law, provide for appropriate self-insurance with respect to workers’ compensation. Borrower shall provide the Administrative Agent with certificates of insurance (or other evidence of insurance acceptable to the Administrative Agent) evidencing the continuation or renewal of insurance coverage required by this Section 9.7, within ten (10) days following the scheduled date of expiration thereof (before giving effect to such continuation or renewal). At the request of the Administrative Agent, copies of all policies (or such other proof of compliance with this Section 9.7 as may be reasonably satisfactory) shall be delivered to the Administrative Agent. Borrower agrees to pay all premiums on such insurance as they become due (including grace periods), and will not permit any condition to exist which would wholly or partially invalidate any insurance thereon. Maintenance of Properties. Borrower shall maintain, keep and preserve, and9.8 cause each Subsidiary to maintain, keep and preserve, all of its material properties (tangible and intangible) necessary or used in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and shall cause to be made all repairs, renewals, replacements, betterments and improvements thereof, all as in the sole judgment of Borrower may be reasonably necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times. 42

Payment of Liabilities. Borrower shall pay, and shall cause its Subsidiaries to9.9 pay, all liabilities (including, without limitation: (a) any indebtedness for borrowed money or for the deferred purchase price of property or services; (b) any obligations under leases which have or should have been characterized as Capital Leases; and (c) any contingent liabilities, such as guaranties, for the obligations of others relating to indebtedness for borrowed money or for the deferred purchase price of property or services or relating to obligations under leases which have or should have been characterized as Capital Leases) as they become due beyond any period of grace under the instrument creating such liabilities, unless (with the exception of the Bank Debt) (x) the failure to pay such liabilities within such time period could not reasonably be expected to result in a Material Adverse Effect or (y) they are contested in good faith by appropriate actions or legal proceedings, Borrower establishes adequate reserves therefor in accordance with GAAP, and such contesting will not result in a Material Adverse Effect. Inspection. Borrower shall permit, and cause its Subsidiaries to permit, the9.10 Administrative Agent or any Syndication Party or their agents, during normal business hours or at such other times as the parties may agree, to inspect the assets and operations of Borrower and its Subsidiaries and to examine, and make copies of or abstracts from, Borrower’s properties, books, and records, and to discuss the affairs, finances, operations, and accounts of Borrower and its Subsidiaries with their respective officers, directors, employees, and independent certified public accountants (and by this provision Borrower authorizes said accountants to discuss with the Administrative Agent or any Syndication Party or their agents the finances and affairs of Borrower); provided, that, in the case of each meeting with the independent accountants Borrower is given an opportunity to have a representative present at such meeting. Required Licenses; Permits; Intellectual Property; etc. Borrower shall duly and9.11 lawfully obtain and maintain in full force and effect, and shall cause its Subsidiaries to obtain and maintain in full force and effect, all Required Licenses and Intellectual Property as appropriate for the business being conducted and properties owned by Borrower or such Subsidiaries at any given time. ERISA. Borrower shall make or cause to be made, and cause each Subsidiary to9.12 make or cause to be made, all payments or contributions to all Borrower Pension Plans covered by Title IV of ERISA, which are necessary to enable those Borrower Pension Plans to continuously meet all minimum funding standards or requirements. Maintenance of Commodity Position. Borrower shall protect its commodity9.13 inventory holdings or commitments to buy or sell commodities against adverse price movements, including the taking of equal and opposite positions in the cash and futures markets, to minimize losses and protect margins in commodity production, storage, processing and marketing as is recognized as financially sound and reputable by prudent business persons in the commodity business. Financial Covenants. Borrower shall maintain the following financial covenants:9.14 Minimum Consolidated Net Worth. Borrower shall have as of the end9.14.1 of each Fiscal Quarter, a Consolidated Net Worth equal to or greater than $3,500,000,000. 43

Consolidated Funded Debt to Consolidated Cash Flow. Borrower shall9.14.2 have as of the end of each Fiscal Quarter, a ratio of Consolidated Funded Debt divided by Consolidated Cash Flow, as measured on the previous consecutive four Fiscal Quarters, of no greater than 3.50 to 1.00. Adjusted Consolidated Funded Debt to Consolidated Net Worth.9.14.3 Borrower shall not permit the ratio of Adjusted Consolidated Funded Debt to Consolidated Net Worth to exceed .80 to 1.00, as measured at the end of each Fiscal Quarter. This Section 9.14 is subject to the Conditional Amendments as set forth in Section 14.26 and Schedule 3 hereto. NEGATIVE COVENANTSARTICLE 10. From and after the date of this Credit Agreement until the Bank Debt is indefeasibly paid in full, the Syndication Parties have no obligation to make any Loan, Borrower agrees that it will observe and comply with the following covenants: Borrowing. Borrower shall not (nor shall it permit any of its Consolidated10.1 Subsidiaries to) create, incur, assume or permit to exist, directly or indirectly, any Priority Debt if after giving effect thereto the aggregate outstanding principal amount of all Priority Debt would exceed 20% of Consolidated Net Worth. No Other Businesses. Borrower shall not (nor shall it permit any of its10.2 Consolidated Subsidiaries to) engage in any material respects in any business activity or operations other than operations or activities (a) in the agriculture industry, (b) in the food industry, (c) in the energy industry, (d) in the financial services industry consisting of the financing of member cooperatives, producers and other commercial businesses, insurance and bonding services, and hedging brokerage, in each case conducted in the ordinary course of business or (e) which are not substantially different from or are related to its present business activities or operations. Liens. Borrower shall not (nor shall it permit any of its Consolidated Subsidiaries10.3 to) create, incur, assume or suffer to exist any Lien on any of its real or personal properties (including, without limitation, leasehold interests, leasehold improvements and any other interest in real property or fixtures), now owned or hereafter acquired, except the following Liens (“Permitted Encumbrances”): Liens for taxes or assessments or other charges or levies of any(a) Governmental Authority, that are not delinquent or if delinquent (i) are the subject of a Good Faith Contest but in no event past the time when a penalty would be incurred, and (ii) the aggregate amount of liabilities so secured (including interest and penalties) does not exceed $25,000,000.00 at any one time outstanding; Liens imposed by law, such as mechanic’s, worker’s, repairman’s,(b) miner’s, agister’s, attorney’s, materialmen’s, landlord’s, warehousemen’s and carrier’s Liens and other similar Liens which are securing obligations incurred in the ordinary course of business for 44 sums not yet due and payable or if due and payable which are the subject of a Good Faith Contest; Liens under workers’ compensation, unemployment insurance,(c) social security or similar legislation (other than ERISA), or to secure payments of premiums for insurance purchased in the ordinary course of business, or to secure the performance of tenders, statutory obligations, surety and appearance bonds and bids, bonds for release of an attachment, stay of execution or injunction, leases, government contracts, performance and return-of-money bonds and other similar obligations, all of which are incurred in the ordinary course of business of Borrower or such Consolidated Subsidiary, as applicable, and not in connection with the borrowing of money; Any attachment or judgment Lien, the time for appeal or petition(d) for rehearing of which shall not have expired or in respect of which Borrower or such Consolidated Subsidiary is protected in all material respects by insurance or for the payment of which adequate reserves have been established, provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a Good Faith Contest, and provided, further, that the aggregate amount of liabilities of Borrower and its Consolidated Subsidiaries so secured (including interest and penalties) shall not be in excess of $25,000,000.00 at any one time outstanding; Easements, rights-of-way, restrictions, encroachments, covenants,(e) servitudes, zoning and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by Borrower or any Consolidated Subsidiary of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto; Liens arising in the ordinary course of business and created in(f) connection with amounts on deposit in charge card and like accounts (such as Visa or MasterCard); Any Lien created to secure all or any part of the purchase price or(g) cost of construction, or to secure Debt incurred or assumed to pay all or a part of the purchase price or cost of construction, of any property (or any improvement thereon) acquired or constructed by Borrower or a Consolidated Subsidiary after the date of this Credit Agreement, provided that no such Lien shall extend to or cover any property other(i) than the property (or improvement thereon) being acquired or constructed or rights relating solely to such item or items of property (or improvement thereon), the principal amount of Debt secured by any such Lien(ii) shall at no time exceed an amount equal to the lesser of (A) the cost to Borrower or such Consolidated Subsidiary of the property (or improvement thereon) being acquired or constructed or (B) the “Fair Market Value” (defined as the sale value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller 45

(neither being under a compulsion to buy or sell, respectively)) (as determined in good faith by Borrower) of such property, determined at the time of such acquisition or at the time of substantial completion of such construction, and such Lien shall be created contemporaneously with, or(iii) within 180 days after, the acquisition or completion of construction of such property (or improvement thereon); Any Lien existing on property acquired by Borrower or any(h) Consolidated Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby is assumed by Borrower or such Consolidated Subsidiary) or any Lien existing on property of a Person immediately prior to the time such Person is merged into or consolidated with Borrower or any Consolidated Subsidiary, provided that no such Lien shall have been created or assumed in(i) contemplation of such acquisition of property or such consolidation or merger, such Lien shall extend only to the property acquired or the(ii) property of such Person merged into or consolidated with Borrower or such Consolidated Subsidiary which was subject to such Lien as of the time of such consolidation or merger, and the principal amount of the Debt secured by any such Lien(iii) shall at no time exceed an amount equal to 100% of the Fair Market Value (as determined in good faith by the board of directors of Borrower or such Consolidated Subsidiary) of the property subject thereto at the time of the acquisition thereof or at the time of such merger or consolidation; Liens of CoBank and other cooperatives, respectively, on(i) Investments by Borrower in the stock, participation certificates, or allocated reserves of CoBank or other cooperatives, respectively, owned by Borrower; All precautionary filings of financing statements under the(j) Uniform Commercial Code which cover property that is made available to or used by Borrower or any Consolidated Subsidiary pursuant to the terms of an Operating Lease or Capital Lease; Liens consisting of the cash collateralization of obligations in(k) respect of letters of credit under the Revolving Loan Credit Agreement; and other Liens not otherwise permitted under clauses (a) through (k)(l) of this Section 10.3 securing Debt, provided that the existence, creation, issuance, incurrence or assumption of such Debt is permitted under Sections 10.1 and 9.14 hereof. Sale of Assets. Borrower shall not (nor shall it permit any of its Consolidated10.4 Subsidiaries to) sell, convey, assign, lease or otherwise transfer or dispose of, voluntarily, by operation of law or otherwise, any material part of its now owned or hereafter acquired assets during any twelve (12) month period commencing September 1, 2014 and each September 1 thereafter, except: (a) the sale of inventory, equipment and fixtures disposed of in the ordinary 46 course of business, (b) the sale or other disposition of assets no longer necessary or useful for the conduct of its business, (c) leases or sales of assets of Borrower or any Subsidiary of Borrower to any joint venture entity, of which Borrower or any Subsidiary of Borrower holds an ownership interest and shares in the earnings; provided, that the terms of any such lease or sale and the division of the joint venture’s earnings, when viewed as a whole, can be reasonably expected to generate the same or greater book earnings and cash flow for Borrower or such Subsidiary of Borrower as would be generated absent such lease or sale, and (d) the sale by CHS Capital of loans and commitments originated by it in the ordinary course of business. For purposes of this Section 10.4, “material part” shall mean ten percent (10%) or more of the lesser of the book value or the market value of the assets of Borrower or such Consolidated Subsidiary as shown on the balance sheets thereof as of the August 31 immediately preceding each such twelve (12) month measurement period. Liabilities of Others. Borrower shall not (nor shall it permit any of its10.5 Consolidated Subsidiaries to) assume, Guarantee, become liable as a surety, endorse, contingently agree to purchase, or otherwise be or become liable, directly or indirectly (including, but not limited to, by means of a maintenance agreement, an asset or stock purchase agreement, or any other agreement designed to ensure any creditor against loss), for or on account of the obligation of any Person, except: (a) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower’s or any Consolidated Subsidiary’s business; (b) guarantees made from time to time, whether in existence on the Closing Date or made subsequent thereto, among Borrower and its Consolidated Subsidiaries; provided, that guarantees of obligations of CHS Capital by Borrower and its Consolidated Subsidiaries (other than CHS Capital) shall not exceed in the aggregate (x) $1,000,000,000.00 minus (y) the amount of loans or advances by Borrower and such Consolidated Subsidiaries to CHS Capital under Section 10.6(c) and Investments by Borrower and such Consolidated Subsidiaries in CHS Capital under Section 10.8(g); and (c) guarantees made from time to time (including, for the avoidance of doubt, guarantees of producer loans and guarantees of loans to member cooperatives), whether in existence on the Closing Date or made subsequent thereto, by Borrower and its Consolidated Subsidiaries in the ordinary course of their respective businesses with respect to the liabilities and obligations of other Persons (other than CHS Capital), provided, however, that the aggregate amount of all indebtedness guaranteed under this clause (c) shall not exceed $1,000,000,000.00 in the aggregate; provided, that this Section 10.5 is subject to the Conditional Amendments as set forth in Section 14.26 and Schedule 3 hereto. Loans. Borrower shall not (nor shall it permit any of its Consolidated10.6 Subsidiaries to) lend or advance money, credit, or property to any Person, except for: (a) loans to Consolidated Subsidiaries (other than to CHS Capital, except in the case of loans or advances made by CHS Capital); (b) trade credit extended in the ordinary course of business and advances against the purchase price for the purchase by Borrower of goods or services in the ordinary course of business including extensions of credit in the form of clearing accounts for settlement of grain purchases and related cash management activities to cooperative association members; (c) loans to CHS Capital in an aggregate outstanding principal amount not to exceed in the aggregate (x) $1,000,000,000.00 minus (y) the amount of guarantees by Borrower and its Consolidated Subsidiaries (other than CHS Capital) in favor of CHS Capital under Section 10.5(b) and Investments by Borrower and such Consolidated Subsidiaries in CHS Capital under 47

Section 10.8(g); (d) other loans (other than loans to CHS Capital), provided that at all times the aggregate outstanding principal amount of all such other loans retained by Borrower and any such Consolidated Subsidiary shall not exceed $500,000,000; (e) loans by NCRA of its excess cash reserves to its member owners; and (f) loans by CHS Capital in the ordinary course of business; provided, clause (c)(x) under this Section 10.6 is subject to the Conditional Amendments as set forth in Section 14.26 and Schedule 3 hereto. Merger; Acquisitions; Business Form; etc. Borrower shall not (nor shall it permit10.7 any of its Consolidated Subsidiaries to) merge or consolidate with any entity, or acquire all or substantially all of the assets of any person or entity, or convey, transfer or lease all or substantially all of its assets to any Person, in a single transaction or in a series of transactions, or form or create any new Subsidiary (other than a Consolidated Subsidiary formed by Borrower), acquire the controlling interest in any Person, change its business form from a cooperative corporation, or commence operations under any other name, organization, or entity, including any joint venture; provided, however, The foregoing shall not prevent any consolidation, acquisition, or(a) merger if after giving effect thereto: Borrower is the surviving entity; and(i) no Event of Default or Potential Default shall have(ii) occurred and be continuing. The foregoing shall not prevent Borrower from forming or creating(b) any new Subsidiary provided: the Investment in such Subsidiary does not violate any(i) provision of Section 10.8 hereof; and such Subsidiary shall not acquire all or substantially all of(ii) the assets of any Person except through an acquisition, consolidation, or merger satisfying the requirements of clause (a) of this Section 10.7. The foregoing shall not prevent Borrower from acquiring the(c) controlling interest of any entity described in Exhibit 10.8(f) hereto or pursuant to Section 10.8(k). CHS Capital shall be permitted to acquire the assets of, or a(d) controlling interest in, any Person in connection with a workout, exercise of remedies or restructuring related to CHS Capital’s financing activities in the ordinary course of business. CHS Capital may transfer CHS Capital Loan Assets to a Wholly(e) Owned Subsidiary in the ordinary course of business. No such conveyance, transfer or lease of substantially all of the assets of Borrower shall have the effect of releasing Borrower or any successor corporation or limited liability company that shall 48 theretofore have become such in the manner prescribed in this Section 10.7 from its liability under this Credit Agreement or the Notes. Investments. Except for the purchase of Bank Equity Interests, Borrower shall10.8 not (nor shall it permit any of its Consolidated Subsidiaries to) own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, or otherwise make an Investment in, any Person, except that Borrower and the Consolidated Subsidiaries may own, purchase or acquire: commercial paper maturing not in excess of one year from the date(a) of acquisition and rated P1 by Moody’s Investors Service, Inc. or A1 by Standard & Poor’s Corporation on the date of acquisition; certificates of deposit in North American commercial banks rated(b) C or better by Keefe, Bruyette & Woods, Inc. or 3 or better by Cates Consulting Analysts (or any successors thereto), maturing not in excess of one year from the date of acquisition; obligations of the United States government or any agency thereof,(c) the obligations of which are guaranteed by the United States government, maturing, in each case, not in excess of one year from the date of acquisition; repurchase agreements of any bank or trust company incorporated(d) under the laws of the United States of America or any state thereof and fully secured by a pledge of obligations issued or fully and unconditionally guaranteed by the United States government; Investments permitted under Sections 10.5, 10.6, and 10.7;(e) Investments in Persons identified, including the book value of each(f) such Investment, on Exhibit 10.8(f) hereto; provided that the amount of such Investment shall not increase above the amount shown in Exhibit 10.8(f), except for Investments made pursuant to clauses (h) and (k) of this Section 10.8; Investments by Borrower or Consolidated Subsidiaries in(g) Consolidated Subsidiaries; provided that Investments in CHS Capital by Borrower and its Consolidated Subsidiaries (other than CHS Capital) shall not exceed in the aggregate (x) $1,000,000,000.00 minus (y) the amount of guarantees by Borrower and such Consolidated Subsidiaries in favor of CHS Capital under Section 10.5(b) and loans or advances by Borrower and such Consolidated Subsidiaries to CHS Capital under Section 10.6(c); provided, this clause (g) is subject to the Conditional Amendments as set forth in Section 14.26 and Schedule 3 hereto; Investments in the form of non-cash patronage dividends or(h) retained earnings in any Person; insurance and bonding services provided by CHS Insurance(i) Services, LLC and its Subsidiaries in the ordinary course of business; 49

Investments in CF Industries Nitrogen LLC in an amount not to(j) exceed $2,800,000,000; and Investments in addition to those permitted by clauses (a) through(k) (i) above in other Persons (other than CHS Capital) in an aggregate amount outstanding at any point in time not exceeding the greater of (a) $1,500,000,000.00 and (b) 10% of the total assets of Borrower as set forth on Borrower’s balance sheet for the most recent Fiscal Year, determined in accordance with GAAP (for the avoidance of doubt, without regard to any limit on the amount of intangible assets included in other provisions of this Credit Agreement). Transactions With Related Parties. Borrower shall not, and will not permit any10.9 Subsidiary to, enter into directly or indirectly any transaction or material group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except in the ordinary course and pursuant to the reasonable requirements of Borrower’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable than would be obtained by Borrower or such Subsidiary in a comparable arm’s-length transaction with an unrelated Person. Patronage Refunds, etc. Borrower shall not, directly or indirectly, in any Fiscal10.10 Year (a) declare or pay any cash patronage refunds to patrons or members which in the aggregate exceed 20% of Borrower’s consolidated net patronage income for the Fiscal Year of Borrower preceding the Fiscal Year in which such patronage refunds are to be paid, (b) directly or indirectly redeem or otherwise retire its equity, or (c) make any cash distributions of any kind or character in respect of its equity, unless, in the case of the foregoing clauses (a), (b), or (c), (i) at the time of taking such action no Event of Default or Potential Default exists hereunder and (ii) after giving effect thereto no Event of Default or Potential Default would exist hereunder. Change in Fiscal Year. Borrower shall not change its Fiscal Year from a year10.11 ending on August 31 unless required to do so by the Internal Revenue Service, in which case Borrower agrees to such amendment of the terms Fiscal Quarter and Fiscal Year, as used herein, as the Administrative Agent reasonably deems necessary. ERISA. Borrower shall not: (a) engage in or permit any transaction which could10.12 result in a “prohibited transaction” (as such term is defined in Section 406 of ERISA) or in the imposition of an excise tax pursuant to Section 4975 of the Code with respect to any Borrower Benefit Plan; (b) engage in or permit any transaction or other event which could result in a “reportable event” (as such term is defined in Section 4043 of ERISA) for any Borrower Pension Plan; (c) fail to make full payment when due of all amounts which, under the provisions of any Borrower Benefit Plan, Borrower is required to pay as contributions thereto; (d) permit to exist any “accumulated funding deficiency” (as such term is defined in Section 302 of ERISA) as of the end of any Fiscal Year, in excess of five percent (5.0%) of net worth (determined in accordance with GAAP) of Borrower and its Consolidated Subsidiaries, whether or not waived, with respect to any Borrower Pension Plan; (e) fail to make any payments to any Multiemployer Plan that Borrower may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto; or (f) terminate any Borrower Pension Plan in a manner which could result in the imposition of a lien on any property of Borrower pursuant to 50

Section 4068 of ERISA. Borrower shall not terminate any Borrower Pension Plan so as to result in any liability to the PBGC. Sanctions Laws and Regulations.10.13 Borrower shall not request any Loans, and Borrower shall not,(a) directly or indirectly, use, and shall not make available any proceeds hereunder to any of its Subsidiaries, join venture partner or any other Person and their respective directors, officers and employees shall not, directly or indirectly, use the proceeds of the Loans or any other application of the credit facilities under this Credit Agreement (i) in furtherance of an offer, payment, promise to pay or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) to fund any activities or business with any Person, or in any country or territory, that at the time of such funding is a Sanctioned Person or Sanctioned Country; provided, that, the Borrower and its Subsidiaries may engage in business activities in such countries or territories otherwise prohibited under this clause (ii) to the extent expressly authorized by the governments of the United States, the United Nations Security Council, the European Union and the United Kingdom, provided such activities would not result in a violation of any Sanctions Laws and Regulations by any party to this Credit Agreement, or (iii) in any other manner that would result in a violation of any Sanctions Laws and Regulations by any party to this Credit Agreement. Borrower shall not knowingly permit any of the funds or assets of(b) Borrower that are used to pay any amount due pursuant to this Credit Agreement to constitute funds obtained from transactions with or relating to Designated Persons or countries which are the subject of sanctions under any Sanctions Laws and Regulations. INDEMNIFICATIONARTICLE 11. General; Stamp Taxes; Intangibles Tax. Borrower agrees to indemnify and hold11.1 the Administrative Agent, each Syndication Party and each of their Affiliates, together with each of their respective directors, officers, employees, agents, professional advisers and representatives (“Indemnified Parties”) harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Administrative Agent or any other Indemnified Party may incur (or which may be claimed against any such Indemnified Party by any Person), including attorneys’ fees incurred by any Indemnified Party, arising out of or resulting from: (a) the execution or delivery of this Credit Agreement or any other Loan Document or any agreement or instrument contemplated thereby; (b) the use of the proceeds of the Loans; (c) the material inaccuracy of any representation or warranty of or with respect to Borrower in this Credit Agreement or the other Loan Documents; (d) the material failure of Borrower to perform or comply with any covenant or obligation of Borrower under this Credit Agreement or the other Loan Documents; (e) the exercise by the Administrative Agent of any right or remedy set forth in this Credit Agreement or the other Loan Documents; or (f) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not an Indemnified Party is a party thereto (and regardless of whether such matter is initiated by a third party or by Borrower or any of its Subsidiaries or Affiliates); provided that Borrower shall have no obligation to indemnify any Indemnified Party against claims, damages, losses, liabilities, costs or expenses to the extent that a court of competent jurisdiction renders a final 51 non-appealable determination that the foregoing are solely the result of the willful misconduct or gross negligence of such Indemnified Party. In addition, Borrower agrees to indemnify and hold the Indemnified Parties harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Administrative Agent or any other Indemnified Party may incur (or which may be claimed against any such Indemnified Party by any Person), including attorneys’ fees incurred by any Indemnified Party, arising out of or resulting from the imposition or nonpayment by Borrower of any stamp tax, intangibles tax, or similar tax imposed by any state, including any amounts owing by virtue of the assertion that the property valuation used to calculate any such tax was understated. Borrower shall have the right to assume the defense of any claim as would give rise to Borrower’s indemnification obligation under this Section 11.1 with counsel of Borrower’s choosing so long as such defense is being diligently and properly conducted and Borrower shall establish to the Indemnified Party’s satisfaction that the amount of such claims are not, and will not be, material in comparison to the liquid and unrestricted assets of Borrower available to respond to any award which may be granted on account of such claim. So long as the conditions of the preceding sentence are met, Indemnified Party shall have no further right to reimbursement of attorneys’ fees incurred thereafter. To the fullest extent permitted by applicable law Borrower shall not assert and hereby waives any claim against any Indemnified Party on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance, or the use of the proceeds thereof. No Indemnified Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Loan Documents or the transactions contemplated hereby or thereby. The obligation to indemnify set forth in this Section 11.1 shall survive the termination of this Credit Agreement and other covenants. Indemnification Relating to Hazardous Substances. Borrower shall not locate,11.2 produce, treat, transport, incorporate, discharge, emit, release, deposit or dispose of any Hazardous Substance in, upon, under, over or from any property owned or held by Borrower, except in accordance with all Environmental Regulations; Borrower shall not permit any Hazardous Substance to be located, produced, treated, transported, incorporated, discharged, emitted, released, deposited, disposed of or to escape in, upon, under, over or from any property owned or held by Borrower, except in accordance with Environmental Regulations; and Borrower shall comply with all Environmental Regulations which are applicable to such property. Borrower shall indemnify the Indemnified Parties against, and shall reimburse the Indemnified Parties for, any and all claims, demands, judgments, penalties, liabilities, costs, damages and expenses, including court costs and attorneys’ fees incurred by the Indemnified Parties (prior to trial, at trial and on appeal) in any action against or involving the Indemnified Parties, resulting from any breach of the foregoing covenants in this Section 11.2 or the covenants in Section 9.5 hereof, or from the discovery of any Hazardous Substance in, upon, under or over, or emanating from, such property, it being the intent of Borrower and the Indemnified Parties that the Indemnified Parties shall have no liability or responsibility for damage or injury to human health, the environmental or natural resources caused by, for abatement and/or clean-up of, or otherwise with respect to, Hazardous Substances as the result of the Administrative Agent or any Syndication Party exercising any of its rights or remedies with 52 respect thereto, including but not limited to becoming the owner thereof by foreclosure or conveyance in lieu of foreclosure of a judgment lien; provided that such indemnification as it applies to the exercise by the Administrative Agent or any Syndication Party of its rights or remedies with respect to the Loan Documents shall not apply to claims arising solely with respect to Hazardous Substances brought onto such property by the Administrative Agent or such Syndication Party while engaged in activities other than operations substantially the same as the operations previously conducted on such property by Borrower. The foregoing covenants of this Section 11.2 shall be deemed continuing covenants for the benefit of the Indemnified Parties, and any successors and assigns of the Indemnified Parties, including but not limited to, any transferee of the title of the Administrative Agent or any Syndication Party or any subsequent owner of the property, and shall survive the satisfaction or release of any lien, any foreclosure of any lien and/or any acquisition of title to the property or any part thereof by the Administrative Agent or any Syndication Party, or anyone claiming by, through or under the Administrative Agent or any Syndication Party or Borrower by deed in lieu of foreclosure or otherwise. Any amounts covered by the foregoing indemnification shall bear interest from the date incurred at the Default Interest Rate, shall be payable on demand. The indemnification and covenants of this Section 11.2 shall survive the termination of this Credit Agreement and other covenants. EVENTS OF DEFAULT; RIGHTS AND REMEDIESARTICLE 12. Events of Default. The occurrence of any of the following events (each an12.1 “Event of Default”) shall, at the option of the Administrative Agent or at the direction of the Required Lenders, make the entire Bank Debt immediately due and payable (provided, that in the case of an Event of Default under Subsection 12.1(e) with respect to Borrower all amounts owing hereunder and under the other Loan Documents shall automatically and immediately become due and payable without any action by or on behalf of the Administrative Agent), and the Administrative Agent may exercise all rights and remedies for the collection of any amounts outstanding hereunder and take whatever action it deems necessary to secure itself, all without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character: Failure of Borrower to pay (i) when due, whether by acceleration(a) or otherwise, any principal in accordance with this Credit Agreement or the other Loan Documents, or (ii) within five (5) days of the date when due, whether by acceleration or otherwise, any interest or amounts other than principal in accordance with this Credit Agreement or the other Loan Documents. Any representation or warranty set forth in any Loan Document,(b) any Borrowing Notice, any financial statements or reports or projections or forecasts, or in connection with any transaction contemplated by any such document, shall prove in any material respect to have been false or misleading when made or furnished by Borrower. Any default by Borrower in the performance or compliance with(c) the covenants, promises, conditions or provisions of Sections 2.9, 9.3 (with respect to Borrower’s existence), 9.10, 9.14 or Article 10 (excluding Section 10.12) of this Credit Agreement. 53

The failure of Borrower to pay when due, or failure to perform or(d) observe any other obligation or condition with respect to any of the following obligations to any Person, beyond any period of grace under the instrument creating such obligation: (i) any indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) any obligations under leases which have or should have been characterized as Capital Leases, or (iii) any contingent liabilities, such as guaranties, for the obligations of others relating to indebtedness for borrowed money or for the deferred purchase price of property or services or relating to obligations under leases which have or should have been characterized as Capital Leases; provided that no such failure will be deemed to be an Event of Default hereunder unless and until the aggregate amount owing under obligations with respect to which such failures have occurred and are continuing is at least $100,000,000.00. Borrower or any Significant Subsidiary applies for or consents to(e) the appointment of a trustee or receiver for any part of its properties; any bankruptcy, reorganization, debt arrangement, dissolution or liquidation proceeding is commenced or consented to by Borrower or any Significant Subsidiary; or any application for appointment of a receiver or a trustee, or any proceeding for bankruptcy, reorganization, debt management or liquidation is filed for or commenced against Borrower or any Significant Subsidiary, and is not withdrawn or dismissed within sixty (60) days thereafter. Failure of Borrower to comply with any other provision of this(f) Credit Agreement or the other Loan Documents not constituting an Event of Default under any of the preceding subclauses of this Section 12.1, and such failure continues for thirty (30) days after Borrower learns of such failure to comply, whether by Borrower’s own discovery or through notice from the Administrative Agent. The entry of one or more judgments in an aggregate amount in(g) excess of $25,000,000.00 against Borrower not stayed, discharged or paid within thirty (30) days after entry. The occurrence of an “Event of Default” under any Material Debt(h) Agreement. The occurrence of a Change of Control.(i) No Loan. The Syndication Parties shall have no obligation to make any Loan if a12.2 Potential Default or an Event of Default shall occur and be continuing. Rights and Remedies. In addition to the remedies set forth in Section 12.1 and12.3 12.2 hereof, upon the occurrence of an Event of Default, the Administrative Agent shall be entitled to exercise, subject to the provisions of Section 13.8 hereof, all the rights and remedies provided in the Loan Documents and by any applicable law. Each and every right or remedy granted to the Administrative Agent pursuant to this Credit Agreement and the other Loan Documents, or allowed the Administrative Agent by law or equity, shall be cumulative. Failure or delay on the part of the Administrative Agent to exercise any such right or remedy shall not operate as a waiver thereof. Any single or partial exercise by the Administrative Agent of any 54 such right or remedy shall not preclude any future exercise thereof or the exercise of any other right or remedy. Allocation of Proceeds. If an Event of Default has occurred and is continuing and12.4 the maturity of all or any portion of the Bank Debt has been accelerated pursuant to this Article 12, all payments received by the Administrative Agent hereunder, in respect of any principal of or interest on the Bank Debt or any other amounts payable by Borrower hereunder shall be applied by the Administrative Agent in the following order, in each case whether or not allowed or allowable in any applicable bankruptcy, insolvency, receivership or other similar proceeding: amounts due to the Administrative Agent hereunder in its(i) capacity as such; amounts due to the Syndication Parties pursuant to Sections(ii) 3.5 and 14.1, on a pro rata basis; payments of accrued interest in respect of Loans, to be(iii) applied in accordance with Section 4.6; payments of outstanding principal amounts in respect of(iv) Loans, to be applied in accordance with Section 4.6; all other Bank Debt, on a pro rata basis;(v) all other obligations of Borrower and its Subsidiaries owing(vi) to any Syndication Party, to the extent evidenced in writing to Borrower and the Administrative Agent, on a pro rata basis; and any surplus remaining after application as provided for(vii) herein, to Borrower or otherwise as may be required by applicable law. AGENCY AGREEMENTARTICLE 13. Funding of Syndication Interest. Each Syndication Party, severally but not13.1 jointly, hereby irrevocably agrees to fund its Funding Share of the Loans (“Loan Payment”) as determined pursuant to the terms and conditions contained herein and in particular, Article 2 hereof. Each Syndication Party’s Individual Commitment and its interest in each Loan hereunder (collectively, its “Syndication Interest”) shall be without recourse to the Administrative Agent or any other Syndication Party and shall not be construed as a loan from any Syndication Party to the Administrative Agent or any other Syndication Party. Syndication Parties’ Obligations to Remit Funds. Each Syndication Party agrees13.2 to remit its Funding Share of each Loan to the Administrative Agent as, and within the time deadlines (“Syndication Party Funding Date”), required in this Credit Agreement. Unless the Administrative Agent shall have received notice from a Syndication Party (i) in the case of LIBO Rate Loans, prior to the date on which such Syndication Party is to provide funds to the Administrative Agent for a Loan to be made by such Syndication Party, (ii) in the case of Base Rate Loans, prior to the time and date on which such Syndication Party is to provide funds to the 55

Administrative Agent for a Loan to be made by such Syndication Party or (iii) in the case of Quoted Rate Loans, prior to the date on which such Syndication Party is to provide funds to the Administrative Agent for a Loan to be made by such Syndication Party, that such Syndication Party will not make available to the Administrative Agent such funds, the Administrative Agent may assume that such Syndication Party has made such funds available to the Administrative Agent on the date of such Loan in accordance with the terms of this Credit Agreement and the Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent such Syndication Party shall not have made such funds available to the Administrative Agent by the applicable Syndication Party Funding Date and such Syndication Party has not given the Administrative Agent the notice referenced in the immediately preceding sentence, such Syndication Party agrees to repay the Administrative Agent forthwith on demand such corresponding amount (if any) made available by the Administrative Agent together with interest thereon, for each day from the date such amount is made available to Borrower until the Banking Day such amount is repaid to the Administrative Agent (assuming payment is received by the Administrative Agent at or prior to 2:00 P.M. (Central time), and until the next Banking Day if payment is not received until after 2:00 P.M. (Central time)), at the customary rate set by the Administrative Agent for the correction of errors among banks for three (3) Banking Days and thereafter at the Base Rate. If such Syndication Party shall repay to the Administrative Agent such corresponding amount (if any) made available by the Administrative Agent, such amount so repaid shall constitute such Syndication Party’s Loan for purposes of this Credit Agreement. If such Syndication Party does not pay such corresponding amount (if any) made available by the Administrative Agent forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to the Administrative Agent with the interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to the Administrative Agent, at the rate of interest applicable to such Loan at the time. [Reserved].13.3 [Reserved]Syndication Party’s Failure to Remit Funds. If a Syndication Party 13.4 (“Delinquent Syndication Party”) fails to remit its Funding Share of a Revolving Loan in full by the date and time required (the unpaid amount of any such payment being hereinafter referred to as the “Delinquent Amount”), in addition to any other remedies available hereunder, any other Syndication Party or Syndication Parties may, but shall not be obligated to, advance the Delinquent Amount (the Syndication Party or Syndication Parties which advance such Delinquent Amount are referred to as the “Contributing Syndication Parties”), in which case (w) the Delinquent Amount which any Contributing Syndication Party advances shall be treated as a loan to the Delinquent Syndication Party and shall not be counted in determining the Individual Outstanding Revolving Obligations of any Contributing Syndication Party, and (x) the Delinquent Syndication Party shall be obligated to pay to the Administrative Agent, for the account of the Contributing Syndication Parties, interest on the Delinquent Amount at a rate of interest equal to the rate of interest which Borrower is obligated to pay on the Delinquent Amount plus 200 basis points (“Delinquency Interest”) until the Delinquent Syndication Party remits the full Delinquent Amount and remits all Delinquency Interest to the Administrative Agent, which will distribute such payments to the Contributing Syndication Parties (pro rata based on the amount of the Delinquent Amount which each of them (if more than one) advanced) 56 on the same Banking Day as such payments are received by the Administrative Agent if received no later than 2:00 P.M. (Central time) or the next Banking Day if received by the Administrative Agent thereafter. In addition, the Contributing Syndication Parties shall be entitled to share, on the same pro rata basis, and the Administrative Agent shall pay over to them to the extent received, for application against Delinquency Interest and the Delinquent Amount, the Delinquent Syndication Party’s Payment Distribution and any fee distributions or distributions made under Section 13.11 hereof until the Delinquent Amount and all Delinquency Interest have been paid in full. For voting purposes the Administrative Agent shall readjust the Individual Commitments of such Delinquent Syndication Party and the Contributing Syndication Parties from time to time first to reflect the advance of the Delinquent Amount by the Contributing Syndication Parties, and then to reflect the full or partial reimbursement to the Contributing Syndication Parties of such Delinquent Amount. As between the Delinquent Syndication Party and the Contributing Syndication Parties, the Delinquent Syndication Party’s interest in its Loans shall be deemed to have been partially assigned to the Contributing Syndication Parties in the amount of the Delinquent Amount and Delinquency Interest owing to the Contributing Syndication Parties from time to time. For the purposes of calculating interest owed by a Delinquent Syndication Party, payments received on other than a Banking Day shall be deemed to have been received on the next Banking Day, and payments received after 2:00 P.M. (Central time) shall be deemed to have been received on the next Banking Day. Agency Appointment. Each of the Syndication Parties hereby designates and13.5 appoints the Administrative Agent to act as agent to service and collect the Loans and its respective Loans and Notes, if any, and to take such action on behalf of such Syndication Party with respect to the Loans and such Loans and Notes, if any, and to execute such powers and to perform such duties, as specifically delegated or required herein, as well as to exercise such powers and to perform such duties as are reasonably incidental thereto, and to receive and benefit from such fees and indemnifications as are provided for or set forth herein, until such time as a successor is appointed and qualified to act as the Administrative Agent. The institution serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Syndication Party as any other Syndication Party and may exercise the same as though it were not the Administrative Agent, and such Syndication Party and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder. Power and Authority of the Administrative Agent. Without limiting the13.6 generality of the power and authority vested in the Administrative Agent pursuant to Section 13.5 hereof, the power and authority vested in the Administrative Agent includes, but is not limited to, the following: Advice. To solicit the advice and assistance of each of the Syndication13.6.1 Parties and Voting Participants concerning the administration of the Loans and the exercise by the Administrative Agent of its various rights, remedies, powers, and discretions with respect thereto. As to any matters not expressly provided for by this Credit Agreement or any other Loan Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by all of the Syndication Parties or the Required Lenders, as the case may be (and including in each such case, Voting Participants), and any action taken or failure to act pursuant thereto shall be binding 57 on all of the Syndication Parties, Voting Participants, and the Administrative Agent. In the absence of a request by the Required Lenders, the Administrative Agent shall have authority, in its sole discretion, to take or not to take any action, unless the Loan Documents specifically require the consent of the Required Lenders, of all of the Syndication Parties or of other specified Persons. Documents. To execute, seal, acknowledge, and deliver as the13.6.2 Administrative Agent, all such instruments as may be appropriate in connection with the administration of the Loans and the exercise by the Administrative Agent of its various rights with respect thereto. Proceedings. To initiate, prosecute, defend, and to participate in, actions13.6.3 and proceedings in its name as the Administrative Agent for the ratable benefit of the Syndication Parties. Retain Professionals. To retain attorneys, accountants, and other13.6.4 professionals to provide advice and professional services to the Administrative Agent, with their fees and expenses reimbursable to the Administrative Agent by Syndication Parties pursuant to Section 13.18 hereof. Incidental Powers. To exercise powers reasonably incident to the13.6.5 Administrative Agent’s discharge of its duties enumerated in Section 13.7 hereof. Duties of the Administrative Agent. The duties of the Administrative Agent13.7 hereunder shall consist of the following: Possession of Documents. To safekeep one original of each of the Loan13.7.1 Documents other than the Notes (which will be in the possession of the Syndication Party named as payee therein). Distribute Payments. To receive and distribute to the Syndication Parties13.7.2 payments made by Borrower pursuant to the Loan Documents, as provided in Article 4 hereof. Unless the Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to any Syndication Party hereunder that Borrower will not make such payment in full, the Administrative Agent may assume that Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, cause to be distributed to each Syndication Party on such due date an amount equal to the amount then due such Syndication Party. If and to the extent Borrower shall not have so made such payment in full to the Administrative Agent, each Syndication Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Syndication Party together with interest thereon, for each day from the date such amount is distributed to such Syndication Party until the date such Syndication Party repays such amount to the Administrative Agent at the customary rate set by the Administrative Agent for the correction of errors among banks for three (3) Banking Days and thereafter at the Base Rate. Loan Administration. Subject to the provisions of Section 13.10 hereof,13.7.3 to, on behalf of and for the ratable benefit of all Syndication Parties, exercise all rights, powers, 58 privileges, and discretion to which the Administrative Agent is entitled and elects in its sole discretion to administer the Loans, including, without limitation: (a) monitor all borrowing activity, Individual Commitment and Loan balances, and maturity dates of all LIBO Rate Loans and Quoted Rate Loans; (b) monitor and report Credit Agreement and covenant compliance, and coordinate required credit actions by the Syndication Parties (including Voting Participants where applicable); (c) manage the process for future waivers and amendments if modifications to this Credit Agreement are required; and (d) administer, record, and process all assignments to be made for the current and future Syndication Parties (including the preparation of a revised Schedule 1 to replace the previous Schedule 1). Determination of Individual Lending Capacity and Applicable Percentage.13.7.4 The Administrative Agent shall calculate the respective Individual Lending Capacity, Individual Revolving Lending Capacity and Applicable Percentage of each Syndication Party from time to time as it deems necessary or appropriate in its sole discretion, and such determinations shall be binding on the parties hereto absent manifest error. Forwarding of Information. The Administrative Agent shall, within a13.7.5 reasonable time after receipt thereof, forward to the Syndication Parties and Voting Participants notices and reports provided to the Administrative Agent by Borrower pursuant to Section 9.2 hereof. Action Upon Default. Each Syndication Party agrees that upon its learning of any13.8 facts which would constitute a Potential Default or Event of Default, it shall promptly notify the Administrative Agent by a writing designated as a notice of default specifying in detail the nature of such facts and default, and the Administrative Agent shall promptly send a copy of such notice to all other Syndication Parties. The Administrative Agent shall be entitled to assume that no Event of Default or Potential Default has occurred or is continuing unless it has received written notice from Borrower of such fact, or has received written notice of default from a Syndication Party. In the event the Administrative Agent has received written notice of the occurrence of a Potential Default or Event of Default as provided in the preceding sentences, the Administrative Agent may, but is not required to exercise or refrain from exercising any rights which may be available under the Loan Documents or at law on account of such occurrence and shall be entitled to use its discretion with respect to exercising or refraining from exercising any such rights, unless and until the Administrative Agent has received specific written instruction from the Required Lenders to refrain from exercising such rights or to take specific designated action, in which case it shall follow such instruction; provided that the Administrative Agent shall not be required to take any action which will subject it to personal liability, or which is or may be contrary to any provision of the Loan Documents or applicable law. The Administrative Agent shall not be subject to any liability by reason of its acting or refraining from acting pursuant to any such instruction. Indemnification as Condition to Action. Except for action expressly13.8.1 required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Syndication Parties under Section 13.19 hereof in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. 59

[Reserved].13.9 Consent Required for Certain Actions. Notwithstanding the fact that this Credit13.10 Agreement may otherwise provide that the Administrative Agent may act at its discretion, the Administrative Agent may not take any of the following actions (nor may the Syndication Parties take the action described in Subsection 13.10.1(a)) with respect to, or under, the Loan Documents without the prior written consent, given after notification by the Administrative Agent of its intention to take any such action (or notification by such Syndication Parties as are proposing the action described in Subsection 13.10.1(a) of their intention to do so), of: Unanimous. Each of the Syndication Parties and Voting Participants13.10.1 before: Amending the definition of Required Lenders as set forth herein or(a) amending Subsections 13.10.1, 13.10.2, 13.10.3 or 13.10.4; Agreeing to an extension of the Maturity Date or the Availability(b) Period, or, except as provided in Section 2.9, an increase in the Commitment or any Syndication Party’s share thereof; or Agreeing to a reduction in the amount, or to a delay in the due(c) date, of any payment by Borrower of interest (including reduction of the interest rate), principal, or fees with respect to the Term Facility; provided, however, this restriction shall not apply to a delay in payment granted by the Administrative Agent in the ordinary course of administration of the Loans and the exercise of reasonable judgment, so long as such payment delay does not exceed five (5) days; Amending Section 14.6 hereof to permit Borrower to assign or(d) transfer its rights or obligations hereunder without the prior written consent of all of the Syndication Parties and the Voting Participants; or Amending Section 4.6 or 13.13 hereof or Section 2.1 or 2.8 hereof(e) to the extent relating to pro rata sharing. Required Lenders. The Required Lenders before:13.10.2 Consenting to any action, amendment, or granting any waiver not(a) covered in Subsections 13.10.1 or 13.10.3; or Agreeing to amend Article 13 of this Credit Agreement (other than(b) Subsections 13.10.1, 13.10.2, 13.10.3, or 13.10.4). Action Without Vote. Notwithstanding any other provisions of this13.10.3 Section 13.10, the Administrative Agent may take the following actions without obtaining the consent of the Syndication Parties or the Voting Participants: Determining after the Closing Date (i) whether the conditions to a(a) Loan have been met, and (ii) the amount of such Loan; and 60

Making modifications pursuant to Section 14.25, or evidencing the(b) effectiveness of the Conditional Amendments as set forth in Section 14.26 or the Incremental Loan Amendments as set forth in Section 2.9.5. Voting Participants. Under the circumstances set forth in Section 13.2813.10.4 hereof, each Voting Participant shall be accorded voting rights as though such Person was a Syndication Party, and in such case the voting rights of the Syndication Party from which such Voting Participant acquired its participation interest shall be reduced accordingly. If no written consent or denial is received from a Syndication Party or a Voting Participant within five (5) Banking Days after written notice of any proposed action as described in this Section 13.10 is delivered to such Syndication Party or Voting Participant by the Administrative Agent, such Syndication Party or Voting Participant shall be conclusively deemed to have consented thereto for the purposes of this Section 13.10; provided, that, this paragraph shall not apply with respect to Section 13.10.1. Distribution of Principal and Interest. The Administrative Agent may, in its sole13.11 discretion, receive and accept all or any payments (including prepayments) of principal and interest made by Borrower on the Loans in an account segregated from the Administrative Agent’s other funds and accounts (“Payment Account”). After the receipt by the Administrative Agent of any payment representing interest or principal on the Loans, the Administrative Agent shall remit to each Syndication Party its share of such payment as provided in Article 4 hereof (“Payment Distribution”), no later than 3:00 P.M. (Central time) on the same Banking Day as such payment is received by the Administrative Agent if received no later than 1:00 P.M. (Central time) or the next Banking Day if received by the Administrative Agent thereafter. Any Syndication Party’s rights to its Payment Distribution shall be subject to the rights of any Contributing Syndication Parties to such amounts as set forth in Section 13.4 hereof. Distribution of Certain Amounts. The Administrative Agent shall (a) receive for13.12 the benefit of all present and future Syndication Parties, in the Payment Account (if applicable) and (b) remit to the applicable Syndication Parties, as indicated, the amounts described below: Funding Losses. To each Syndication Party its share of the amount of13.12.1 any Funding Losses paid by Borrower to the Administrative Agent in accordance with the Funding Loss Notice such Syndication Party provided to the Administrative Agent, no later than 3:00 P.M. (Central time) on the same Banking Day that payment of such Funding Losses is received by the Administrative Agent, if received no later than 1:00 P.M. (Central time), or the next Banking Day if received by the Administrative Agent thereafter. Fees. To each Syndication Party its share of any Term Facility13.12.2 Commitment Fees and any Revolving Facility Commitment Fees paid by Borrower to the Administrative Agent, no later than 3:00 P.M. (Central time) on the same Banking Day that payment of such fees is received by the Administrative Agent, if received no later than 1:00 P.M. (Central time), or the next Banking Day if received by the Administrative Agent thereafter. 61

Sharing; Collateral Application. The Syndication Parties shall have no interest in13.13 any other loans made to Borrower by any other Syndication Party other than the Loans, or in any property taken as security for any other loan or loans made to Borrower by any other Syndication Party, or in any property now or hereinafter in the possession or control of any other Syndication Party, which may be or become security for the Loans solely by reason of the provisions of a security instrument that would cause such security instrument and the property covered thereby to secure generally all indebtedness owing by Borrower to such other Syndication Party. Notwithstanding the foregoing, to the extent such other Syndication Party applies such funds or the proceeds of such property to reduction of one or more of the Loans, such other Syndication Party shall share such funds or proceeds with all Syndication Parties according to their respective unfunded Individual Commitments and outstanding Loans. In the event that any Syndication Party shall obtain payment, whether partial or full, from any source in respect of one or more of the Loans other than as provided in this Credit Agreement, including without limitation payment by reason of the exercise of a right of offset, banker’s lien, general lien, or counterclaim, such Syndication Party shall promptly make such adjustments (which may include payment in cash or the purchase of further Syndication Interests or participations in the Loans) to the end that such excess payment shall be shared with all other Syndication Parties in accordance with their respective unfunded Individual Commitments and outstanding Loans. Notwithstanding any of the foregoing provisions of this Section 13.13 or Article 6 hereof, no Syndication Party (other than CoBank or a Farm Credit System Institution, as applicable) shall have any right to, or to the proceeds of, or any right to the application to any amount owing to such Syndication Party hereunder of any the proceeds of, (a) any Bank Equity Interests issued to Borrower by CoBank or on account of any statutory lien held by CoBank on such Bank Equity Interests, or (b) any Bank Equity Interests issued to Borrower by any Farm Credit System Institution which is a Syndication Party hereunder or on account of any statutory lien held by such Farm Credit System Institution on such Bank Equity Interests. Amounts Required to be Returned. If the Administrative Agent, in its sole13.14 discretion, elects to make any payment to a Syndication Party in anticipation of the receipt of final funds from Borrower, and such funds are not received from Borrower, or if excess funds are paid by the Administrative Agent to any Syndication Party as the result of a miscalculation by the Administrative Agent, then such Syndication Party shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent any such amounts, plus interest thereon (from the day such amounts were transferred by the Administrative Agent to the Syndication Party to, but not including, the day such amounts are returned by Syndication Party) at a rate per annum equal to the customary rate set by the Administrative Agent for the correction of errors among banks for three (3) Banking Days and thereafter at the Base Rate. If the Administrative Agent is required at any time to return to Borrower or a trustee, receiver, liquidator, custodian, or similar official any portion of the payments made by Borrower to the Administrative Agent, whether pursuant to any bankruptcy or insolvency law or otherwise, then each Syndication Party shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent any such payments transferred to such Syndication Party by the Administrative Agent but without interest or penalty (unless the Administrative Agent is required to pay interest or penalty on such amounts to the person recovering such payments). Information to Syndication Parties; Confidentiality. Except as expressly set forth13.15 in the Loan Documents, the Administrative Agent shall not have any duty to disclose, nor shall it 62 be liable for the failure to disclose, any information relating to Borrower or any of the Consolidated Subsidiaries that is communicated to or obtained by the Administrative Agent. The Syndication Parties acknowledge and agree that all information and reports received pursuant to this Credit Agreement will be received in confidence in connection with their Syndication Interest, and that such information and reports constitute confidential information and shall not, without the prior written consent of the Administrative Agent or Borrower (which consent will not be unreasonably withheld, provided that Borrower shall have no consent rights upon the occurrence and during the continuance of an Event of Default), be used by the Syndication Party except in connection with the Loans and their respective Syndication Interests. Reliance; No Other Duties. The Administrative Agent shall not be liable to13.16 Syndication Parties or any other Person for any error in judgment or for any action taken or not taken by the Administrative Agent or its agents, directors, officers, employees or representatives (including without limitation any duties of the Administrative Agent under Section 13.7), except to the extent that a court of competent jurisdiction renders a final non-appealable judgment that any of the foregoing resulted from the gross negligence or willful misconduct of the Administrative Agent. Without limiting the foregoing, the Administrative Agent may rely on the advice of counsel, accountants or experts and on any written document or oral statement it believes to be genuine and correct and to have been signed or sent by the proper Person or Persons. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made by any other Person in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance by any other Person of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 8 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. No Trust or Fiduciary Relationship. Neither the execution of this Credit13.17 Agreement, nor the sharing in the Loans, nor the holding of the Loan Documents in its name by the Administrative Agent, nor the management and administration of the Loans and Loan Documents by the Administrative Agent ( holding certain payments and proceeds in the Payment Account for the benefit of the Syndication Parties), nor any other right, duty or obligation of the Administrative Agent under or pursuant to this Credit Agreement is intended to be or create, and none of the foregoing shall be construed to be or create, any express, implied or constructive trust or fiduciary relationship between the Administrative Agent and any Syndication Party. Each Syndication Party hereby agrees and stipulates that the Administrative Agent is not acting as trustee or fiduciary for such Syndication Party with respect to the Loans, this Credit Agreement, or any aspect of either, or in any other respect. Sharing of Costs and Expenses. To the extent not paid by Borrower, each13.18 Syndication Party will promptly upon demand reimburse the Administrative Agent for its proportionate share (based on the ratio of (a) its unfunded Individual Commitment plus its outstanding Loans to (b) the unfunded Commitments plus the aggregate outstanding principal amount of the Loans), for all reasonable costs, disbursements, and expenses incurred by the Administrative Agent on or after the date of this Credit Agreement for legal, accounting, 63 consulting, and other services rendered to the Administrative Agent in its role as the Administrative Agent in the administration of the Loans, interpreting the Loan Documents, and protecting, enforcing, or otherwise exercising any rights, both before and after default by Borrower under the Loan Documents, and including, without limitation, all costs and expenses incurred in connection with any bankruptcy proceedings and the exercise of any remedies. Syndication Parties’ Indemnification of the Administrative Agent . Each of the13.19 Syndication Parties agrees to indemnify the Administrative Agent, including any Successor Agent, and their respective directors, officers, employees, agents, professional advisers and representatives (“Indemnified Agency Parties”) (to the extent not reimbursed by Borrower, and without in any way limiting the obligation of Borrower to do so), ratably (based on the ratio of (a) its unfunded Individual Commitment plus its outstanding Loans to (b) the unfunded Commitments plus the aggregate outstanding principal amount of the Loans), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans and/or the expiration or termination of this Credit Agreement) be imposed on, incurred by or asserted against the Administrative Agent (or any of the Indemnified Agency Parties while acting for the Administrative Agent or for any Successor Agent) in any way relating to or arising out of this Credit Agreement or the Loan Documents, or the performance of the duties of the Administrative Agent hereunder or thereunder or any action taken or omitted while acting in the capacity of the Administrative Agent under or in connection with any of the foregoing; provided that the Syndication Parties shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of an Indemnified Agency Party to the extent that a court of competent jurisdiction renders a final non-appealable judgment that the foregoing are the result of the willful misconduct or gross negligence of such Indemnified Agency Party. In furtherance but not in limitation of the foregoing, to the extent not indemnified by Borrower, each Syndication Party shall indemnify the Administrative Agent for the full amount of any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or similar charges imposed by any governmental authority that are attributable to such Syndication Party and that are payable or paid by the Administrative Agent, together with all interest, penalties, reasonable costs and expenses arising therefrom or with respect thereto, as determined by the Administrative Agent in good faith. The agreements and obligations in this Section 13.19 shall survive the payment of the Loans and the expiration or termination of this Credit Agreement. Books and Records. The Administrative Agent shall maintain such books of13.20 account and records relating to the Loans as it reasonably deems appropriate in its sole discretion, and which shall accurately reflect the Syndication Interest of each Syndication Party and shall be conclusive and binding on Borrower and the Syndication Parties absent manifest error. The Syndication Parties, or their agents, may inspect such books of account and records at all reasonable times during the Administrative Agent’s regular business hours. Administrative Agent Fee. The Administrative Agent and any Successor Agent13.21 shall be entitled to such fees as agreed upon between Borrower and the Administrative Agent for acting as the Administrative Agent. 64

The Administrative Agent’s Resignation or Removal. Subject to the appointment13.22 and acceptance of a Successor Agent (as defined below), the Administrative Agent may resign at any time by notifying each of the Syndication Parties and Borrower. After the receipt of such notice, the Required Lenders shall appoint a successor (“Successor Agent”). If (a) no Successor Agent shall have been so appointed which is either (i) a Syndication Party, or (ii) if not a Syndication Party, which is a Person approved by Borrower, such approval not to be unreasonably withheld (provided that Borrower shall have no approval rights upon the occurrence and during the continuance of an Event of Default), or (b) such Successor Agent has not accepted such appointment, in either case within thirty (30) days after the retiring Administrative Agent’s giving of such notice of resignation, then the retiring Administrative Agent may, after consulting with, but without obtaining the approval of, Borrower, appoint a Successor Agent which shall be a bank or a trust company organized under the laws of the United States of America or any state thereof and having a combined capital, surplus and undivided profit of at least $250,000,000. If no Successor Agent has been appointed pursuant to the immediately preceding sentence by the forty-fifth (45th) day after the giving of such notice of resignation, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Loan Document until such time, if any, as the Required Lenders appoint a Successor Agent. If, and for so long as, the Person acting as the Administrative Agent is a Defaulting Syndication Party, such Person may be removed as the Administrative Agent upon the written demand of the Required Lenders, which demand shall also appoint a Successor Agent. Upon the appointment of a Successor Agent hereunder, (a) the term “Administrative Agent” shall for all purposes of this Credit Agreement thereafter mean such Successor Agent, and (b) the Successor Agent shall notify Borrower of its identity and of the information called for in Subsection 14.4.2 hereof. The fees payable by Borrower to a Successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such Successor Agent. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, or the removal hereunder of any Administrative Agent, the provisions of this Credit Agreement shall continue to inure to the benefit of such Administrative Agent as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Credit Agreement. [Reserved].13.23 Representations and Warranties of CoBank. Except as expressly set forth in13.24 Section 13.23 hereof, CoBank, in its role as a Syndication Party and as the Administrative Agent, makes no express or implied representation or warranty and assumes no responsibilities with respect to the due authorization, execution, or delivery of the Loan Documents; the accuracy of any information, statements, or certificates provided by Borrower; the legality, validity, or enforceability of the Loan Documents; the filing or recording of any document; the collectibility of the Loans; the performance by Borrower of any of its obligations under the Loan Documents; or the financial condition or solvency of Borrower or any other party obligated with respect to the Loans or the Loan Documents. Syndication Parties’ Independent Credit Analysis. Each Syndication Party13.25 acknowledges receipt of true and correct copies of all Loan Documents (other than any Note payable to another Syndication Party) from the Administrative Agent. Each Syndication Party 65 agrees and represents that it has relied upon its independent review (a) of the Loan Documents, and (b) any information independently acquired by such Syndication Party from Borrower or otherwise in making its decision to acquire an interest in the Loans independently and without reliance on the Administrative Agent. Each Syndication Party represents and warrants that it has obtained such information as it deems necessary (including any information such Syndication Party independently obtained from Borrower or others) prior to making its decision to acquire an interest in the Loans. Each Syndication Party further agrees and represents that it has made its own independent analysis and appraisal of and investigation into each Borrower’s authority, business, operations, financial and other condition, creditworthiness, and ability to perform its obligations under the Loan Documents and has relied on such review in making its decision to acquire an interest in the Loans. Each Syndication Party agrees that it will continue to rely solely upon its independent review of the facts and circumstances related to Borrower, and without reliance upon the Administrative Agent, in making future decisions with respect to all matters under or in connection with the Loan Documents and the Loans. The Administrative Agent assumes no responsibility for the financial condition of Borrower or for the performance of Borrower’s obligations under the Loan Documents. Except as otherwise expressly provided herein, none of the Administrative Agent or any Syndication Party shall have any duty or responsibility to furnish to any other Syndication Parties any credit or other information concerning Borrower which may come into its possession. No Joint Venture or Partnership. Neither the execution of this Credit Agreement,13.26 the sharing in the Loans, nor any agreement to share in payments or losses arising as a result of this transaction is intended to be or to create, and the foregoing shall not be construed to be, any partnership, joint venture or other joint enterprise between the Administrative Agent and any Syndication Party, nor between or among any of the Syndication Parties. Restrictions on Transfer; Participations. (a) Each Syndication Party other than13.27 CoBank agrees that it will not sell, assign, convey or otherwise dispose of (“Transfer”) to any Person, or create or permit to exist any lien or security interest on all or any part of its Syndication Interest, without the prior written consent of the Administrative Agent and Borrower (which consent will not be unreasonably withheld; provided that such consent will not be required in the case of an assignment to a Syndication Party, an Affiliate of a Syndication Party or an Approved Fund; provided, further, that Borrower shall have no approval rights upon the occurrence and during the continuance of an Event of Default; and provided, further, that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Banking Days after having received notice thereof); provided that: (a) any such Transfer of Loans or Individual Commitments (except a Transfer to another Syndication Party, an Affiliate of a Syndication Party or an Approved Fund or a Transfer by CoBank) must be in a minimum amount of $10,000,000.00, unless it Transfers its entire Syndication Interest; (b) if applicable, each Syndication Party must maintain an Individual Commitment of no less than $5,000,000.00, unless it Transfers its entire Syndication Interest; (c) the transferee must execute an agreement substantially in the form of Exhibit 13.27 hereto (“Assignment Agreement”) and assume all of the transferor’s obligations hereunder and execute such documents as the Administrative Agent may reasonably require; and (d) the Syndication Party making such Transfer must pay, or cause the transferee to pay, the Administrative Agent an assignment fee of $3,500.00 (provided that the requirement to pay such fee may be waived by the Administrative Agent in its sole discretion), unless the assignment is 66 to an Affiliate of such Syndication Party or to another Syndication Party or an Approved Fund, in which case no assignment fee will be required. Any Syndication Party may participate any part of its interest in the Loans to any Person with prior written notice to (but without the consent of) the Administrative Agent and Borrower, and each Syndication Party understands and agrees that in the event of any such participation: (x) its obligations hereunder will not change on account of such participation; (y) the participant will have no rights under this Credit Agreement, including, without limitation, voting rights (except as provided in Section 13.28 hereof with respect to Voting Participants) or the right to receive payments or distributions; and (z) the Administrative Agent shall continue to deal directly with the Syndication Party with respect to the Loans (including with respect to voting rights, except as provided in Section 13.28 hereof with respect to Voting Participants) as though no participation had been granted and will not be obligated to deal directly with any participant (except as provided in Section 13.28 hereof with respect to Voting Participants). Notwithstanding any provision contained herein to the contrary, (i) any Syndication Party may at any time pledge or assign all or any portion of its interest in its rights under this Credit Agreement to secure obligations of such Syndication Party, including any pledge or assignment to secure obligations to any Federal Reserve Bank or central bank having jurisdiction over such Syndication Party or to any Farm Credit Bank, or Transfer its Syndication Interest to an affiliate bank if and to the extent required under applicable law in order to pledge such interest to such central bank, provided that no pledge or assignment pursuant to this clause (i) shall release such Syndication Party from its obligations hereunder or substitute any such pledge or assignee for such Syndication Party as a party hereto, and (ii) no Syndication Party shall be permitted to Transfer, or sell a participation in, any part of its Syndication Interest to (A) Borrower or any of Borrower’s Affiliates or Subsidiaries, (B) any Defaulting Syndication Party or any of its Subsidiaries, (C) any Person, who, upon becoming a Syndication Party hereunder, would constitute any of the foregoing Persons described in the foregoing clause (B), or (D) a natural Person and (iii) any Transfer hereunder by any Syndication Party of any part of its Syndication Interest must be pro rata with respect to each of the following components of such Syndication Party’s Syndication Interest: (1) its Revolving Commitment, (2) its Term Commitment and (3) its interest in each Loan hereunder. CoBank reserves the right to sell participations on a non-patronage basis; provided that CoBank shall use commercially reasonable efforts to sell participations on a patronage basis. Certain Additional Payments. In connection with any assignment(b) of rights and obligations of any Defaulting Syndication Party hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Syndication Party, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Syndication Party to the Administrative Agent and each other Syndication Party hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Syndication Party hereunder shall become effective under applicable law without compliance with the provisions of this 67 paragraph, then the assignee of such interest shall be deemed to be a Defaulting Syndication Party for all purposes of this Credit Agreement until such compliance occurs. Subject to acceptance and recording thereof by the Administrative(c) Agent pursuant to paragraph (d) of this Section 13.27, from and after the effective date specified in each Assignment Agreement, the assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Syndication Party under this Credit Agreement, and the assigning Syndication Party thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Credit Agreement (and, in the case of an Assignment Agreement covering all of the assigning Syndication Party’s rights and obligations under this Credit Agreement, such Syndication Party shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.7 and 14.1 and Article 11 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Syndication Party will constitute a waiver or release of any claim of any party hereunder arising from that Syndication Party’s having been a Defaulting Syndication Party. Any assignment or transfer by a Syndication Party of rights or obligations under this Credit Agreement that does not comply with this paragraph shall be treated for purposes of this Credit Agreement as a sale by such Syndication Party of a (non-voting) participation in such rights and obligations in accordance with paragraph (a) of this Section. The Administrative Agent, acting solely for this purpose as an(d) agent of Borrower, shall maintain at the address listed in Section 14.4.2, a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Syndication Parties, and the Commitments of, and principal amounts of the Loans owing to, each Syndication Party pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, the Administrative Agent and the Syndication Parties shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Syndication Party hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by Borrower and any Syndication Party, at any reasonable time and from time to time upon reasonable prior notice. Certain Participants’ Voting Rights. Any Farm Credit System Institution which13.28 (a) is listed on Exhibit 13.28 or (b)(i) has acquired and, at any time of determination maintains, a participation interest in the minimum aggregate amount of $5,000,000.00 in a particular Syndication Party’s Individual Commitment and/or Individual Outstanding Obligations and (ii) has been designated in writing by such Syndication Party to the Administrative Agent as having such entitlement (such designation to include for such participant, its name, contact information, and dollar participation amount) (each a “Voting Participant”), shall be entitled to vote (and such Syndication Party’s voting rights shall be correspondingly reduced), on a dollar-for-dollar basis, as if such Voting Participant were a Syndication Party, on any matter requiring or allowing a Syndication Party, to provide or withhold its consent, or to otherwise vote on any proposed action. The voting rights of any Syndication Party so designating a Voting Participant shall be reduced by an equivalent dollar amount. 68

Method of Making Payments. Payment and transfer of all amounts owing or to be13.29 paid or remitted hereunder, including, without limitation, payment of the Loan Payment by Syndication Parties, and distribution of principal or interest payments or fees or other amounts by the Administrative Agent, shall be by wire transfer in accordance with the instructions contained on Exhibit 13.29 hereto (“Wire Instructions”). Defaulting Syndication Parties.13.30 Syndication Party Default. Notwithstanding anything to the contrary13.30.1 contained in this Credit Agreement, if any Syndication Party becomes a Defaulting Syndication Party, then, until such time as such Syndication Party is no longer a Defaulting Syndication Party, to the extent permitted by applicable law: the Individual Commitment of such Defaulting Syndication Party(a) (and any Voting Participant entitled to vote on behalf of such Defaulting Syndication Party) shall not be included in determining whether the Required Lenders have taken or may take any action under this Credit Agreement or the Loan Documents (including any consent to any action, amendment or waiver pursuant to Subsection 13.10.2); provided that (i) any action, amendment or waiver requiring the consent of all Syndication Parties pursuant to Subsection 13.10.1 shall require the consent of such Defaulting Syndication Party (or Voting Participant, as applicable) and (ii) any amendment of, or consent or waiver with respect to, this Section 13.30 shall require the consent of the Required Lenders and each Defaulting Syndication Party (or Voting Participant, as applicable); Defaulting Syndication Party Waterfall. Any payment of(b) principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Syndication Party (whether voluntary, at maturity, pursuant to Article 12 or otherwise) or received by the Administrative Agent from a Defaulting Syndication Party pursuant to Section 13.36 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Syndication Party to the Administrative Agent hereunder; second, as Borrower may request (so long as no Potential Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Syndication Party has failed to fund its portion thereof as required by this Credit Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Syndication Party’s potential future funding obligations with respect to Loans under this Credit Agreement; fourth, so long as no Potential Default or Event of Default exists, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Syndication Party as a result of such Defaulting Syndication Party’s breach of its obligations under this Credit Agreement; and fifth, to such Defaulting Syndication Party or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Syndication Party has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 8.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Syndication Parties on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Syndication Party until such time as all Loans (as in effect at the 69 time of the funding of such Loans) are held by the Syndication Parties pro rata in accordance with their respective Applicable Percentage. Any payments, prepayments or other amounts paid or payable to a Defaulting Syndication Party that are applied (or held) to pay amounts owed by a Defaulting Syndication Party or to post cash collateral pursuant to this Subsection 13.30.1(b) shall be deemed paid to and redirected by such Defaulting Syndication Party, and each Syndication Party irrevocably consents hereto. Certain Fees. No Defaulting Syndication Party shall be entitled to(c) receive any Term Facility Commitment Fee or any Revolving Facility Commitment Fee for any period during which that Syndication Party is a Defaulting Syndication Party (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Syndication Party). Defaulting Syndication Party Cure. If Borrower and the Administrative13.30.2 Agent agree in writing that a Syndication Party is no longer a Defaulting Syndication Party, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Syndication Party will, to the extent applicable, fund that portion of outstanding Loans that the Defaulting Syndication Party failed to fund or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Syndication Parties in accordance with the Commitments (as in effect immediately prior to the funding of the applicable Loans) under the applicable facility (without giving effect to Subsection 13.30.1(d)), whereupon such Syndication Party will cease to be a Defaulting Syndication Party; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Syndication Party was a Defaulting Syndication Party; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Syndication Party to Syndication Party will constitute a waiver or release of any claim of any party hereunder arising from that Syndication Party’s having been a Defaulting Syndication Party. Status of Syndication Parties.13.31 Any Syndication Party that is entitled to an exemption from or(a) reduction in withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and the Administrative Agent, at the time or times reasonably requested by Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Syndication Party, if reasonably requested by Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or the Administrative Agent as will enable Borrower or the Administrative Agent to determine whether or not such Syndication Party is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 13.31(b)(i), (b)(ii) and (b)(iv) below) shall not be required if in the Syndication Party’s reasonable judgment such completion, execution or submission would subject such 70

Syndication Party to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Syndication Party. Without limiting the generality of the foregoing, in the event that(b) Borrower is a U.S. Borrower, any Syndication Party that is a U.S. Person shall deliver to(i) Borrower and the Administrative Agent on or prior to the date on which such Syndication Party becomes a Syndication Party under this Credit Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Syndication Party is exempt from U.S. federal backup withholding tax; any Non-US Lender shall, to the extent it is legally entitled(ii) to do so, deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-US Lender becomes a Syndication Party under this Credit Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), whichever of the following is applicable: (A) in the case of a Non-US Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (B) executed copies of IRS Form W-8ECI; (C) in the case of a Non-US Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 13.31A to the effect that such Non-US Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN; or (D) to the extent a Non-US Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 13.31B or Exhibit 13.31C, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-US Lender is a partnership and one or more direct or indirect partners of such Non-US Lender are claiming the portfolio interest exemption, such Non-US Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 13.31D on behalf of each such direct and indirect partner; any Non-US Lender shall, to the extent it is legally entitled(iii) to do so, deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such 71

Non-US Lender becomes a Syndication Party under this Credit Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and if a payment made to a Syndication Party under any Loan(iv) Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Syndication Party were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Syndication Party shall deliver to Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or the Administrative Agent as may be necessary for Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Syndication Party has complied with such Syndication Party’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Credit Agreement. Each Syndication Party agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and the Administrative Agent in writing of its legal inability to do so. Replacement of Holdout Lender or Defaulting Syndication Party. (a) If any13.32 action to be taken by the Syndication Parties or the Administrative Agent hereunder requires the unanimous consent, authorization, or agreement of all Syndication Parties and Voting Participants, and the consent, authorization or agreement of the Required Lenders has been obtained but a Syndication Party or Voting Participant (“Holdout Lender”) fails to give its consent, authorization, or agreement, or if any Syndication Party shall become a Defaulting Syndication Party, then the Administrative Agent, upon at least five (5) Banking Days prior notice to the Holdout Lender or upon one (1) Banking Day’s prior notice to the Defaulting Syndication Party, may permanently replace the Holdout Lender or Defaulting Syndication Party with one or more substitute Syndication Parties (each, a “Replacement Lender”), and the Holdout Lender or Defaulting Syndication Party shall have no right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender or Defaulting Syndication Party shall specify an effective date for such replacement, which date shall not be later than fifteen (15) Banking Days after the date such notice is given. Prior to the effective date of such replacement, the Holdout Lender or Defaulting Syndication Party and each Replacement Lender shall execute and deliver a Assignment Agreement, subject only to the Holdout Lender or Defaulting 72

Syndication Party being repaid its full share of the outstanding Bank Debt without any premium, discount, or penalty of any kind whatsoever. If the Holdout Lender or Defaulting Syndication Party shall refuse or fail to execute and deliver any such Assignment Agreement prior to the effective date of such replacement, the Holdout Lender or Defaulting Syndication Party shall be deemed to have executed and delivered such Assignment Agreement. The replacement of any Holdout Lender or, to the extent possible, any Defaulting Syndication Party, shall be made in accordance with the terms of Section 13.27 hereof. Until such time as the Replacement Lenders shall have acquired all of the Syndication Interest of the Holdout Lender or Defaulting Syndication Party hereunder and under the other Loan Documents, the Holdout Lender or Defaulting Syndication Party shall remain obligated to provide the Holdout Lender’s or Defaulting Syndication Party’s Funding Share of Loans. In the event that the Holdout Lender or Defaulting Syndication Party is a Voting Participant, the Syndication Party through which such Voting Participant acquired its interest shall have the first option to repurchase such participation interest and be the Replacement Lender; provided if the Syndication Party through which such Voting Participant acquired its interest does not, within five (5) Banking Days (or one (1) Banking Day, as applicable) after the Administrative Agent has given notice to the Holdout Lender (or Defaulting Syndication Party) as provided above, elect to become the Replacement Lender, then such Syndication Party shall cancel or re-acquire such Voting Participant’s interest and shall sell to the Replacement Lender(s) an interest in its Individual Commitment and Loans equivalent to the Voting Participant interest. Borrower may terminate the unused amount of the Commitment of(b) any Syndication Party that is a Defaulting Syndication Party upon not less than one (1) Banking Day’s prior notice to the Administrative Agent (which shall promptly notify the Syndication Parties thereof), and in such event the provisions of Subsection 13.30.1(b) will apply to all amounts thereafter paid by Borrower for the account of such Defaulting Syndication Party under this Credit Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing, and (ii) such termination shall not be deemed to be a waiver or release of any claim Borrower, the Administrative Agent or any Syndication Party may have against such Defaulting Syndication Party. Amendments Concerning Agency Function. The Administrative Agent shall not13.33 be bound by any waiver, amendment, supplement or modification of this Credit Agreement or any other Loan Document which affects its rights, duties or obligations hereunder or thereunder unless it shall have given its prior written consent thereto. Agent Duties and Liabilities. Neither the Lead Arranger nor the Bookrunner13.34 shall, in their capacity as such, have any powers, duties, responsibilities or liabilities with respect to this Credit Agreement or the transactions contemplated herein. Without limiting the foregoing, neither the Lead Arranger nor the Bookrunner shall be subject to any fiduciary or other implied duties, or have any liability to any Person for acting as such. Nothing in this Section 13.34 shall be construed to relieve the Lead Arranger or the Bookrunner of their duties, responsibilities and liabilities arising out of their capacity as Syndication Parties. The Administrative Agent May File Proofs of Claim. In case of the pendency of13.35 any proceeding under any Debtor Relief Law or any other judicial proceeding relative to 73

Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise: to file and prove a claim for the whole amount of the principal and(a) interest owing and unpaid in respect of the Loans and all other Bank Debt that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Syndication Parties and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Syndication Parties and the Administrative Agent and their respective agents and counsel and all other amounts due the Syndication Parties and the Administrative Agent under Article 13 and Section 14.1) allowed in such judicial proceeding; and to collect and receive any monies or other property payable or(b) deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Syndication Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Syndication Parties, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Article 13 and Section 14.1. Setoff. If an Event of Default shall have occurred and be continuing, each13.36 Syndication Party, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Syndication Party or any such Affiliate, to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Credit Agreement or any other Loan Document to such Syndication Party or its respective Affiliates, irrespective of whether or not such Syndication Party or Affiliate shall have made any demand under this Credit Agreement or any other Loan Document and although such obligations of Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Syndication Party different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Syndication Party shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 13.30 and, pending such payment, shall be segregated by such Defaulting Syndication Party from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Syndication Party, and (y) the Defaulting Syndication Party shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Bank Debt owing to such Defaulting Syndication Party as to which it exercised such right of setoff. The rights of each Syndication Party and their respective Affiliates under this Section 13.36 are in addition to other rights and remedies (including other rights of setoff) that such Syndication Party or its respective 74

Affiliates may have. Each Syndication Party agrees to notify Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. Further Assurances. The Administrative Agent and each Syndication Party agree13.37 to take whatever steps and execute such documents as may be reasonable and necessary to implement this Article 13 and to carry out fully the intent thereof. MISCELLANEOUSARTICLE 14. Costs and Expenses. To the extent permitted by law, Borrower agrees to pay to14.1 the Administrative Agent and the Syndication Parties, on demand, all out-of-pocket costs and expenses (a) incurred by the Administrative Agent (including, without limitation, the reasonable fees and expenses of counsel retained by the Administrative Agent, and including fees and expenses incurred for consulting, appraisal, engineering, inspection, and environmental assessment services) in connection with the preparation, negotiation, and execution of the Loan Documents and the transactions contemplated thereby, and processing the Borrowing Notices; and (b) incurred by the Administrative Agent or any Syndication Party (including, without limitation, the reasonable fees and expenses of counsel retained by the Administrative Agent and the Syndication Parties) in connection with the enforcement or protection of the Syndication Parties’ rights under the Loan Documents upon the occurrence of an Event of Default or upon the commencement of an action by Borrower against the Administrative Agent or any Syndication Party, including without limitation collection of the Loan (regardless of whether such enforcement or collection is by court action or otherwise). Borrower shall not be obligated to pay the costs or expenses of any Person whose only interest in the Loan is as a holder of a participation interest. Service of Process and Consent to Jurisdiction. Borrower and each Syndication14.2 Party hereby agrees that any litigation with respect to this Credit Agreement or to enforce any judgment obtained against such Person for breach of this Credit Agreement or under the Notes or other Loan Documents may be brought in any New York State court or (if applicable subject matter jurisdictional requirements are present) Federal court of the United States of America, in each case sitting in New York County, New York, and any appellate court from any thereof, as the Administrative Agent may elect; and, by execution and delivery of this Credit Agreement, Borrower and each Syndication Party irrevocably submits to such jurisdiction. With respect to litigation concerning this Credit Agreement or under the Notes or other Loan Documents, Borrower and each Syndication Party hereby appoints, until six (6) months after the expiration of the Maturity Date (as it may be extended at anytime), CT Corporation System, or such other Person as it may designate to the Administrative Agent, in each case with offices in New York, New York and otherwise reasonably acceptable to the Administrative Agent to serve as the agent of Borrower or such Syndication Party to receive for and on its behalf at such agent’s New York, New York office, service of process, which service may be made by mailing a copy of any summons or other legal process to such Person in care of such agent. Borrower and each Syndication Party agrees that it shall maintain a duly appointed agent in New York, New York for service of summons and other legal process as long as it remains obligated under this Credit Agreement and shall keep the Administrative Agent advised in writing of the identity and location of such agent. The receipt by such agent and/or by Borrower or such Syndication Party, 75 as applicable, of such summons or other legal process in any such litigation shall be deemed personal service and acceptance by Borrower or such Syndication Party, as applicable, for all purposes of such litigation. Borrower and each Syndication Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Credit Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Jury Waiver. IT IS MUTUALLY AGREED BY AND BETWEEN THE14.3 ADMINISTRATIVE AGENT, EACH SYNDICATION PARTY, AND BORROWER THAT THEY EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST ANY OTHER PARTY ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS CREDIT AGREEMENT, THE NOTES, OR THE OTHER LOAN DOCUMENTS. Notices. All notices, requests and demands required or permitted under the terms14.4 of this Credit Agreement shall be in writing and (a) shall be addressed as set forth below or at such other address as either party shall designate in writing, (b) shall be deemed to have been given or made: (i) if delivered personally, immediately upon delivery, (ii) if by telecopier transmission, immediately upon sending and upon confirmation of receipt, (iii) if by electronic transmission, unless the Administrative Agent otherwise prescribes, and as further set forth in Section 14.16, immediately upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return electronic transmission (other than an automatically generated reply), or other written acknowledgement), provided that if such notice or other communication is not sent during normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of the next Banking Day for the recipient, (iv) if by nationally recognized overnight courier service with instructions to deliver the next Banking Day, one (1) Banking Day after sending, and (v) if by United States Mail, certified mail, return receipt requested, five (5) days after mailing. Borrower:14.4.1 CHS Inc. 5500 Cenex Drive Inver Grove Heights, Minnesota 55077 FAX: (651) 355-4554 Attention: Executive Vice President and Chief Financial Officer e-mail address: Timothy.Skidmore@chsinc.com with a copy to: CHS Inc. 5500 Cenex Drive Inver Grove Heights, Minnesota 55077 FAX: (651) 355-4554 76

Attention: Executive Vice President and General Counsel e-mail address: james.zappa@chsinc.com Administrative Agent:14.4.2 CoBank, ACB 5500 South Quebec Street6340 S. Fiddlers Green Circle Greenwood Village, Colorado 80111 FAX: (303) 694-5830 Attention: Administrative Agent e-mail address: MB_CapitalMarkets@cobank.com Syndication Parties:14.4.3 On file with the Administrative Agent. Liability of Administrative Agent . The Administrative Agent shall not have any14.5 liabilities or responsibilities to Borrower or any Subsidiary on account of the failure of any Syndication Party to perform its obligations hereunder or to any Syndication Party on account of the failure of Borrower or any Subsidiary to perform their respective obligations hereunder or under any other Loan Document. Successors and Assigns. This Credit Agreement shall be binding upon and inure14.6 to the benefit of Borrower, the Administrative Agent and the Syndication Parties, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all of the Syndication Parties and the Voting Participants. Severability. In the event any one or more of the provisions contained in this14.7 Credit Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. Entire Agreement. This Credit Agreement (together with all exhibits hereto,14.8 which are incorporated herein by this reference) and the other Loan Documents represent the entire understanding of the Administrative Agent, each Syndication Party, and Borrower with respect to the subject matter hereof and shall replace and supersede any previous agreements of the parties with respect to the subject matter hereof. Applicable Law. TO THE EXTENT NOT GOVERNED BY FEDERAL LAW,14.9 THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN 77

ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. Captions. The captions or headings in this Credit Agreement and any table of14.10 contents hereof are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Credit Agreement. Complete Agreement; Amendments. THIS CREDIT AGREEMENT AND THE14.11 NOTES ARE INTENDED BY THE PARTIES HERETO TO BE A COMPLETE AND FINAL EXPRESSION OF THEIR AGREEMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR OR CONTEMPORANEOUS ORAL AGREEMENT. THE ADMINISTRATIVE AGENT, EACH SYNDICATION PARTY, AND BORROWER ACKNOWLEDGE AND AGREE THAT NO UNWRITTEN ORAL AGREEMENT EXISTS BETWEEN THEM WITH RESPECT TO THE SUBJECT MATTER OF THIS CREDIT AGREEMENT. This Credit Agreement may not be modified or amended unless such modification or amendment is in writing and is signed by Borrower, the Administrative Agent, and the requisite Syndication Parties necessary to approve such modification or amendment pursuant to Section 13.10 hereof (and each such modification or amendment shall thereupon be binding on Borrower, the Administrative Agent, all Syndication Parties and all other parties to this Credit Agreement). Borrower agrees that it shall reimburse the Administrative Agent for all fees and expenses incurred by the Administrative Agent in retaining outside legal counsel in connection with any amendment or modification to this Credit Agreement requested by Borrower. Additional Costs of Maintaining Loan. Borrower shall pay to the Administrative14.12 Agent from time to time such amounts as the Administrative Agent may determine to be necessary to compensate any Syndication Party for any increase in costs to such Syndication Party which the Administrative Agent determines, based on information presented to it by such Syndication Party, are attributable to such Syndication Party’s making or maintaining a Loan hereunder or its obligation to make such Loan, or any reduction in any amount receivable by such Syndication Party under this Credit Agreement in respect to such Loan or such obligation (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Change in Law which: (a) changes the basis of taxation of any amounts payable to such Syndication Party under this Credit Agreement in respect of such Loan (other than taxes imposed on the overall net income of such Syndication Party); or (b) imposes or modifies any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Syndication Party; or (c) imposes any other condition affecting this Credit Agreement or the Notes or amounts payable to such Syndication Party (or any of such extensions of credit or liabilities). The Administrative Agent will notify Borrower of any event occurring after the date of this Credit Agreement which will entitle such Syndication Party to compensation pursuant to this Section 14.12 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. The Administrative Agent shall include with such notice, a certificate from such Syndication Party setting forth in reasonable detail the calculation of the amount of such compensation. Determinations by the Administrative Agent for purposes of this Section 14.12 of the effect of any Change in Law on the costs of such Syndication Party of making or maintaining a Loan or on amounts receivable by such Syndication Party in respect of Loans, and of the additional 78 amounts required to compensate such Syndication Party in respect of any Additional Costs, shall be conclusive absent manifest error, provided that such determinations are made on a reasonable basis. The obligations of Borrower under this Section 14.12 shall survive the termination of this Credit Agreement and other covenants. Capital Requirements. In the event that any Change in Law has the effect of14.13 requiring an increase in the amount of capital or liquidity required or expected to be maintained by such Syndication Party or any corporation controlling such Syndication Party, and such Syndication Party certifies that such increase is based in any part upon such Syndication Party’s obligations hereunder with respect to the Term Facility, and other similar obligations, Borrower shall pay to such Syndication Party such additional amount as shall be certified by such Syndication Party to the Administrative Agent and to Borrower to be the net present value (discounted at the rate described in clause (a) of the definition of “Base Rate”) of (a) the amount by which such increase in capital or liquidity reduces the rate of return on capital or liquidity which such Syndication Party could have achieved over the period remaining until the Maturity Date, but for such introduction or change, (b) multiplied by the percentage equal to (i) such Syndication Party’s unfunded Individual Commitment plus its outstanding Loans, divided by (ii) the unfunded Commitments plus the aggregate outstanding principal amount of the Loans. The Administrative Agent will notify Borrower of any event occurring after the date of this Credit Agreement that will entitle any such Syndication Party to compensation pursuant to this Section 14.13 as promptly as practicable after it obtains knowledge thereof and of such Syndication Party’s determination to request such compensation. The Administrative Agent shall include with such notice, a certificate from such Syndication Party setting forth in reasonable detail the calculation of the amount of such compensation. Determinations by any Syndication Party for purposes of this Section 14.13 of the effect of any increase in the amount of capital or liquidity required to be maintained by any such Syndication Party and of the amount of compensation owed to any such Syndication Party under this Section 14.13 shall be conclusive absent manifest error, provided that such determinations are made on a reasonable basis. The obligations of Borrower under this Section 14.13 shall survive the termination of this Credit Agreement and other covenants. Replacement Notes. Upon receipt by Borrower of evidence satisfactory to it of:14.14 (a) the loss, theft, destruction or mutilation of any Note, and (in case of loss, theft or destruction) of the agreement of the Syndication Party to which the Note was payable to indemnify Borrower, and upon surrender and cancellation of such Note, if mutilated; or (b) the assignment by any Syndication Party of its interest hereunder and the Notes, if any, relating thereto, or any portion thereof, pursuant to this Credit Agreement, then Borrower will pay any unpaid principal and interest (and Funding Losses, if applicable) then or previously due and payable on such Notes and, if the Syndication Party requests a Note as provided in Section 2.4 hereof, will (upon delivery of such Notes for cancellation, unless covered by subclause (a) of this Section 14.14) deliver in lieu of each such Note a new Note or, in the case of an assignment of a portion of any such Syndication Party’s Syndication Interest, new Notes, for any remaining balance. Each new or replacement Note shall be dated as of the Closing Date. Patronage Payments. Borrower acknowledges and agrees that: (a) only that14.15 portion of the Loans represented by CoBank’s Individual Outstanding Obligations which is retained by CoBank for its own account at any time is entitled to patronage distributions in 79 accordance with CoBank’s bylaws and its practices and procedures related to patronage distribution; (b) any patronage, or similar, payments to which Borrower is entitled on account of its ownership of Bank Equity Interests or otherwise will not be based on any portion of CoBank’s interest in the Loans in which CoBank has at any time granted a participation interest or other assignment of rights or obligations under the Loan Documents; and (c) that portion of the Loans represented by the Individual Outstanding Obligations which is retained by any other Farm Credit System Institution (other than CoBank) for its own account at any time is entitled to patronage distributions in accordance with such Farm Credit System Institution’s bylaws and its practices and procedures related to patronage distribution only if Borrower has a written agreement to that effect from such Farm Credit System Institution. Direct Website Communications; Electronic Transmission Communications.14.16 Delivery.14.16.1 Borrower hereby agrees that it will provide to the Administrative(a) Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Credit Agreement and any other Loan Document, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but, subject to the provisions of Subsection 14.16.3 hereof, excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, borrowing (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Credit Agreement prior to the scheduled date therefor, (iii) provides notice of any Potential Default or Event of Default under this Credit Agreement, or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Credit Agreement and/or any borrowing (all such non-excluded communications collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium and in a format acceptable to the Administrative Agent as follows (A) all financial statements to CIServices@cobank.com and (B) all other Communications to MB_CapitalMarkets@cobank.com. In addition, Borrower agrees to continue to provide the Communications to the Administrative Agent in the manner specified in this Credit Agreement but only to the extent requested by the Administrative Agent. Receipt of the Communications by the Administrative Agent at the appropriate e-mail address as set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of this Credit Agreement and any other Loan Documents. Nothing in this Section 14.16 shall prejudice the right of the Administrative Agent or any Syndication Party to give any notice or other communication pursuant to this Credit Agreement or any other Loan Document in any other manner specified in this Credit Agreement or any other Loan Document. Each Syndication Party agrees that receipt of e-mail notification(b) that such Communications have been posted pursuant to Subsection 14.16.2 below at the e-mail address(es) set forth beneath such Syndication Party’s name on its signature page hereto or pursuant to the notice provisions of any Assignment Agreement shall constitute effective delivery of the Communications to such Syndication Party for purposes of this Credit Agreement and any other Loan Document. Each Syndication Party further agrees to notify the Administrative Agent in writing (including by electronic communication) promptly of any change in its e-mail address or any extended disruption in its internet delivery services. 80

Posting. Borrower further agrees that the Administrative Agent may14.16.2 make the Communications available to the Syndication Parties by posting the Communications on “Synd-Trak” (“Platform”). The Platform is secured with a dual firewall and a User ID/Password Authorization System and through a single user per deal authorization method whereby each user may access the Platform only on a deal-by-deal basis. Borrower acknowledges that the distribution of Communications through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution. Additional Communications. The Administrative Agent reserves the14.16.3 right and Borrower and each Syndication Party consents and agrees thereto, to, upon written notice to Borrower and all Syndication Parties, implement and require use of a secure system whereby any notices or other communications required or permitted by this Credit Agreement, but which are not specifically covered by Subsection 14.16.1 hereof, and including, without limitation, Borrowing Notices, Funding Notices, and any communication described in clauses (i) through (iv) of Subsection 14.16.1(a) hereof, shall be sent and received via electronic transmission to the e-mail addresses described in Subsection 14.16.1(b) hereof. Disclaimer. The Communications transmitted pursuant to this Section14.16.4 14.16 and the Platform are provided “as is” and “as available.” CoBank does not warrant the accuracy, adequacy or completeness of the Communications or the Platform and CoBank expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by CoBank in connection with the Communications or the Platform. In no event shall CoBank or any of its Related Parties have any liability to Borrower, any Syndication Party or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of Borrower’s or the Administrative Agent’s transmission of communications or notices through the Platform. Termination. The provisions of this Section 14.16 shall automatically14.16.5 terminate on the date that CoBank ceases to be the Administrative Agent under this Credit Agreement. Accounting Terms. All accounting terms used herein which are not expressly14.17 defined in this Credit Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (a) all computations made pursuant to this Credit Agreement shall be made in accordance with GAAP (except as provided otherwise in the definition of Capital Leases), and (b) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with the financial covenants contained in this Credit Agreement, any election by Borrower to measure an item of Debt using fair value (as permitted by FASB ASC 825-10-25 - Fair Value Option (formerly known as FASB 159) or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made. 81

Notwithstanding the foregoing, if Borrower notifies the Administrative Agent that, in Borrower’s reasonable opinion, or if the Administrative Agent notifies Borrower that, in the Administrative Agent’s reasonable opinion (or at the reasonable request of the Required Lenders), as a result of a change in GAAP after the date hereof, any covenant contained in Sections 9.14, 10.1, 10.3 and 10.4, 10.6 or 10.8, or any of the defined terms used therein no longer apply as intended such that such covenants are materially more or less restrictive to Borrower than as at the date of this Credit Agreement, Borrower shall negotiate in good faith with the Administrative Agent and the Syndication Parties to make any necessary adjustments to such covenant or defined term to provide the Syndication Parties with substantially the same protection as such covenant provided prior to the relevant change in GAAP. Until Borrower and the Administrative Agent (with the approval of the Required Lenders) so agree to reset, amend or establish alternative covenants or defined terms, (a) the covenants contained in Sections 9.14, 10.1, 10.3 and 10.4, 10.6 or 10.8, together with the relevant defined terms, shall continue to apply and compliance therewith shall be determined on the basis of GAAP in effect at the date of this Credit Agreement and (b) each set of financial statements delivered to the Administrative Agent pursuant to Section 9.2 after such time shall include detailed reconciliations reasonably satisfactory to the Required Lenders and the Administrative Agent as to the effect of such change in GAAP. [Reserved].14.18 Mutual Release. Upon full indefeasible payment and satisfaction of the Bank14.19 Debt and the other obligations contained in this Credit Agreement, the parties, including Borrower, the Administrative Agent, and each Syndication Party shall, except as provided in Article 11 hereof, thereupon automatically each be fully, finally, and forever released and discharged from any further claim, liability, or obligation in connection with the Bank Debt. Liberal Construction. This Credit Agreement constitutes a fully negotiated14.20 agreement between commercially sophisticated parties, each assisted by legal counsel, and shall not be construed and interpreted for or against any party hereto. Counterparts. This Credit Agreement may be executed by the parties hereto in14.21 separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto. Copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by a party by telecopier, or electronic transmission of an Adobe® file format document (also known as a PDF file) shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable. Any party delivering an executed counterpart of this Credit Agreement by telecopier, or electronic transmission (in “.pdf” or similar format) also shall deliver an original executed counterpart of this Credit Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Credit Agreement. Confidentiality. Each Syndication Party shall maintain the confidential nature of,14.22 and shall not use or disclose, any of Borrower’s financial information, confidential information 82 or trade secrets without first obtaining Borrower’s written consent. Nothing in this Section 14.22 shall require any Syndication Party to obtain such consent after there is an Event of Default. The obligations of the Syndication Parties shall in no event apply to: (a) providing information about Borrower to any financial institution contemplated or described in Sections 13.7, 13.15, and 13.27 hereof or to such Syndication Party’s parent holding company or any of such Syndication Party’s Affiliates, or to any actual or prospective counterparty to any securitization, swap, credit insurance or derivative transaction relating to Borrower with respect to any Loan; (b) any situation in which any Syndication Party is required by law or required or requested by any Governmental Authority or any self-regulatory organization asserting jurisdiction over such Syndication Party or its Affiliates to disclose information; (c) providing information to counsel to any Syndication Party in connection with the transactions contemplated by the Loan Documents; (d) providing information to independent auditors retained by such Syndication Party; (e) any information that is in or becomes part of the public domain otherwise than through a wrongful act of such Syndication Party or any of its employees or agents thereof; (f) any information that is in the possession of any Syndication Party prior to receipt thereof from Borrower or any other Person known to such Syndication Party to be acting on behalf of Borrower; (g) any information that is independently developed by any Syndication Party; and (h) any information that is disclosed to any Syndication Party by a third party that has no obligation of confidentiality with respect to the information disclosed. A Syndication Party’s confidentiality requirements continue after it is no longer a Syndication Party under this Credit Agreement. Notwithstanding any provision to the contrary in this Credit Agreement, the Administrative Agent and each Syndication Party (and each employee, representative, or other agent thereof) may disclose to any and all Persons, without limitations of any kind, the tax treatment and tax structure of the transaction described in this Credit Agreement and all materials of any kind (including opinions or other tax analyses), if any, that are provided to the Administrative Agent or such Syndication Party relating to such tax treatment and tax structure. Nothing in the preceding sentence shall be taken as an indication that such transaction would, but for such sentence, be deemed to be a “reportable transaction” as defined in Treasury Regulation Section 1.6011-4. USA PATRIOT Act Notice . Each Syndication Party that is subject to the USA14.23 PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Syndication Party) hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Syndication Party or the Administrative Agent, as applicable, to identify Borrower in accordance with the USA PATRIOT Act. Waiver of Borrower’s Rights Under Farm Credit Act. Borrower, having been14.24 represented by legal counsel in connection with this Credit Agreement and, in particular, in connection with the waiver contained in this Section 14.24, does hereby voluntarily and knowingly waive, relinquish, and agree not to assert at any time, any and all rights that Borrower may have or be afforded under the sections of the Agricultural Credit Act of 1987 designated as 12 U.S.C. Sections 2199 through 2202e and the implementing Farm Credit Administration regulations as set forth in 12 C.F.R Sections 617.7000 through 617.7630, including those provisions which afford Borrower certain rights, and/or impose on any lender to Borrower certain duties, with respect to the collection of any amounts owing hereunder or the foreclosure 83 of any liens securing any such amounts, or which require the Administrative Agent or any present or future Syndication Party to disclose to Borrower the nature of any such rights or duties. This waiver is given by Borrower pursuant to the provisions of 12 C.F.R. Section 617.7010(c) to induce the Syndication Parties to fund and extend to Borrower the credit facilities described herein and to induce those Syndication Parties which are Farm Credit System Institutions to agree to provide such credit facilities commensurate with their Individual Commitments as they may exist from time to time. More Restrictive Covenants.14.25 If at any time, Borrower or any of its Subsidiaries enters into any(a) Material Debt Agreement (including for the avoidance of doubt the Pre-Export Credit Agreement on or prior to December 31, 2015 (or such later date as determined in the sole discretion of the Administrative Agent)) pursuant to which Borrower or such Subsidiary is required to comply with any covenant or provision that is more restrictive in any respect than the covenants and provisions contemplated in this Credit Agreement (including with respect to any provisions corresponding or similar to the provisions subject to the Conditional Amendments) (such covenant or provision, an “Additional Provision”), Borrower shall promptly give notice (except with respect to the Pre-Export Credit Agreement unless it is amended, restated, supplemented or otherwise modified after the date hereof) to the Administrative Agent and shall, at the request of the Administrative Agent, whether acting on behalf of the Syndication Parties or on the instructions of the Required Lenders, execute and deliver such amendments and/or supplements to this Credit Agreement to evidence the agreement of Borrower and its Subsidiaries and the Administrative Agent and the Syndication Parties to comply with such more restrictive covenant or provision; so long as no Potential Default or Event of Default has occurred(b) and is continuing on the date on which any Additional Provision is amended or modified in the relevant Material Debt Agreement such that such Additional Provision is less restrictive on Borrower in a manner consistent with this Credit Agreement, any Additional Provision is removed from such Material Debt Agreement or such Material Debt Agreement shall be terminated, any Additional Provision incorporated into this Credit Agreement pursuant to this Section 14.25: (x) shall be deemed amended, modified or removed as a result of any amendment, modification or removal of such Additional Provision under such Material Debt Agreement and (y) shall be deemed deleted from this Credit Agreement at such time as such Material Debt Agreement shall be terminated and no amounts shall be outstanding thereunder; provided, that, (i) other than as provided in this Section 14.25, this Credit Agreement shall not be amended to delete any covenant, undertaking, event of default, restriction or other provision included in this Credit Agreement (other than by operation of Section 14.25(a)) or to make any such provision less restrictive on Borrower and its Consolidated Subsidiaries; and (ii) if any lender, noteholder or agent under any Material Debt Agreement is paid any remuneration as consideration for any amendment, modification or removal of such Additional Provision under such Material Debt Agreement, then such remuneration shall be concurrently paid, on the same equivalent terms, ratably to each Syndicated Party hereunder; and Borrower will not at any time permit any Subsidiary to guaranty,(c) become a co-borrower or otherwise become obligated in respect of any Debt owing under any 84

Material Debt Agreement unless contemporaneously such Subsidiary guaranties, or becomes similarly obligated in respect of Bank Debt, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent. Conditional Modifications. If the provisions (and any related definitions) of the14.26 Pre-Export Credit Agreement (including any refinancing indebtedness thereof) corresponding with the provisions set forth in Schedule 3 hereto (in each case reflecting the terms of such provisions as set forth herein without giving effect to the Conditional Amendments) (a) have not been amended in a manner acceptable to Administrative Agent on or prior to December 31, 2015 (or such later date as determined in the sole discretion of the Administrative Agent), or (b) the Pre-Export Credit Agreement has not been terminated as of such date, then such Conditional Amendments shall become effective as of such date until such time as similar amendments have been made to the Pre-Export Credit Agreement (and any refinancing indebtedness thereof) or the Pre-Export Credit Agreement has been terminated. At the discretion of the Administrative Agent, this Credit Agreement may be amended with the consent of the Administrative Agent and Borrower to evidence the effectiveness of any Conditional Amendments that have become effective pursuant to this Section 14.26. 85

No Advisory or Fiduciary Relationship. In connection with all aspects of each14.27 transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), Borrower acknowledges and agrees that (a)(i) the arranging and other services regarding this Credit Agreement provided by the Administrative Agent and Syndication Parties are arm’s-length commercial transactions between Borrower and its respective Affiliates, on the one hand, and the Administrative Agent and the Syndication Parties, on the other hand, (ii) Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) Borrower is capable of evaluating, and understands and accepts, the term, risks and conditions of the transactions contemplated hereby and by the other Loan Documents, (b)(i) the Administrative Agent and each Syndication Party is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower or any of its Affiliates, or any other Person and (ii) neither the Administrative Agent or any Syndication Party has any obligation to Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent and each Syndication Party and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower and its respective Affiliates, and neither Administrative Agent nor any Syndication has any obligation to disclose any of such interests to Borrower or any of its Affiliates. Acknowledgement and Consent to Bail-In of EEA Financial Institutions . 14.28 Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: the application of any Write-Down and Conversion Powers by an (a) EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and the effects of any Bail-in Action on any such liability, including, if (b) applicable: a reduction in full or in part or cancellation of any such (i) liability; a conversion of all, or a portion of, such liability into shares (ii) or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or 86 the variation of the terms of such liability in connection (iii) with the exercise of the write-down and conversion powers of any EEA Resolution Authority. 14.28 Terms Generally. Defined terms shall apply equally to both the singular14.29 and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation” unless already followed by such phrase. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Credit Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Credit Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time, in each case, in accordance with the express terms of this Credit Agreement, and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time. [Signature pages commence on the next page] 87

Exhibit 1B to Credit Agreement COMPLIANCE CERTIFICATE CHS Inc. CoBank, ACB 5500 South Quebec Street6340 S. Fiddlers Green Circle Greenwood Village, Colorado 80111 ATTN: Administrative Agent, CHS Loan Gentlemen: As required by Subsections 9.2.1 and 9.2.2 of that certain 2015 Credit Agreement (Term Loan) (as amended, restated, supplemented or otherwise modified from time to time, “Credit Agreement”) dated as of September 4, 2015, by and between CHS Inc. (“Company”), CoBank, ACB, in its capacity as the Administrative Agent, and the Syndication Parties described therein, a review of the activities of the Company for the [Fiscal Quarter ending ___, 20__] [Fiscal Year ending _______, 20__] (the “Fiscal Period”) has been made under my supervision with a view to determine whether the Company has kept, observed, performed and fulfilled all of its obligations under the Credit Agreement and all other agreements and undertakings contemplated thereby, and to the best of my knowledge, and based upon such review, I certify that no event has occurred which constitutes, or which with the passage of time or service of notice, or both, would constitute an Event of Default or a Potential Default as defined in the Credit Agreement. I further certify that the amounts set forth on the attachment, to the best of my knowledge accurately present amounts required to be calculated on a consolidated basis by financial covenants of the Credit Agreement as of the last day of the Fiscal Period (unless expressly specified herein). All terms used herein and on the attachment have the identical meaning as in the Credit Agreement. Very truly yours, CHS Inc. By: Name: Title: Chief Financial Officer

Capitalized terms used herein shall have the definitions set forth in the Credit Agreement. SUBSECTION 9.14.1: MINIMUM CONSOLIDATED NET WORTH Test: Consolidated Net Worth. Target: Not less than $3,500,000,000.00. Consolidated Net Worth (Actual)| For Fiscal Quarter ended ___/___/___ $_________________ SUBSECTION 9.14.2: CONSOLIDATED FUNDED DEBT TO CONSOLIDATED CASH FLOW1 Test: Consolidated Funded Debt divided by Consolidated Cash Flow. Target: Not greater than 3.50:1 based on the previous consecutive four Fiscal Quarters. Consolidated Funded Debt divided by Consolidated Cash Flow for the previous consecutive four Fiscal Quarters (Actual) At the Fiscal Quarter ended ___/___/___ ______; 1.00 SUBSECTION 9.14.3: ADJUSTED CONSOLIDATED FUNDED DEBT TO CONSOLIDATED NET WORTH2 Test: Adjusted Consolidated Funded Debt, divided by Consolidated Net Worth. Target: Not more than .80 to 1.00. Adjusted Consolidated Funded Debt, divided by Consolidated Net Worth (Actual) For Fiscal Quarter ended ___/___/___ ______; 1.00 1 This Subsection is subject to Conditional Reversion Amendments as set forth in Section 14.26 and Schedule 3 of the Credit Agreement. 2 This Subsection is subject to Conditional Reversion Amendments as set forth in Section 14.26 and Schedule 3 of the Credit Agreement.

Exhibit 2.3 to Credit Agreement BORROWING NOTICE NO. _____ _____________, 20__ To: Administrative Agent From: CHS Inc. (“Borrower”) Re: 2015 Credit Agreement (Term Loan) (as amended from time to time, the “Credit Agreement”) dated as of September 4, 2015, among Borrower, CoBank, ACB (“CoBank” and, in its capacity as such, the “Administrative Agent”), and the other Syndication Parties signatory thereto. Pursuant to Section 2.3 of the Credit Agreement, Borrower hereby gives notice of its desire to receive a Loan in accordance with the terms set forth below (all capitalized terms used herein and not defined herein shall have the meaning given them in the Credit Agreement): Type of Loan requested [select one]:(a) Revolving Loan. Incremental Loan. (a) The Loan requested pursuant to this Borrowing Notice shall be made on(b) ______________, 20__ [the date inserted must be a Banking Day and [the same or earlier Banking Day as]3 [at least three (3) Banking Days prior to]4 the date hereof]. (b) The aggregate principal amount of the Loan requested hereunder shall be(c) __________________ Dollars ($ __________). (c) The Loan requested hereunder shall initially bear interest at the [select one]:(d) Base Rate and be treated as a Base Rate Loan; LIBO Rate and be treated as a LIBO Rate Loan. Quoted Rate and be treated as a Quoted Rate Loan (Term Facility only). If the LIBO Rate is selected, the initial LIBO Rate Period shall be a ___month period [select one, two, three, or six month period]. CHS INC. 3 Applicable only to Base Rate Loans 4 Applicable only to LIBO Rate Loans and Quoted Rate Loans

By: Name: Title:

Exhibit 2.4 to Credit Agreement NOTE $______.00 [Insert Date] FOR VALUE RECEIVED, CHS INC., a Minnesota cooperative corporation (“Maker”), promises to pay to ______ (“Payee”) at the office of the Administrative Agent (as defined in the Credit Agreement), CoBank, ACB at 5500 South Quebec Street6340 S. Fiddlers Green Circle, Greenwood Village, Colorado 80111, or such other place as the Administrative Agent shall direct in writing, the principal sum of ____Dollars ($______.00) or, if less, the amount outstanding under this Note for Loans, made pursuant to the 2015 Credit Agreement (Term Loan) dated as of September 4, 2015, by and betweenamong CoBank (for its own benefit as a Syndication Party, and as the Administrative Agent for the benefit of the present and future Syndication Parties as named or defined therein) and Maker (as it may be amended from time to time in the future, the “Credit Agreement”) and any Bank Debt related thereto. This Note is issued and delivered to Payee pursuant to the Credit Agreement. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement. The unpaid balance of this Note from time to time outstanding shall bear interest as set forth in the Credit Agreement. Interest shall be payable as provided in the Credit Agreement. Principal shall be payable on the Maturity Date and as otherwise provided in the Credit Agreement. This Note has been issued by Maker to Payee pursuant to the Credit Agreement and reference is made thereto for specific terms and conditions under which this Note is made and to which this Note is subject. This Note is subject to prepayments as set forth in the Credit Agreement. Amounts repaid in respect of Loans (other than Revolving Loans) may not be reborrowed. Amounts repaid in respect of Revolving Loans may be reborrowed during the Revolving Availability Period. Upon the occurrence of an Event of Default, Maker agrees that the Administrative Agent and the Payee shall have all rights and remedies set forth in the Credit Agreement, including without limitation the rights of acceleration set forth in the Credit Agreement. In addition, the Administrative Agent and the Payee shall have the right to recover all costs of collection and enforcement of this Note as provided in the Credit Agreement. Maker and any endorser, guarantor, surety or assignor hereby waives presentment for payment, demand, protest, notice of protest, and notice of dishonor and nonpayment of this Note, and all defenses on the ground of delay, suretyship, impairment of collateral, or of extension of time at or after maturity for the payment of this Note. [This note replaces the original note dated September 4, 2015 delivered to Payee under the Credit Agreement.]5 5 If applicable.

This Note shall be construed in accordance with and governed by the laws of the State of New York. Maker: CHS INC. a Minnesota corporation By: Name: Title:

Exhibit 2.9 to Credit Agreement SYNDICATION ADOPTION AGREEMENT This Syndication Adoption Agreement entered into this ___ day of ___, 20__ (“Effective Date”) by and between CoBank, ACB, in its capacity as the Administrative Agent under the Credit Agreement (as defined below) (in such role, “Administrative Agent”), and each of the other parties signatory hereto (“Adopting Parties”). Recitals Pursuant to the 2015 Credit Agreement (Term Loan) by and between theA. Administrative Agent, the Syndication Parties named therein, and CHS Inc. (“Borrower”), dated September 4, 2015 (as it may be amended from time to time, “Credit Agreement”), the Syndication Parties thereto have agreed to provide, limited to their respective Individual Commitments and Applicable Percentage, financing to Borrower in the maximum aggregate amount of $600,000,000 through the Term Facility and the Revolving Facility, to be used for the purposes set forth in the Credit Agreement. The Credit Agreement provided Borrower with the option to increase the Term B. Commitment by as much as an aggregate amount not to exceed $100,000,000 pursuant to the provisions of Section 2.9 thereof which, among other things, required that each Person agreeing to fund a portion of the Incremental Commitment (as defined in the Credit Agreement) and who was not then a Syndication Party, execute an Adoption Agreement. Each Adopting Party wishes to be a Funding Source (as defined in the CreditC. Agreement) and to become a Syndication Party under the Credit Agreement with respect to the Individual Commitment amounts set forth beneath its signature on this Syndication Adoption Agreement (“Syndication Interest”). Agreement For good and valuable consideration, the receipt and sufficiency of which the parties hereto hereby acknowledge, and each to induce the others to enter into this Syndication Adoption Agreement (“Agreement”), the parties hereto hereby agree as follows: DEFINITIONS Capitalized terms used herein without definition shall have the meaning given them in the Credit Agreement, if defined therein. Acquisition of Syndication Interest.1. The Adopting Party agrees to, as of the Effective Date, and at all times thereafter,1.1. comply with all of the obligations of a Syndication Party holding an Individual Commitment in the amount shown beneath its signature below, as such obligations are set forth in the Credit Agreement.

Representations, Warranties, and Agreements.2. The Adopting Party represents and warrants that: (a) the making and2.1. performance of this Agreement including its agreement to be bound by the Credit Agreement is within its power and has been duly authorized by all necessary corporate and other action by it; (b) entering into this Agreement and performance of its obligations hereunder and under the Credit Agreement will not conflict with nor constitute a breach of its charter or by-laws nor any agreements by which it is bound, and will not violate any judgment, decree or governmental or administrative order, rule, law, or regulation applicable to it; (c) no approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by it in connection with the execution, delivery and performance of its duties under this Agreement and the Credit Agreement; (d) this Agreement has been duly executed by it, and, this Agreement and the Credit Agreement, constitute its legal, valid, and binding obligation, enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity); and (e) the act of entering into and performing its obligations under this Agreement and the Credit Agreement have been approved by its board of directors at an authorized meeting thereof (or by written consent in lieu of a meeting) and such action was duly noted in the written minutes of such meeting. The Adopting Party further represents that it is entitled to receive any payments to2.2. be made to it under the Credit Agreement without the withholding of any tax and will furnish to the Administrative Agent and to Borrower such forms, certifications, statements and other documents as the Administrative Agent or Borrower may request from time to time to evidence such Adopting Party’s exemption from the withholding of any tax imposed by any jurisdiction or to enable the Administrative Agent or Borrower, as the case may be, to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if such Adopting Party is not created or organized under the laws of the United States of America or any state thereof, such Adopting Party will furnish to the Administrative Agent and Borrower IRS Form W-8BEN, W-8ECI, 4224, or Form 1001, as appropriate, or such other forms, certifications, statements or documents, duly executed and completed by Adopting Party, as evidence of such Adopting Party’s exemption from the withholding of United States tax with respect thereto. Notwithstanding anything herein to the contrary, Borrower shall not be obligated to make any payments to or for the benefit of Adopting Party until Adopting Party shall have furnished to the Administrative Agent and Borrower the requested form, certification, statement or document. Adopting Party acknowledges receipt of true and correct copies of all Loan2.3. Documents and agrees and represents that: (a) it has relied upon its independent review of (i) the Loan Documents, and (ii) any information independently acquired by it from Borrower or otherwise in making its decision to acquire an interest in the Loan independently and without reliance on any Syndication Party or the Administrative Agent; (b) it has obtained such information as it deems necessary (including any information it independently obtained from Borrower or others) prior to making its decision to acquire the Syndication Interest; (c) it has made its own independent analysis and appraisal of and investigation into Borrower’s authority, business, operations, financial and other condition, creditworthiness, and ability to perform its obligations under the Loan Documents and has relied on such review in making its decision to acquire the Syndication Interest, and will continue to rely solely upon its independent review of the facts and circumstances related to Borrower, and without reliance upon any Syndication Party or the Administrative Agent, in making future decisions with respect to all matters under or in connection with the Loan Documents and its participation in the Loan as a Syndication Party. Adopting Party acknowledges and agrees that: (a) neither the Administrative2.4. Agent nor any Syndication Party has made any representation or warranty, except as expressly stated in this Agreement, nor do they assume any responsibility with respect to the due execution, validity, sufficiency, enforceability or collectibility of the Loan, the Loan Documents or the Notes or with respect to the accuracy and completeness of matters disclosed, represented or warranted in the Loan Documents by Borrower (including financial matters); (b) neither the Administrative Agent nor any Syndication Party assumes any responsibility for the financial condition of Borrower or for the performance of Borrower’s obligations under the Loan Documents; (c) except as otherwise expressly provided in this Agreement or the Credit Agreement, neither any Syndication Party nor the Administrative Agent nor any other Syndication Party shall have any duty or responsibility to furnish to any other Syndication Parties any credit or other information concerning Borrower which may come into its or their possession. Adopting Party: (a) represents that it has acquired and is retaining the2.5. Syndication Interest it is acquiring in the Loan for its own account in the ordinary course of its banking or financing business; (b) agrees that it will not sell, assign, convey or otherwise dispose of (“Transfer”), or create or permit to exist any lien or security interest on, all or any part of its Syndication Interest in the Loan without compliance with all of the terms and conditions of the Credit Agreement, including Section 13.27 thereof. Adopting Party:2.6. Irrevocably consents and submits to the non-exclusive jurisdiction of any2.6.1 New York State court or (if applicable subject matter jurisdictional requirements are present) Federal court of the United States of America sitting in New York County, New York, and any appellate court from any thereof, and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or the Credit Agreement or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or the Credit Agreement or the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute with respect to any such matters may be heard in the courts described above, as the Administrative Agent may elect. Hereby agrees that any litigation with respect to the Credit Agreement or2.6.2 to enforce any judgment obtained against such Person for breach of the Credit Agreement or under the Notes or other Loan Documents may be brought in any New York State court or (if applicable subject matter jurisdictional requirements are present) Federal court of the United States of America sitting in New York County, New York, and any appellate court from any thereof, as the Administrative Agent may elect; and, by execution and delivery of this Agreement, Adopting Party irrevocably submits to such jurisdiction. With respect to litigation concerning the Credit Agreement or under the Notes or other Loan Documents, Adopting Party hereby irrevocably appoints, until six (6) months after the expiration of the Maturity Date (as it may be extended at anytime), [_____], or such other Person as it may designate to the Administrative Agent, in each case with offices in New York, New York and otherwise reasonably acceptable to the Administrative Agent to serve as the agent of Adopting Party to receive for and on its behalf at such agent’s New York, New York office, service of process, which service may be made by mailing a copy of any summons or other legal process to such Person in care of such agent. Adopting Party agrees that it shall maintain a duly appointed agent in New York for service of summons and other legal process as long as it remains obligated under the Credit Agreement and shall keep the Administrative Agent advised in writing of the identity and location of such agent. The receipt by such agent and/or by Adopting Party of such summons or other legal process in any such litigation shall be deemed personal service and acceptance by Adopting Party for all purposes of such litigation. Borrower and each Syndication Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Credit Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY2.6.3 CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR THE CREDIT AGREEMENT OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR THE CREDIT AGREEMENT OR THE TRANSACTIONS RELATED THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. ADOPTING PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE ADMINISTRATIVE AGENT OR ANY SYNDICATION PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ADOPTING PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

General.3. Adopting Party’s address for notice under Section 14.4 of the Credit Agreement3.1. shall be as set forth beneath its signature below. IN WITNESS HEREOF, the parties hereto have caused this Syndication Adoption Agreement to be executed as of the Effective Date by their duly authorized representatives. Administrative Agent (as Administrative Agent): COBANK, ACB By: Name: Title: ADOPTING PARTY: By: Name: Title: Contact Name: Title: Address: Phone No.: Fax No.: Individual Commitment: $ Payment Instructions: Bank: ABA #: Acct. Name: Account No.: Attn: Ref:

BORROWER’S CONSENT Borrower hereby signifies its consent to acquisition of an Individual Commitment by Adopting Party as described above. CHS INC. By: Name: Title:

Exhibit 3.1 to Credit Agreement CONVERSION OR CONTINUATION NOTICE NO.____ _______________, 20__ To: Administrative Agent From: CHS Inc. (“Borrower”) Re: 2015 Credit Agreement (Term Loan) (as amended from time to time, the “Credit Agreement”) dated as of September 4, 2015, among Borrower, CoBank, ACB (“CoBank” and, in its capacity as such, the “Administrative Agent”), and the other Syndication Parties signatory thereto. Pursuant to Section 3.1.2 of the Credit Agreement, Borrower hereby gives notice of its desire to, in accordance with the terms set forth below (all capitalized terms used herein and not defined herein shall have the meaning given them in the Credit Agreement) [select one]: Convert a Base Rate Loan to a LIBO Rate Loan under the [Term][Revolving]  Facility; Continue a LIBO Rate Loan under the [Term][Revolving] Facility. The [conversion of the Base Rate Loan to a LIBO Rate Loan] [continuation of a(a) LIBO Rate Loan] requested pursuant to this Conversion or Continuation Notice shall be made on ______________, 20__ [the date inserted must be a Banking Day and at least three (3) Banking Days prior to the date hereof]. The aggregate principal amount [to be converted from a Base Rate Loan][of the(b) LIBO Rate Loan to be continued] hereunder shall be __________________ Dollars ($ __________). The LIBO Rate Period shall be ___ month[s] [select one, two, three or six months(c) period]. CHS INC. By: Name: Title:

Exhibit 13.27 to Credit Agreement ASSIGNMENT AGREEMENT This Assignment Agreement entered into this ___day of ___, 20__(“Effective Date”) pursuant to the Credit Agreement (as defined below) by and betweenamong CoBank, ACB, in its capacity as the Administrative Agent under the Credit Agreement (in such role, “Administrative Agent”), _______, a Syndication Party under the Credit Agreement (“Transferor”), and _________ (“Purchaser”). Recitals Pursuant to the 2015 Credit Agreement (Term Loan) by and betweenamong theA. Administrative Agent, the Syndication Parties named therein, and CHS Inc. (“Borrower”), dated as of September 4, 2015 (as amended and as it may be amended in the future, the “Credit Agreement”), the Syndication Parties have agreed to provide, limited to their respective Individual Commitments, financing to Borrower through the Term Facility and the Revolving Facility, to be used for the purposes set forth in the Credit Agreement. Transferor wishes to sell and assign a portion of the principal amountsB. outstanding under the Term Facility, the Revolving Facility and/or its obligations under a portion of its Individual Commitment (“Loan Interest”), as indicated on Exhibit A hereto, and Purchaser wishes to purchase and assume such Loan Interest [IF TRANSFEROR IS ALSO THE ADMINISTRATIVE AGENT, INSERT THE FOLLOWING (as Syndication Party, and not as the Administrative Agent)] under the Credit Agreement. Agreement For good and valuable consideration, the receipt and sufficiency of which the parties hereto hereby acknowledge, and each to induce the others to enter into this Assignment Agreement (“Agreement”), the parties hereto hereby agree as follows: DEFINITIONS Capitalized terms used herein without definition shall have the meaning given them in the Credit Agreement, if defined therein. “Loan” as used herein shall, where the context requires, mean the Term Facility and/or the Revolving Facility with respect to which Purchaser has acquired its Loan Interest hereunder. Purchase and Sale of Syndication Interest.1. Purchaser hereby purchases from Transferor and Transferor hereby sells to1.1. Purchaser, pursuant to the terms and conditions contained herein and in Article 13 of the Credit Agreement, a Syndication Interest equal to the Individual Commitment as set forth in Exhibit A hereto (“Purchaser’s Loan Commitment Amount”) and a portion of the amount outstanding under the Term Facility as of the Effective Date determined by application of the Loan Percentage as set forth in Exhibit A hereto (“Purchaser’s Outstanding Loan Obligations

Amount”), and a proportionate undivided interest in the Loan Documents (other than the Notes payable to the other Syndication Parties), and all applicable amounts owing and all applicable payments made by Borrower thereunder (excluding Borrower’s obligation to purchase Bank Equity Interests, and patronage dividends and patronage shares paid or payable on account of such Bank Equity Interests). Purchaser’s Outstanding Loan Obligations Amount shall be allocated except as provided pursuant to clause (a), proportionately in all of the Loans, as applicable, outstanding on the Effective Date. Purchaser’s obligation as set forth in Section 1.1 above to purchase the1.2. Purchaser’s Loan Commitment Amount (individually or collectively “Purchaser’s Commitment Amount”) shall, subject to the terms and conditions hereof and of Article 13 of the Credit Agreement, be continuing, unconditional, and irrevocable. Purchaser’s acquisition of Purchaser’s Commitment Amount shall be without recourse to Transferor and shall not be construed as a loan from Purchaser to Transferor. The term Purchaser’s Outstanding Loan Obligations Amount may be hereinafter referred to as the “Purchaser’s Outstanding Obligations Amount” and, collectively with Purchaser’s Commitment Amount as “Purchaser’s Syndication Interest”. Purchaser agrees to remit to Transferor on the Effective Date, the Purchaser’s1.3. Outstanding Obligations Amount. Transferor and Purchaser agree to make settlement among themselves, without involvement of the Administrative Agent, with respect to any interest accrued and outstanding on the Purchaser’s Outstanding Obligations Amount as of the Effective Date. Purchaser agrees to, as of the Effective Date, and at all times thereafter, comply1.4. with all of the obligations of a Syndication Party holding an Individual Commitment as such obligations are set forth in the Credit Agreement. Transferor agrees to pay, or cause Purchaser to pay, to the Administrative Agent1.5. on the Effective Date: (a) if applicable, a fee in the amount of $3,500.00 for processing Purchaser’s acquisition of the Purchaser’s Commitment Amount, and (b) the Administrative Agent’s out of pocket fees and expenses incurred in connection with the transaction described herein, including its attorney’s fees. Purchaser’s Representations, Warranties, and Agreements.2. Purchaser represents and warrants that: (a) the making and performance of this2.1. Agreement including its agreement to be bound by the Credit Agreement is within its power and has been duly authorized by all necessary corporate and other action by it; (b) this Agreement is in compliance with all applicable laws and regulations promulgated thereunder and entering into this Agreement and performance of its obligations hereunder and under the Credit Agreement will not conflict with nor constitute a breach of its charter or by-laws nor any agreements by which it is bound, and will not violate any judgment, decree or governmental or administrative order, rule or regulation applicable to it; (c) no approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by it in connection with the execution, delivery and performance of its duties under this Agreement and the Credit Agreement; (d) this Agreement has been duly executed by it, and, this Agreement and the Credit Agreement, constitute its legal, valid, and binding obligation, enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity); and (e) the act of entering into and performing its obligations under this Agreement and the Credit Agreement have been approved by its board of directors at an authorized meeting thereof (or by written consent in lieu of a meeting) and such action was duly noted in the written minutes of such meeting, and that it will, if requested by the Administrative Agent, furnish the Administrative Agent with a certified copy of such minutes or an excerpt therefrom reflecting such approval. Purchaser further represents that it is entitled to receive any payments to be made2.2. to it under the Credit Agreement without the withholding of any tax and will furnish to the Administrative Agent and to Borrower such forms, certifications, statements and other documents as the Administrative Agent or Borrower may request from time to time to evidence Purchaser’s exemption from the withholding of any tax imposed by any jurisdiction or to enable the Administrative Agent or Borrower, as the case may be, to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if Purchaser is not created or organized under the laws of the United States of America or any state thereof, Purchaser will furnish to the Administrative Agent and Borrower the IRS Forms described in Section 13.31 of the Credit Agreement, or such other forms, certifications, statements or documents, duly executed and completed by Purchaser, as evidence of Purchaser’s exemption from the withholding of United States tax with respect thereto. Notwithstanding anything herein to the contrary, Borrower shall not be obligated to make any payments to Purchaser until Purchaser shall have furnished to the Administrative Agent and Borrower the requested form, certification, statement or document. Purchaser acknowledges receipt of true and correct copies of all Loan Documents2.3. from Transferor and agrees and represents that: (a) it has relied upon its independent review of (i) the Loan Documents, and (ii) any information independently acquired by it from Borrower or otherwise in making its decision to acquire an interest in the Loan independently and without reliance on Transferor or the Administrative Agent; (b) it has obtained such information as it deems necessary (including any information it independently obtained from Borrower or others) prior to making its decision to acquire the Purchaser’s Syndication Interest; (c) it has made its own independent analysis and appraisal of and investigation into Borrower’s authority, business, operations, financial and other condition, creditworthiness, and ability to perform its obligations under the Loan Documents and has relied on such review in making its decision to acquire the Purchaser’s Syndication Interest, and will continue to rely solely upon its independent review of the facts and circumstances related to Borrower, and without reliance upon Transferor or the Administrative Agent, in making future decisions with respect to all matters under or in connection with the Loan Documents and its participation in the Loan as a Syndication Party. Purchaser acknowledges and agrees that: (a) neither the Administrative Agent2.4. nor Transferor has made any representation or warranty, except as expressly stated in the Credit Agreement and this Agreement, nor do they assume any responsibility with respect to the due execution, validity, sufficiency, enforceability or collectibility of the Loan, the Loan Documents or the Notes or with respect to the accuracy and completeness of matters disclosed, represented or warranted in the Loan Documents by Borrower (including financial matters); (b) neither the Administrative Agent nor Transferor assumes any responsibility for the financial condition of Borrower or for the performance of Borrower’s obligations under the Loan Documents; (c) except as otherwise expressly provided in this Agreement or the Credit Agreement, neither Transferor nor the Administrative Agent nor any other Syndication Party shall have any duty or responsibility to furnish to any other Syndication Parties any credit or other information concerning Borrower which may come into its or their possession. Purchaser: (a) agrees that it will not sell, assign, convey or otherwise dispose of2.5. (“Transfer”), or create or permit to exist any lien or security interest on, all or any part of its Syndication Interest in the Loan to any Person (“Transferee”) without the prior written consent of the Administrative Agent and Borrower (which consent will not be unreasonably withheld; provided that such consent will not be required in the case of an assignment to a Syndication Party, an Affiliate of a Syndication Party or an Approved Fund; provided, further, that Borrower shall have no approval rights upon the occurrence and during the continuance of an Event of Default; and provided, further, that Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Banking Days after having received notice thereof), provided that (i) any such Transfer (except a Transfer to another Syndication Party, an Affiliate of a Syndication Party or an Approved Fund or a Transfer by CoBank) must be in a minimum amount of $10,000,000.00, unless it Transfers the full amount of its Syndication Interest; (ii) if applicable, Purchaser and each Syndication Party must maintain an Individual Commitment of no less than $5,000,000.00, unless it Transfers its entire Syndication Interest; (iii) the Transferee must execute an agreement substantially in the form of Exhibit 13.27 to the Credit Agreement and assume all of the obligations thereunder of the Syndication Party making such Transfer (“Transferor”) and execute such documents as the Administrative Agent may reasonably require; and (iv) the Transferor must pay, or cause the Transferee to pay, the Administrative Agent an assignment fee of $3,500.00 (provided that the requirement to pay such fee may be waived by the Administrative Agent in its sole discretion), unless the assignment is to an Affiliate of such Syndication Party or to another Syndication Party or an Approved Fund, in which case no assignment fee will be required; (b) understands and agrees that (i) it may participate any part of its interest in the Loans to any Person (“Participant”) with prior written notice to (but without the consent of) the Administrative Agent and Borrower, and (ii) in the event of any such participation: (A) its obligations hereunder will not change on account of such participation; (B) the Participant will have no rights under this Credit Agreement, including, without limitation, voting rights (except as provided in Section 13.28 of the Credit Agreement with respect to Voting Participants) or the right to receive payments or distributions; and (C) the Administrative Agent shall continue to deal directly with the Transferor with respect to the Loans (including with respect to voting rights, except as provided in Section 13.28 of the Credit Agreement with respect to Voting Participants) as though no participation had been granted and will not be obligated to deal directly with any Participant (except as provided in Section 13.28 of the Credit Agreement with respect to Voting Participants); and (c) agrees that it will not divulge any non-public information regarding Borrower which it acquires on account of its being a Syndication Party to any third Persons not an employee or agent of Purchaser except (i) as may be required by law, rule, regulation, or court order, (ii) in connection with an examination of its books or affairs by any of its regulatory agencies or accountants, or (iii) in connection with a Transfer of, or the sale of a participation interest in, its Syndication Interest in accordance with the Credit Agreement. Notwithstanding any provision contained herein to the contrary, (i) any Syndication Party may at any time pledge or assign all or any portion of its interest in its rights under this Credit Agreement to secure obligations of such Syndication Party, including any pledge or assignment to secure obligations to any Federal Reserve Bank or central bank having jurisdiction over such Syndication Party or to any Farm Credit Bank or Transfer its Syndication Interest to an affiliate bank if and to the extent required under applicable law in order to pledge such interest to such central bank, provided that no pledge or assignment pursuant to this clause (i) shall release such Syndication Party from its obligations hereunder or substitute any such pledge or assignee for such Syndication Party as a party hereto, and (ii) no Syndication Party shall be permitted to Transfer, or sell a participation in, any part of its Syndication Interest to (A) Borrower or any of Borrower’s Affiliates or Subsidiaries, (B) any Defaulting Syndication Party or any of its Subsidiaries, (C) any Person, who, upon becoming a Syndication Party hereunder, would constitute any of the foregoing persons described in the foregoing clause (B), or (D) a natural Person. Purchaser:2.6. Irrevocably consents and submits to the non-exclusive jurisdiction of any2.6.1 New York State court or (if applicable subject matter jurisdictional requirements are present) Federal court of the United States of America, sitting in New York County, New York, and any appellate court from any thereof, and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or the Credit Agreement or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or the Credit Agreement or the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute with respect to any such matters may be heard in the courts described above, as the Administrative Agent may elect. With respect to litigation concerning this Agreement or the Credit2.6.2 Agreement, Purchaser hereby agrees that any litigation with respect to the Credit Agreement or to enforce any judgment obtained against such Person for breach of the Credit Agreement or under the Notes or other Loan Documents may be brought in any New York State court or (if applicable subject matter jurisdictional requirements are present) Federal court of the United States of America, in each case sitting in New York County, New York, and any appellate court from any thereof, as the Administrative Agent may elect; and, by execution and delivery of this Assignment Agreement, Purchaser irrevocably submits to such jurisdiction. With respect to litigation concerning the Credit Agreement or under the Notes or other Loan Documents, Purchaser hereby irrevocably appoints, until six (6) months after the expiration of the Maturity Date (as it may be extended at anytime), [______], or such other Person as it may designate to the Administrative Agent, in each case with offices in New York, New York and otherwise reasonably acceptable to the Administrative Agent to serve as the agent of Purchaser to receive for and on its behalf at such agent’s New York, New York office, service of process, which service may be made by mailing a copy of any summons or other legal process to such Person in care of such agent. Purchaser agrees that it shall maintain a duly appointed agent in New York for service of summons and other legal process as long as it remains obligated under this Credit Agreement and shall keep the Administrative Agent advised in writing of the identity and location of such agent. The receipt by such agent and/or by Purchaser of such summons or other legal process in any such litigation shall be deemed personal service and acceptance by Purchaser for all purposes of such litigation. Borrower and each Syndication Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Credit Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY2.6.3 CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR THE CREDIT AGREEMENT OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR THE CREDIT AGREEMENT OR THE TRANSACTIONS RELATED THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. PURCHASER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT, AGENT, TRANSFEROR, OR ANY SYNDICATION PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF PURCHASER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY. Representations of the Administrative Agent and Transferor.3. Transferor and the Administrative Agent represent and warrant that (a)3.1. Transferor’s Individual Commitment is not less than Purchaser’s Loan Commitment Amount, and (b) the total principal amount advanced and outstanding by Transferor under the Term Facility as of the Effective Date is not less than Purchaser’s Outstanding Loan Obligations Amount. General.4. Purchaser’s address for notice under Section 14.4 of the Credit Agreement shall4.1. be as set forth on its signature page hereto as “Contact Name”. IN WITNESS HEREOF, the parties hereto have caused this Assignment Agreement to be executed as of the Effective Date by their duly authorized representatives.

Administrative Agent (as Administrative Agent): COBANK, ACB By: Name: Title: Transferor: By: Name: Title: BORROWER’S CONSENT Borrower hereby signifies its consent to Transferor’s sale of the Purchaser’s Syndication Interest to Purchaser as described above. CHS INC. By: Name: Title: [Purchaser’s signature appears on the next page]

PURCHASER: [Name] By: Name: Title: Contact Name: Title: Address: e-mail address: Phone No.: Fax No.: Individual Commitment: $.00 Payment Instructions: Bank _____________ ABA - Acct. Name: Attention: Ref: CHS

Exhibit A to ASSIGNMENT AGREEMENT An Individual Commitment of $ ________, and The following percentage of the principal amount outstanding under the Term Facility [and the Revolving Facility]6: ___% (“Loan Percentage”) If the following blank is completed, Purchaser’s Outstanding Loan Obligations Amount shall be allocated in the amount(s) as follows: _________. 6 Each assignment must be pro rata with respect to each of the Transferor’s Individual Commitment and the Transferor’s interest in each Loan under the Revolving Facility and the Term Facility.

Schedule 1 to Credit Agreement (Term Loan) SYNDICATION PARTIES AND INDIVIDUAL COMMITMENTS AND OUTSTANDING LOANS Syndication Party Name Individual Commitment - Term Facility7 Term Loans8 Individual Commitment - Revolving Facility Revolving Loans9 CoBank, ACB, Bookrunner, Administrative Agent, Lead Arranger $520,000,000.000 $260,000,000 $260,000,000 $260,000,000 AgStar Financial Services, FLCA $48,000,000.000 $24,000,000 $24,000,000 $24,000,000 Farm Credit Services of America, PCA $32,000,000.000 $16,000,000 $16,000,000 $16,000,000 7 Term Commitments have been reduced to zero upon funding thereof. 8 Principal amount outstanding as of the First Amendment Effective Date 9 Principal amount outstanding as of the First Amendment Effective Date

Schedule 2
to Credit Agreement
APPLICABLE MARGIN AND COMMITMENT FEE AMOUNT

Subject to the provisions of ~~Section~~Sections 3.5 and 3.6, the determination of the Applicable Margin, Revolving Facility Commitment Fee Amount and Term Facility Commitment Fee Amount will be (i) made effective five (5) Banking Days after the Administrative Agent receives quarterly financial statements from Borrower and (ii) determined, subject to ~~Section~~Sections 3.5 and 3.6, as applicable, as set forth in the most recent Compliance Certificate received pursuant to Sections 9.2.1 and 9.2.2; however, no adjustments will be made to the LIBO Rate applicable to LIBO Rate Loans then outstanding until the end of their then current LIBO Rate Period. For the period from the Closing Date and until the Administrative Agent receives quarterly financial statements from Borrower for the Fiscal Quarter that ends November 30, 2015, the Applicable Margin and Term Facility Commitment Fee Amount shall be determined pursuant to Tier 1. For the period from the First Amendment Effective Date and until the Administrative Agent receives quarterly financial statements from Borrower for the Fiscal Quarter ended May 31, 2016, the Applicable Margin, Revolving Facility Commitment Fee Amount and Term Facility Commitment Fee Amount shall be determined pursuant to Tier 2.

TIER	Ratio of Consolidated Funded Debt to Consolidated Cash Flow	LIBO Rate Applicable Margin	Base Rate Applicable Margin	Revolving / Term Facility Commitment Fee Amount
Tier 1	≤ 2.00	150.0 basis points	50.0 basis points	17.5 basis points
Tier 2	> 2.00 ≤ 3.00	175.0 basis points	75.0 basis points	25.0 basis points
Tier 3	> 3.00	200.0 basis points	100.0 basis points	32.5 basis points